UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant
Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12
BlackBerry Limited
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

BLACKBERRY LIMITED
Notice of Annual and Special Meeting of the Shareholders
    NOTICE IS HEREBY GIVEN THAT the Annual and Special Meeting of the shareholders (the “Meeting”) of BlackBerry Limited (the “Company”) will be held on June 27, 2023 at 1:00 p.m. (Eastern Time) for the following purposes:
1.TO RECEIVE and consider the consolidated financial statements of the Company for the fiscal year ended February 28, 2023 and the auditor’s report thereon;
2.TO ELECT the directors of the Company;
3.TO RE-APPOINT the auditors of the Company and to authorize the board of directors to fix the auditors’ remuneration;
4.TO CONSIDER an ordinary resolution to ratify unallocated entitlements under the Company’s deferred share unit plan for directors;
5.TO CONSIDER an advisory (non-binding) resolution on executive compensation; and
6.TO TRANSACT such further and other business as may properly come before the Meeting or any adjournment or adjournments thereof.
The meeting will be held in a virtual-only format via a live audio webcast. Registered shareholders and duly appointed proxyholders will be able to attend, participate in and vote at the meeting in real time through an online platform at https://web.lumiagm.com/403247511.
Please refer to the accompanying management proxy circular for further information regarding the items of business at the meeting, who can vote and how to vote, including how to be represented by proxy. The management proxy circular is deemed to form part of this notice.
DATED at Waterloo, Ontario this 5th day of May, 2023.

BY ORDER OF THE BOARD

(signed) John Chen, Executive Chair

BLACKBERRY LIMITED

Management Proxy Circular

for the

Annual and Special Meeting of Shareholders Tuesday, June 27, 2023

TABLE OF CONTENTS

CURRENCY	1
QUESTIONS AND ANSWERS ON VOTING RIGHTS AND SOLICITATION OF PROXIES	2
BUSINESS TO BE TRANSACTED AT THE MEETING	8
1. Presentation of Financial Statements	8
2. Election of Directors	8
3. Re-appointment of Independent Auditors and Authorization of Directors to fix the Auditors’ Remuneration	17
4. Approval of Unallocated Entitlements Under the DSU Plan	18
5. Advisory Vote on Executive Compensation	19
EXECUTIVE COMPENSATION	21
PAY FOR PERFORMANCE	43
DIRECTOR COMPENSATION	46
INDEBTEDNESS OF DIRECTORS AND OFFICERS	48
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE	48
INDEMNIFICATION	48
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	48
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	49
CORPORATE GOVERNANCE	62
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	73
ADDITIONAL INFORMATION	74
APPROVAL	74
Schedule A – Mandate of the Board of Directors	A-1

CURRENCY
In this Management Proxy Circular, unless otherwise specified herein, all references to dollar amounts are to U.S. dollars. Unless otherwise noted, all Canadian dollar amounts have been converted into U.S. dollars at the following Bank of Canada average exchange rates:
Fiscal 2023: U.S. $1.00 = CDN $1.3135
Fiscal 2022: U.S. $1.00 = CDN $1.2528
Fiscal 2021: U.S. $1.00 = CDN $1.3344

Any amounts in Canadian dollars have been highlighted by the inclusion of the prefix “CDN” before a specified dollar amount.

This management proxy circular (the “Management Proxy Circular”) is furnished in connection with the solicitation of proxies by management of BlackBerry Limited (the “Company” or “BlackBerry”) for use at the annual and special meeting of the shareholders of the Company to be held on Tuesday, June 27, 2023 at 1:00 p.m. Eastern Time (the “Meeting”) in a virtual-only format which will be conducted via live audio webcast at https://web.lumiagm.com/403247511 and at any adjournment thereof for the purposes set forth in the enclosed notice of meeting (the “Notice of Meeting”). A form of proxy or voting instruction form accompanies this Management Proxy Circular. Unless otherwise indicated, the information in this Management Proxy Circular is given as at May 5, 2023. This Management Proxy Circular includes information that the Company is required to provide under the requirements of the U.S. Securities and Exchange Commission (the “SEC”) and applicable disclosure requirements in Canada. Shareholders in the United States should be aware that the applicable disclosure requirements in Canada are different from those of the United States applicable to proxy statements under the Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”).
QUESTIONS AND ANSWERS ON VOTING RIGHTS AND
SOLICITATION OF PROXIES
1.    Who is soliciting my proxy?
Proxies are being solicited by management of the Company for use at the Meeting. Proxies will be solicited primarily by mail but employees and agents of the Company may also use electronic means. Management may also retain one or more proxy solicitation firms to solicit proxies on its behalf by telephone, electronic mail or by facsimile. Management expects that the costs of retaining a proxy solicitation firm or firms would not exceed $50,000. The costs of solicitation by management will be borne by the Company.
The Company may pay the reasonable costs incurred by persons who are the registered but not beneficial owners of common shares of the Company (“Common Shares”) such as brokers, dealers, other registrants under applicable securities laws, nominees or custodians, in sending or delivering copies of this Management Proxy Circular, the Notice of Meeting and form of proxy or voting instruction form to the beneficial owners of Common Shares. The Company will provide, without cost to such persons, upon request to the Corporate Secretary of the Company, additional copies of these documents required for this purpose.
2.     How can I receive information about the Meeting?
The Company is using the “notice and access” system adopted by the Canadian Securities Administrators and the SEC for the delivery of proxy materials to registered and beneficial shareholders through the following website: http://www.envisionreports.com/BlackBerry2023. On or about May 18, 2023, the Company will mail to shareholders a Notice of Internet Availability of Proxy Materials (the “proxy notice”), containing instructions on how to access this Management Proxy Circular for the Meeting and the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2023 (collectively, the “proxy materials”), which was filed with the SEC and Canadian Securities Administrators on March 31, 2023. The proxy notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. The proxy materials and a form of proxy or voting instruction form are being mailed to those shareholders with existing instructions on their account to receive paper material.
Shareholders with questions about notice and access can call Computershare Investor Services Inc. (“Computershare”) toll free at 1-866-964-0492 or by going to: www.computershare.com/noticeandaccess.
The Company is not sending proxy-related materials directly to non-objecting beneficial owners of Common Shares but will make delivery through intermediaries. The Company will pay for intermediaries to deliver proxy-related materials to both non-objecting and objecting beneficial owners of Common Shares.
3.    How is the Meeting being held?
This year, as in recent years, the Company will hold the Meeting in a virtual-only format via a live audio webcast. The Meeting will not take place in a physical location and shareholders will therefore not be able to attend the Meeting in person. All shareholders and duly appointed proxyholders, regardless of their geographic location, will have an equal opportunity to participate in the meeting and ask questions.

4.    What items will be voted on?
The following four items will be voted on at the Meeting:
(1)    the election of eight directors to the Company’s board of directors (the “Board”);
(2)    the re-appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent auditors and the authorization of the Board to fix the auditors’ remuneration;
(3)    an ordinary resolution to approve the unallocated entitlements under the Company’s amended and restated deferred share unit plan for directors (the “DSU Plan”); and
(4)    a non-binding advisory vote on the Company’s approach to executive compensation as described in this Management Proxy Circular (the “Say on Pay Vote”).
5.    Who is eligible to vote?
Holders of Common Shares registered on the books of the Company at the close of business on May 5, 2023 (the “Record Date”) and their duly appointed representatives are eligible to vote at the Meeting. A shareholder is a registered shareholder if shown as a shareholder on the Record Date on the shareholder list kept by Computershare, as registrar and transfer agent of the Company for the Common Shares, in which case a share certificate or statement from a direct registration system will have been issued to the shareholder which indicates the shareholder’s name and the number of Common Shares owned by the shareholder. Registered holders of Common Shares will receive with this Management Proxy Circular a form of proxy from Computershare representing the Common Shares held by the registered shareholder.
If your Common Shares are registered in the name of an intermediary, such as a bank, trust company, securities broker, trustee, custodian, or other nominee who holds your Common Shares on your behalf (an “Intermediary”), or in the name of a clearing agency in which your Intermediary is a participant, then you are a non-registered or beneficial shareholder. As such, you are not identified on the share register maintained by Computershare as being a shareholder. Instead, the Company’s share register shows the shareholder of your Common Shares as being the Intermediary or depository through which you own your Common Shares. Please see the answer to the question “How do I vote if my Common Shares are held in the name of an Intermediary?”
6.    How can I participate in the Meeting?
Registered shareholders and duly appointed proxyholders, including non-registered holders who have duly appointed themselves as their proxy, who participate in the Meeting online will be able to listen to the Meeting, ask questions and vote, all in real time. Non-registered shareholders who have not duly appointed themselves as their proxies will be able to listen to the Meeting and ask questions but will not be able to vote at the Meeting. Guests who are not shareholders may also attend the Meeting but will not be able to vote or ask questions at the Meeting. To participate:
Step 1:    Log in online at https://web.lumiagm.com/403247511 (note that Chrome, Safari, Edge and Firefox are the preferred browsers for the Meeting, and Internet Explorer is not supported); and
Step 2:    Follow the instructions below:
Registered shareholders:    Click “I have a login” and then enter your username. Your username is the 15-digit control number located on your form of proxy, proxy notice or in the e-mail notification you received from Computershare.
Duly appointed proxyholders (including non-registered shareholders who have duly appointed themselves as proxyholder): Click “I have a login” and then enter your username. Proxyholders who have been duly appointed and registered with Computershare as described in this Management Proxy Circular will receive a control number by email from Computershare after 2:00 p.m. (Eastern Time) on June 23, 2023.

Non-registered shareholders who have not duly appointed themselves as proxyholder: Click “I have a login” and then enter your username. Your username is the 16-digit control number located on your form of proxy, proxy notice or in the e-mail notification you received from your Intermediary. Be sure to retain this control number if you intend to appoint a person or company to represent you at the Meeting as your proxy or if you intend to attend and ask questions at the Meeting.
Guests: Click “Guest” and then complete the online form.
If you attend the Meeting online, it is important that you are connected to the internet at all times during the Meeting in order to vote when balloting commences. It is your responsibility to stay connected for the duration of the Meeting. You should allow ample time to check into the Meeting online and complete the related procedures. For additional information about attending the Meeting, refer to the Company’s virtual AGM user guide at www.blackberry.com/investors and visit www.lumiglobal.com/faq, which provides frequently asked questions along with access to a live chat for technical support in the event of difficulties accessing the Meeting online.
7.    How can I vote if I am a registered shareholder?
If your Common Shares are registered in your name and you wish to vote online during the Meeting, log into the Meeting using your control number and, if you accept the terms and conditions, any proxy for the Meeting previously submitted by you will be revoked and you will be provided the opportunity to vote by online ballot. If you do not wish to revoke a previously submitted proxy, you may log in as a guest but will be unable to vote or ask questions at the Meeting.
Alternatively, you may vote online at www.investorvote.com or by telephone at 1-866-732-VOTE (8683) by 2:00 p.m. (Eastern Time) on June 23, 2023 or at least 48 hours, excluding Saturdays, Sundays and holidays, prior to any adjournment or postponement of the Meeting at which the proxy is to be used (the “Proxy Deadline”). See your proxy notice or form of proxy for instructions.
8.    How can someone else vote for me if I am registered shareholder?
If you have received a paper form of proxy, you may sign the form of proxy to give authority to John Chen, Executive Chair of the Board and Chief Executive Officer of the Company, or failing him, V. Prem Watsa, Lead Director of the Board, to vote your Common Shares at the Meeting in accordance with your instructions. A paper form of proxy should be executed by you or your duly authorized attorney or, if the shareholder is a corporation, by a duly authorized officer or attorney thereof.
You have the right to appoint a person or company (who need not be a shareholder of the Company), other than the persons designated in the form of proxy, to represent you at the Meeting. This right may be exercised by inserting the name of such person or company in the blank space provided in the proxy.
To submit a paper form of proxy, you must deliver your signed and completed proxy by mail or by hand to Computershare at 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 Attention: Proxy Department, by the Proxy Deadline.
If you are appointing a person or company to represent you at the Meeting other than the persons designated in the form of proxy, you must deliver your form of proxy appointing that person or company AND then register that proxyholder online with Computershare. To register a third-party proxyholder, shareholders must visit http://www.computershare.com/blackberry by the Proxy Deadline and provide Computershare with the required proxyholder contact so that Computershare may provide the proxyholder with a control number via e-mail. Failure to register the proxyholder AFTER you have submitted your proxy form will result in the proxyholder not receiving a control number that is required to vote at the Meeting. Without a control number, a proxyholder will not be able to vote or ask questions at the Meeting but will be able to attend the Meeting as a guest.

9.    How do I vote if my Common Shares are held in the name of an Intermediary?
The information set forth below is of significant importance to many shareholders of the Company, as a substantial number of shareholders do not hold their Common Shares in their own name, and thus are non-registered shareholders. Common Shares held by an Intermediary can only be voted by the Intermediary upon the instructions of the non-registered shareholder. Without specific instructions, Intermediaries are prohibited from voting Common Shares.
The Company has distributed copies of a notice about the website availability of the proxy materials and a request for voting instructions (the “Notice Package”) to the clearing agencies and Intermediaries for onward distribution to registered and non-registered shareholders. The Company will not send the Notice Package directly to non-registered shareholders. Non-registered shareholders with existing instructions on their account to receive paper material will receive a paper copy of this Management Proxy Circular and the Company’s Annual Report on Form 10-K.
If you are a non-registered shareholder, you may vote your Common Shares in one of the following ways:
Through your Intermediary:
A voting instruction form will be included in the Notice Package sent to you. The voting instruction form, when properly completed and signed by the non-registered shareholder and returned to the Intermediary in accordance with the directions on the form, will instruct your Intermediary on how to vote on your behalf.
Attend the meeting:
If you wish to vote your Common Shares during the Meeting, you must appoint yourself as a proxyholder by entering your name in the space provided on the voting instruction form and signing and returning it to the Intermediary in accordance with the directions on the form. Do not otherwise complete the form, as you will be voting at the Meeting. In addition, you must also register yourself online with Computershare at http://www.computershare.com/blackberry by the Proxy Deadline so that Computershare may provide you with a control number via e-mail. If you do not register AFTER you have submitted your voting instruction form, you will not receive a control number and you will not be able to vote or ask questions at the Meeting but will be able to attend only as a guest.
Designate another person to be appointed as your proxyholder:
You can choose another person (who need not be a shareholder of the Company) to vote for you as a proxyholder. If you appoint someone else, they must attend the Meeting for you. To appoint someone else, you should enter the person’s name in the space provided on the voting instruction form and sign and return it to the Intermediary in accordance with the directions on the form. Do not otherwise complete the form, as your proxyholder will be voting at the Meeting. In addition, you must also register your proxyholder online with Computershare at http://www.computershare.com/blackberry by the Proxy Deadline so that Computershare may provide your proxyholder with a control number via e-mail. If you do not register your proxyholder AFTER you have submitted your voting instruction form, your proxyholder will not receive a control number and will not be able to vote or ask questions at the Meeting but will be able to attend only as a guest.
Every Intermediary has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by non-registered shareholders in order to ensure that their Common Shares are voted at the Meeting.
Important information for U.S. non-registered shareholders:
If you are a non-registered shareholder located in the United States and you wish to attend and vote at the Meeting or, if permitted, appoint a third party as your proxyholder, you must first obtain a legal proxy form from your Intermediary and then register in advance to attend the Meeting. Follow the instructions from your Intermediary included with the Notice Package or contact your Intermediary to request a legal proxy form. To register to attend the Meeting, you must submit a copy of your legal proxy to Computershare by e-mail or courier to uslegalproxy@computershare.com (if by e-mail) or Computershare Investor Services Inc., 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 (if by courier). Your request for registration must be labeled as “legal proxy” and be received by no later than 2:00 p.m. (Eastern Time) on June 23, 2023.

10.    How will my shares be voted if I give my proxy?
The Common Shares represented by proxies in favour of persons named therein will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if a shareholder specifies a choice with respect to any matter to be acted upon at the Meeting, the Common Shares represented by proxy will be voted accordingly. If a specification is not made with respect to any matter, the form of proxy confers discretionary authority and will be voted as follows:
(1)    FOR the election as directors of each of the individuals listed herein as proposed nominees;
(2)    FOR the re-appointment of PwC as independent auditors of the Company and the authorization of the Board to fix the auditors’ remuneration; and
(3)    FOR the ordinary resolution approving the unallocated entitlements under the DSU Plan; and
(4)    FOR the non-binding advisory resolution to accept the Company’s approach to executive compensation, as described in this Management Proxy Circular.
11.    If I change my mind, can I revoke my proxy once I have given it?
In addition to any other manner permitted by law, if you are a registered shareholder you may revoke a proxy before it is exercised by: (i) an instrument in writing executed in the same manner as a proxy and delivered to the attention of the Corporate Secretary of the Company at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof, or (ii) completing and signing a proxy form bearing a later date than the proxy form you previously returned and delivering it to Computershare it in accordance with the instructions on the form of proxy before the Proxy Deadline. If you have followed the process for attending and voting at the Meeting online, voting at the Meeting online will revoke your previous proxy. If you are a non-registered holder, contact your Intermediary to find out how to change or revoke your voting instructions and the timing requirements.
12.    What if amendments are made to the matters identified in the Notice of Meeting or other business comes before the Meeting?
The form of proxy confers discretionary authority upon the persons named therein to vote with respect to any amendments or variations to the matters identified in the Notice of Meeting and with respect to any other matters that may properly come before the Meeting in such manner as the persons named therein in their judgment may determine. At the date hereof, management of the Company knows of no such amendments, variations or other matters to come before the Meeting.
13.    What constitutes a quorum at the Meeting?
The presence of two shareholders or proxyholders entitled to cast votes representing at least 25% of the outstanding Common Shares will constitute a quorum at the Meeting or any adjournment of the Meeting. The Company’s list of shareholders as of the Record Date has been used to deliver to shareholders the Notice of Meeting and this Management Proxy Circular as well as to determine who is eligible to vote at the Meeting.
14.    How many shares are entitled to vote?
The authorized share capital of the Company consists of an unlimited number of Common Shares, Class A Shares and Preferred Shares. As of the Record Date, 583,226,580 Common Shares are issued and outstanding, each of which carries the right to one vote on all matters that may come before the Meeting. No Class A Shares or Preferred Shares are currently issued and outstanding.
15.    Is my vote confidential?
Under normal conditions, confidentiality of voting is maintained by virtue of the fact that Computershare tabulates proxies and votes. However, such confidentiality may be lost as to any proxy or ballot if a question arises as to its validity or revocation or any other like matter. Loss of confidentiality may also occur if the Board decides that disclosure is in the interest of the Company or its shareholders.

16.    What are the procedures related to questions for the meeting?
Registered shareholders with a control number may submit questions for the Meeting in advance through www.investorvote.com. During the Meeting, shareholders and duly appointed proxyholders, but not guests, may submit questions to the Company during the Meeting by selecting the messaging icon. So that as many questions as possible are answered, shareholders and proxyholders are asked to be brief and concise and to address only one topic per question. Questions from multiple shareholders on the same topic or that are otherwise related may be grouped, summarized and answered together. All shareholder questions are welcome; however, the Company does not intend to address questions that:
•    are irrelevant to the business of the meeting or to the Company’s operations;
•    are in furtherance of a shareholder’s personal or business interest or related to personal grievances;
•    are related to non-public information about the Company;
•    constitute derogatory references to individuals or that are otherwise offensive to third parties;
•    are repetitious or have already been asked by other shareholders; or
•    are out of order or not otherwise appropriate as determined by the chair or secretary of the Meeting in their reasonable judgment.
To ensure the Meeting is conducted in a manner that is orderly and fair to all shareholders, the chair of the Meeting may exercise broad discretion with respect to, for example, the order in which questions are asked and the amount of time devoted to any one question. Questions that cannot be answered during the Meeting and have been properly put before the Meeting will be posted online and answered as soon as practical after the Meeting at www.blackberry.com/investors.
17.    What if I need more information about the Meeting?
If you have a question regarding the Meeting, please contact Computershare as follows:
By Mail:        100 University Avenue, 8th Floor, Toronto, ON M5J 2Y1
By Telephone:     1-800-564-6253
By Internet:     www.investorcentre.com

BlackBerry Limited
2200 University Avenue East
Waterloo, Ontario, Canada N2K 0A7

BUSINESS TO BE TRANSACTED AT THE MEETING
1.    Presentation of Financial Statements
The audited consolidated financial statements of the Company for the fiscal year ended February 28, 2023 (“Fiscal 2023”), and the report of the auditors thereon, will be placed before the Meeting. These audited comparative consolidated financial statements, which are included in the Company’s Annual Report on Form 10-K, were mailed to the Company’s registered and beneficial shareholders who requested them. The Company’s Annual Report on Form 10-K is available on the Company’s website at www.blackberry.com, on the System for Electronic Document Analysis and Retrieval (SEDAR) in Canada at www.sedar.com and on the U.S. Securities and Exchange Commission’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) system at www.sec.gov.

2.    Election of Directors
The Company’s articles of amalgamation provide for the Board to consist of a minimum of one and a maximum of fifteen directors. The number of directors to be elected at the Meeting has been fixed by the Board at eight.
Prior to the Company’s annual and special meeting held on June 23, 2022, the Board consisted of nine directors, three of whom identified as women. Subsequent to that meeting, the Compensation, Nomination and Governance Committee (the “CNG Committee”) engaged a leading global executive search firm to assist with identifying and recruiting one or more suitable candidates as incremental nominees to the Board, and the search process is active and ongoing. In evaluating candidates, the CNG Committee takes into consideration stock exchange listing requirements, the candidate’s skills, qualifications and external commitments, and the Company’s Board diversity policy (the “Board Diversity Policy”). The CNG Committee is prioritizing the selection of a female candidate, so that the Board will again include three directors who identify as women, and is committed to identifying a suitable candidate before the Company’s annual meeting in 2024. See “Corporate Governance – 4. Board Diversity” in this Management Proxy Circular for further details.
The matrix below summarizes the key qualifications, skills and attributes possessed by the director nominees to be elected at the Meeting that are of particular relevance to the Company’s business and objectives:

	Chen	Daniels	Dattels	Disbrow	Lynch	Smaldone Alsup	Watsa	Wouters
Expertise
Cybersecurity		✓		✓
Executive Leadership	✓	✓	✓	✓	✓	✓	✓	✓
Finance and Accounting			✓	✓			✓	✓
Government/Regulatory		✓		✓		✓		✓
International Business	✓	✓	✓				✓	✓
Public Company Governance	✓	✓		✓	✓	✓	✓	✓
Risk Management				✓		✓		✓
Technology and Innovation	✓	✓			✓
Demographics
Gender Identity	M	M	M	F	M	F	M	M
Visible Minority Identity	✓						✓

The following pages set out the names of the proposed nominees for election as directors together with, as applicable, their independence or non-independence under applicable securities laws and stock exchange rules, province or state and country of residence, age, year first elected or appointed as a director of the Company, present principal occupation, current membership on standing committees of the Board, record of attendance at meetings of the Board and its standing committees, directorships of other publicly-traded companies during the preceding five years, public company board interlocks and key skills and qualifications. Also indicated for each person proposed as a director are the number and value on the Record Date of Common Shares beneficially owned, directly or indirectly, or over which control was exercised and the number of deferred share units (“DSUs”) credited to the person under the DSU Plan. The value of Common Shares/DSUs as of the Record Date was calculated using the closing price of the Common Shares on the New York Stock Exchange (“NYSE”) on the Record Date, which was $4.69 per Common Share.2

John Chen, California, United States (Non-Independent Director)
	Mr. Chen, 67, has served as Executive Chair of the Board and Chief Executive Officer of the Company since November 2013. Prior to joining the Company, Mr. Chen was the Chief Executive Officer of Sybase Inc. from 1998 to 2012 and the Chairman of Sybase from 1998 to 2010. Prior to Sybase, Mr. Chen held executive positions at Siemens AG, Pyramid Technology Corp. and Burroughs Corp. He started his career as a design engineer with Unisys Corp. Mr. Chen has a bachelor’s degree in electrical engineering from Brown University and a master’s degree in electrical engineering from California Institute of Technology (Caltech). Mr. Chen holds several honorary degrees and has received awards and honors for his leadership in building U.S.-Asia relations. Mr. Chen was appointed to serve on the President’s Export Council in 2005 and was appointed as co-chair of the Secure Borders and Open Doors Advisory Committee in 2006. He has also chaired the U.S-China Policy Advisory Roundtable for the Center for Strategic and International Studies. Mr. Chen has also served as a trustee of Caltech and as a Special Advisor to Silver Lake, a private investment firm.
Board/Committee Membership		Attendance	Public Board Membership in Past Five Years & Interlock
			Name of Issuer	Period of Service
Board	5/5	100%	Current Boards None Other Boards in Past 5 Years The Walt Disney Company Board Interlock None	2004 - 2019
Overall attendance	5/5	100%
Securities Held
	Common Shares (#)	DSUs (#)[1]	Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	9,447,738	N/A	9,447,738	$44,309,891
Annual Meeting Voting Results
Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2022	192,327,109	83.94%	36,804,130	16.06%

1 Directors who are also officers of the Company are not compensated for Board service and do not receive DSUs. Mr. Chen is the only director who is also an officer of the Company. This table does not reflect restricted share unit information for Mr. Chen, which is reported under “Executive Compensation – F. Executive Compensation Tables” in this Management Proxy Circular.

Michael A. Daniels, Colorado, United States (Independent Director)

Mr. Daniels, 77, has served as a director of the Company since October 2014 and as Chair of the CNG Committee since September 2021. He currently serves as Chairman of CACI International Inc and as a member of the board of directors of Two Six Technologies, LLC. Mr. Daniels also currently serves as a director of the Northern Virginia Technology Council and the Virginia Chamber of Commerce. Previously, he held various senior management positions at Science Applications International Corporation (“SAIC”) from 1986 to 2004. While at SAIC, Mr. Daniels identified and acquired Network Solutions, Inc. and served as Chairman from 1995 until 2000 when the company was acquired by VeriSign, Inc. Mr. Daniels was Chairman and CEO of Mobile 365, Inc. from 2005 until the sale of the company to Sybase Inc. in 2006. He then served as a director of Sybase from 2007 until its acquisition by SAP in 2010. He has also served as Chairman of GlobalLogic Inc., Invincea, Inc. and the Logistics Management Institute, and as a director of Mercury Systems, Inc., VeriSign, Inc., Apogen Technologies, Inc. and Telcordia Technologies, Inc.

Board/Committee Membership	Attendance	Public Board Membership in Past Five Years & Interlock
Name of Issuer	Period of Service
Board	5/5	100%	Current Boards Mercury Systems, Inc. CACI International Inc Other Boards in Past 5 Years None Board Interlock Ms. Disbrow – CACI	2010 - 2022 2013 - present
Compensation, Nomination and Governance Committee	4/4	100%
Overall attendance	9/9	100%
Securities Held
Common Shares (#)	DSUs (#)	Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	26,077	234,853	260,930	$1,223,762
Annual Meeting Voting Results
Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2022	145,952,540	63.70%	83,178,698	36.30%

Timothy Dattels, California, United States (Independent Director)

Mr. Dattels, 65, has served as a director of the Company since July 2012. He serves as a Senior Advisor to TPG Capital, having served as Partner of TPG Capital and Chairman of TPG Asia and a member of the firm’s Management Committee. In his roles with TPG, Mr. Dattels has been based in San Francisco, Hong Kong and Singapore. Prior to joining TPG in 2004, he served as a Partner and Managing Director of Goldman, Sachs & Co.
Mr. Dattels received an MBA from Harvard Business School and a BA with Honors, from the University of Western Ontario. Mr. Dattels serves or has served on the boards of directors of Cushman & Wakefield plc, Invest in Canada, Parkway Holdings, Shangri-La Asia Ltd., Sing Tao News Corporation Ltd., Primedia, Inc., and SFJazz. He is also Vice Chairman of The Jackson Laboratory and the Founding Trustee of the Kingfisher Foundation. In addition, Mr. Dattels serves as Chairman on Alpine Canada Alpin and has been appointed by Prime Minister to represent Canada on the APEC business council.

Board/Committee Membership		Attendance	Public Board Membership in Past Five Years & Interlock
			Name of Issuer	Period of Service
Board	4/5	80%	Current Boards Cushman & Wakefield plc Other Boards in Past 5 Years None Board Interlock None	2018 - present
Overall attendance	4/5	80%
Securities Held
	Common Shares (#)	DSUs (#)	Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	-	284,755	284,755	$1,335,501
Annual Meeting Voting Results
Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2022	216,574,805	94.52%	12,556,434	5.48%

Lisa Disbrow, Virginia, United States (Independent Director)
	Ms. Disbrow, 60, has served as a director of the Company since August 2019 and as Chair of the Audit and Risk Management Committee since September 2021. She has a BA from the University of Virginia, an MA from The George Washington University and an MS from The National War College in National Strategy. Ms. Disbrow currently serves on the President’s Export Council and is a Commissioner on the Congressional Planning, Programming, Budgeting and Execution Reform Commission. She is also the Chair of the NobleReach Foundation, as well as a director of CACI International Inc, Mercury Systems, Inc., and SparkCognition, Inc. In addition, Ms. Disbrow is as a Senior Fellow at the Johns Hopkins University Applied Physics Lab, the Vice Chair of the National Defense Industrial Association, and a director of the Wounded Warrior Project. Previously, she served as the Senate-confirmed Under Secretary of the United States Air Force. Ms. Disbrow also served as Acting Secretary of the Air Force and was the Senate-confirmed chief financial officer of the Air Force, as the Assistant Secretary for Financial Management and Comptroller. She retired from the Air Force in 2008 as a colonel after 23 years of active and reserve duty.
	Board/Committee Membership	Attendance		Public Board Membership in Past Five Years & Interlock
				Name of Issuer	Period of Service
	Board	5/5	100%	Current Boards Mercury Systems, Inc. CACI International Inc Other Boards in Past 5 Years Perspecta Inc. Board Interlock Mr. Daniels – CACI	2017 - present 2021 - present 2018 - 2021
	Audit and Risk Management Committee	4/4	100%
	Overall attendance	9/9	100%
Securities Held
	Common Shares (#)	DSUs (#)		Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	-	139,411		139,411	$653,838
Annual Meeting Voting Results
Year	Votes For	% of Votes For		Votes Withheld	% of Votes Withheld
2022	216,574,805	94.52%		12,556,434	5.48%

Richard Lynch, Massachusetts, United States (Independent Director)

Mr. Lynch, 74, has served as a director of the Company since February 2013. Mr. Lynch has bachelor’s and master’s degrees in electrical engineering from Lowell Technological Institute (University of Massachusetts) and post-graduate executive education from the Wharton School at the University of Pennsylvania and the Johnson School of Management at Cornell University. Since September 2011, Mr. Lynch has been President of FB Associates, LLC, which provides advisory and consulting services at the intersection of technology, marketing and business operations. Prior to his current role, Mr. Lynch served as Executive Vice-President & Chief Technology Officer of Verizon Communications and Verizon Wireless. He is a Life Fellow of The Institute of Electrical and Electronic Engineers and a director of iconectiv and Cohere Technologies, Inc. Mr. Lynch was a director of Ruckus Wireless Inc. from 2012 to 2016 and of Ribbon Communications from 2014 to 2020, including serving as Chairman from 2017 to 2020. He has also served on a number of professional organizations including the GSM Association, the CDMA Development Group, the Federal Communications Commission Technical Advisory Committee and the Communications Security Reliability and Interoperability Council. Mr. Lynch has been honored with the President’s Award by the Cellular Telecommunications and Internet Association and has also been inducted into the Wireless History Foundation’s Hall of Fame.

	Board/Committee Membership	Attendance		Public Board Membership in Past Five Years & Interlock
				Name of Issuer	Period of Service
	Board	5/5	100%	Current Boards None Other Boards in Past 5 Years Ribbon Communications VectoIQ Acquisition Corp. VectoIQ Acquisition Corp. II Board Interlock None	2014 - 2020 2018 - 2020 2020 - 2022
	Compensation, Nomination and Governance Committee	4/4	100%
	Overall attendance	9/9	100%
Securities Held
	Common Shares (#)	DSUs (#)		Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	-	260,852		260,852	$1,223,396
Annual Meeting Voting Results
Year	Votes For	% of Votes For		Votes Withheld	% of Votes Withheld
2022	166,842,701	72.82%		62,288,538	27.18%

Laurie Smaldone Alsup, New Jersey, United States (Independent Director)

Dr. Laurie Smaldone Alsup, 69, has served as a director of the Company since June 2015. She has a BA from Fordham College and an MD from Yale University, where she completed her residency in Internal Medicine and fellowship in Medical Oncology. Since March 2016, Dr. Smaldone Alsup has been Chief Scientific Officer and Chief Medical Officer of NDA Group AB, a leading drug development consulting company (which merged with PharmApprove, where Dr. Smaldone Alsup had been President and Chief Scientific Officer since August 2011). She was previously Chief Executive Officer of Phytomedics Inc., prior to which she held clinical and regulatory leadership roles at Bristol Myers Squibb, including Senior Vice President of Global Regulatory Science and Vice President of Corporate Strategy and Business Risk Management. Dr. Smaldone Alsup serves as a director of Theravance Biopharma, Inc., Arvinas, Inc., Kinnate Biopharma Inc. and Pardes Biosciences, Inc., and previously served as a director of Kalobios Pharmaceuticals, Inc. She has also served with numerous professional and charitable organizations including the Cancer Institute of New Jersey, the Conference Board Strategic Risk Management Council and the McCarter Theatre in Princeton, New Jersey.

Board/Committee Membership	Attendance	Public Board Membership in Past Five Years & Interlock
Name of Issuer	Period of Service
Board	5/5	100%	Current Boards Theravance Biopharma, Inc. Arvinas, Inc. Kinnate Biopharma Inc. Pardes Biosciences, Inc. Other Boards in Past 5 Years None Board Interlock None	2018 - present 2019 - present 2020 - present 2022 - present
Audit and Risk Management Committee	4/4	100%
Overall attendance	9/9	100%
Securities Held
Common Shares (#)	DSUs (#)	Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	-	219,637	219,637	$1,030,098
Annual Meeting Voting Results
Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2022	216,196,656	94.35%	12,934,582	5.65%

V. Prem Watsa, Ontario, Canada (Independent Lead Director)

Mr. Watsa, 72, has been the Lead Director of the Board since November 2013. Mr. Watsa was Chair of the Compensation, Nomination and Governance Committee from November 2013 until September 2021 and was also a director of the Company from January 2012 until August 2013. He has a bachelor’s degree in chemical engineering from the Indian Institute of Technology in Madras, India and obtained his MBA from the Richard Ivey School of Business at the University of Western Ontario. He is also a holder of the Chartered Financial Analyst designation. Mr. Watsa is currently Chairman and has served as Chief Executive Officer of Fairfax Financial Holdings Limited (“Fairfax”) since 1985. Mr. Watsa is the Chairman of the board of directors of Fairfax India Holdings Corporation, Fairfax’s publicly-traded subsidiary, and Vice Chairman of Hamblin Watsa Investment Counsel Ltd. (“HWIC”), a subsidiary of Fairfax. He is also a co-founder and a director of the BlackNorth Initiative. Prior to joining Fairfax, he held various positions with Confederation Life Insurance Company and GW Asset Management. In addition to the public boards indicated below, Mr. Watsa is a member of the board of trustees of the Hospital for Sick Children Foundation, a member of the Advisory Board for the Richard Ivey School of Business, a member of the board of directors of the Royal Ontario Museum Foundation, and Chairman of the Investment Committee of St. Paul’s Anglican Church in Toronto.

Board/Committee Membership	Attendance	Public Board Membership in Past Five Years & Interlock
Name of Issuer	Period of Service
Board	4/5	100%
Current Boards
Fairfax Financial Holdings Limited
Fairfax India Holdings Corporation[1]

Other Boards in Past 5 Years
Fairfax Africa Holdings
Corporation (now known as Helios Fairfax Partners Corporation)

Board Interlock
None
1985 - present 2015 - present 2016 - 2021
Compensation, Nomination and Governance Committee	4/4	100%
Overall attendance	8/9	89%
Securities Held[2]
Common Shares (#)	DSUs (#)	Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	129,000	249,931	378,931	$1,777,186
Annual Meeting Voting Results
Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2022	116,231,953	50.73%	112,899,287	49.27%
1 Fairfax is the controlling shareholder of Fairfax India Holdings Corporation (“Fairfax India”), an investment holding company, and all of the investments of Fairfax and Fairfax India are centrally managed by HWIC.
2 In addition, as of the Record Date, Fairfax and certain of its controlled subsidiaries and group companies beneficially owned approximately 46.7 million Common Shares representing approximately 8.01% of the issued and outstanding Common Shares, or approximately 101.7 million Common Shares representing approximately 15.94% of the issued and outstanding Common Shares assuming conversion of all of its 1.75% unsecured subordinated debentures of the Company due 2023 (the “1.75% Debentures”) and after giving effect to the conversion. This also includes 6,791,844 shares subject to the Asset Value Loan Note, as described in Item 6 of the Form 13D/A filed by Fairfax with the SEC with respect to the Company on August 23, 2021. Mr. Watsa is the Chairman and Chief Executive Officer of Fairfax and beneficially owns shares carrying approximately 43.8% of the votes attached to all outstanding shares of Fairfax.

Wayne Wouters, British Columbia, Canada (Independent Director)
The Hon. Wayne Wouters, PC, OC, 72, has served as a director of the Company since October 2015. Mr. Wouters has an honours bachelor of commerce degree from the University of Saskatchewan and a master’s degree in economics from Queen’s University. He has been a Strategic and Policy Advisor to McCarthy Tétrault LLP since April 2015 and is also a director of Champion Iron Limited, Canadian Utilities Limited and Foran Mining Corporation. From 2009 to 2014, Mr. Wouters was the Clerk of the Privy Council of Canada and, in that capacity, held the roles of Deputy Minister to the Prime Minister, Secretary to the Cabinet and Head of the Public Service. Prior to his tenure as Clerk, Mr. Wouters was Secretary of the Treasury Board of Canada and served in deputy ministerial and other senior positions in the Canadian public service. Mr. Wouters has received numerous awards, including Honorary Doctorates of Laws from the Universities of Saskatchewan and Manitoba, the Queen’s Diamond Jubilee Medal and the André Mailhot Award for lifetime achievement from the United Way Canada. He was inducted by the Prime Minister as a member of the Privy Council in 2014 and was invested into the Order of Canada as an officer in 2017.
Board/Committee Membership	Attendance	Public Board Membership in Past Five Years & Interlock
Name of Issuer	Period of Service
Board	5/5	100%	Current Boards Champion Iron Limited Canadian Utilities Limited Foran Mining Corporation Other Boards in Past 5 Years None Board Interlock None	2016 - current 2019 - current 2021 - current
Audit and Risk Management Committee	4/4	100%
Overall attendance	9/9	100%
Securities Held
Common Shares (#)	DSUs (#)	Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	-	212,504	212,504	$996,644
Annual Meeting Voting Results
Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2022	216,289,190	94.40%	12,842,049	5.60%

Advance Notice By-Law and Shareholder Proposals for 2024 Annual Meeting

In 2014, shareholders confirmed Amended and Restated By-Law No. A4, a by-law relating generally to the nomination of persons for election of directors of the Company (the “Advance Notice By-Law”), which establishes procedural requirements for advance notice of shareholder nominations of persons for election to the Board, whether for inclusion in the Company’s management proxy circular or not. In the case of an annual meeting of shareholders, notice to the Company pursuant to the Advance Notice By-Law must be given not less than 30 nor more than 65 days prior to the date of the annual meeting. In the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be given not later than the close of business on the 10th day following the notice date. As at the date of this Management Proxy Circular, the Company has not received any additional director nominations from shareholders for the Meeting.

To be eligible for inclusion in the Company’s 2024 proxy statement pursuant to Rule 14a-8 under the U.S. Exchange Act, shareholder proposals must be sent to the Corporate Secretary of the Company at the principal executive offices of the Company at 2200 University Avenue East, Waterloo, Ontario, Canada, N2K 0A7, and must be received no later than January 15, 2024 and any shareholder proposal received after this date shall be considered untimely. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b) under the U.S. Exchange Act.

Penalties, Sanctions and Bankruptcies

On November 21, 2013, TranSwitch Corporation (“TranSwitch”) filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Connecticut. Mr. Lynch was a member of the board of directors of TranSwitch from November 2010 and the chairman of the board from July 2012, until termination of the board on the date of the bankruptcy filing when a trustee was appointed.

On December 28, 2015, Kalobios Pharmaceuticals, Inc. (“Kalobios”) filed a voluntary petition for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Dr. Smaldone Alsup was a member of the board of directors of Kalobios from October 2013 until her resignation on November 19, 2015.

Unless the shareholder directs that his or her Common Shares be otherwise voted or withheld from voting in connection with the election of any particular director or directors, the persons named in the form of proxy will vote FOR the election of each of the eight nominees whose biographies are provided above. For a nominee to be elected at the Meeting, the number of votes cast for the nominee must exceed the number of votes withheld. All of the nominees are currently directors of the Company and each has agreed to serve if elected. Management does not contemplate that any of the nominees will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the persons named in the form of proxy will have the right to vote for another nominee in their discretion. Each director elected at the Meeting will hold office until the next annual meeting of shareholders or until his or her successor is duly elected or appointed.
3.    Re-appointment of Independent Auditors and Authorization of Directors to fix the Auditors’ Remuneration
At the Meeting, shareholders will be asked to vote on the re-appointment of PricewaterhouseCoopers LLP (“PwC”) as independent auditors of the Company to hold office until the next annual meeting of shareholders or until a successor is appointed, and to authorize the Board to fix the auditors’ remuneration. PwC has been the auditors of the Company since the beginning of the fiscal year ended February 28, 2021 (“Fiscal 2021”).

For Fiscal 2023 and Fiscal 2022, the Company incurred the following fees for the services of PwC:

	Fiscal 2023	Fiscal 2022
Audit Fees	$2,615,366	$2,649,204
Audit-Related Fees	$32,100	$26,750
All Other Fees	$900	$48,591
Total Fees	$2,648,366	$2,724,545

The nature of each category of fees is described below.

Audit Fees

Audit fees were paid for professional services rendered by PwC for the audit of the Company’s annual financial statements.

Audit-Related Fees

Audit-related fees were paid for assurance and related services rendered by PwC that are reasonably related to the performance of the audit or review of the Company’s financial statements (and are not reported above as “Audit Fees”) or for services that are normally provided by PwC in connection with statutory and regulatory filings or engagements. Audit-related services included assurance services related to the Company’s U.S. 401(k) Plan.

All Other Fees

Other fees paid for Fiscal 2023 were for a disclosure checklist.

The Board recommends a vote “FOR” the re-appointment of PwC as independent auditors of the Company for the fiscal year ending February 28, 2024 (“Fiscal 2024”) and authorizing the Board to fix the auditors’ remuneration. If shareholders do not ratify the selection of PwC as the independent public accounting firm for the Company for

Fiscal 2024, the Board will reconsider whether to re-engage PwC but may ultimately determine to engage PwC or another audit firm without resubmitting the matter to shareholders.

Unless a shareholder directs that his or her Common Shares are to be withheld from voting in connection with the appointment of auditors, the persons named in the form of proxy will vote FOR the re-appointment of PricewaterhouseCoopers LLP as auditors of the Company until the next annual meeting of shareholders or until a successor is appointed, and to authorize the Board to fix the auditors’ remuneration. This resolution must be approved by the holders of a majority of the Common Shares voting at the Meeting.

Audit and Risk Management Committee Pre-Approval Policy

All audit and permissible non-audit services to be provided by the Company’s external auditors are pre-approved by the Audit and Risk Management Committee. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit and Risk Management Committee has delegated to its Chair authority to pre-approve proposed audit and non-audit services provided that each individual engagement is not more than $100,000 and that the aggregate for all engagements does not exceed $250,000 in any year. All audit and non-audit services performed by PwC during Fiscal 2023 were approved in accordance with this policy.

4.    Approval of Unallocated Entitlements Under the DSU Plan
The DSU Plan is briefly described in this section and is described in detail in this Management Proxy Circular under the heading “Securities Authorized for Issuance Under Equity Compensation Plans – DSU Plan”.

Toronto Stock Exchange rules provide that every three years after the institution of a security-based compensation arrangement, all unallocated options, rights or other entitlements under such an arrangement that does not have a fixed maximum number of securities issuable thereunder, must be approved by a majority of the listed company’s directors and by a majority of its shareholders. An “evergreen plan” (being a plan that provides for the replenishment of the number of securities reserved when awards are exercised) does not, by definition, have a fixed maximum number of securities issuable thereunder, and is therefore subject to the requirement that shareholders approve unallocated entitlements every three years. Awards are considered to be “allocated” under a plan when they are granted to a participant and awards that remain available for grant under a plan are referred to as “unallocated”.

The DSU Plan is considered to be an “evergreen” plan because the maximum number of Common Shares issuable from treasury upon redemption of DSUs is expressed as a percentage, being 1%, of the number of Common Shares issued and outstanding from time to time. The DSU Plan was initially approved by the Board on May 9, 2014 and subsequently confirmed by the shareholders of the Company at the annual and special meeting held on June 19, 2014. On September 27, 2016, the Board approved administrative amendments to the DSU Plan and other amendments necessary for the DSU Plan to comply with certain tax laws, which amendments did not require shareholder approval in accordance with the amendment provisions of the DSU Plan. On May 2, 2018, the Board approved amendments to the DSU Plan to change references to the Nasdaq Stock Market to the NYSE, which amendments did not require shareholder approval in accordance with the amendment provisions of the DSU Plan. The shareholders of the Company previously approved unallocated entitlements under the DSU Plan at the annual and special meetings of the Company held on June 21, 2017 and June 23, 2020.

As of the Record Date, 1,601,943 DSUs are outstanding under the DSU Plan, which represents approximately 0.28% of the Company’s total outstanding Common Shares. Accordingly, as of the Record Date, 4,219,629 Common Shares, representing approximately 0.72% of the Company’s issued and outstanding Common Shares (on a non-diluted basis), are available for issuance under the DSU Plan (the “Unallocated Awards”). As of the Record Date, 72,246 Common Shares have been issued pursuant to the settlement of DSUs since June 19, 2014 (the effective date of the DSU Plan), which represents approximately 0.01% of the Company’s total outstanding Common Shares.

At the Meeting, shareholders of the Company will be asked to consider and, if thought appropriate, pass the following ordinary resolution approving the Unallocated Awards:

Resolved that:

(a)    all unallocated awards under the DSU Plan are hereby authorized and approved;

(b)    the Company shall have the ability to continue granting awards under the DSU Plan until June 27, 2026, being the date that is three years from the date hereof; and

(c)    any one or more directors or officers of the Company are hereby authorized, for and on behalf of the Company, to take, or cause to be taken, any and all such acts and things and to execute and deliver, under the corporate seal of the Company or otherwise, all such deeds, instruments, notices, consents, acknowledgments, certificates, assurances and other documents (including any documents required under applicable laws or regulatory policies) as any such director or officer in his or her sole discretion may determine to be necessary or desirable to give effect to the foregoing resolution, such determination to be conclusively evidenced by the taking of any such action or such director’s or officer’s execution and delivery of any such deed, instrument, notice, consent, acknowledgement, certificate, assurance or other document.

The Board recommends that shareholders vote “FOR” the foregoing resolution. Unless a shareholder directs that his or her Common Shares are to be voted against this resolution, the persons named in the form of proxy will vote FOR the foregoing resolution. This resolution must be approved by the holders of a majority of the Common Shares voting at the Meeting.

If the foregoing resolution is not approved by shareholders at the Meeting, then currently outstanding DSU awards will continue in full force and be unaffected.  However, no new grants of DSU awards will be made, and the currently outstanding DSU awards that are subsequently cancelled, terminated or expire will not be available to be re-granted by the Company until shareholder approval is obtained.
5.    Advisory Vote on Executive Compensation
In March 2012, the Board approved an advisory say-on-pay policy (the “Say on Pay Policy”). The Say on Pay Policy is consistent with the model say-on-pay policy of the Canadian Coalition for Good Governance and establishes a framework for the Company to conduct an annual non-binding advisory vote (the “Say on Pay Vote”) on executive compensation by shareholders. Consistent with the Say on Pay Policy, this is an advisory vote only and is not binding on the Board, which remains responsible for its compensation decisions and is not relieved of these responsibilities irrespective of the results of the vote. However, the Board will take the results of the vote into account, as appropriate, when considering future compensation policies, procedures and decisions and in determining whether there is a need to significantly increase their engagement with shareholders on compensation and related matters. The Company will also disclose the results of this vote as part of its report on voting results for the Meeting.

At the Company’s 2020 annual meeting of shareholders, shareholders of the Company had the opportunity to cast a non-binding advisory vote on how often the Company should hold a Say on Pay Vote. Approximately 99% of the votes cast were in favour of holding a Say on Pay Vote every year. While this was an advisory vote only and is not binding on the Board, the Board continues to believe that shareholders should be able to express their views on the Company’s executive compensation program on an annual basis.

At the Company’s 2022 annual and special meeting of shareholders, the Say on Pay Vote did not receive majority support. In response to the vote, the CNG Committee engaged Mercer (US) Inc. (“Mercer”) in July 2022 to provide independent executive rewards advisory services and guide the CNG Committee and the Board in defining a set of executive compensation and governance principles for the Company’s compensation programs. Mercer also provided advice on specific program elements, including incentive plan design features, and on compensation risk mitigation strategies.

The CNG Committee then undertook an extensive shareholder engagement initiative to better understand investors’ views regarding the Company’s compensation program. In January 2023, the Company invited ten of its eleven largest shareholders representing approximately 35% of the Company’s outstanding Common Shares to share their perspectives. Ultimately, seven shareholders representing approximately 30% of the Company’s outstanding Common Shares accepted the invitation to share feedback. Proxy advisory firms Institutional Shareholder Services (ISS) and Glass Lewis also accepted invitations from the Company to provide input.

Meetings took place in January and February 2023 led by Mike Daniels, the Chair of the CNG Committee, with participation by the Company’s Chief Financial Officer, Chief Legal Officer and Corporate Secretary, and Vice-President of Investor Relations. The shareholders and proxy advisory firms provided constructive comments regarding a range of compensation concerns, including: the appropriateness of the Company’s compensation peer group; discretionary short-term incentive payments; alignment between pay and long-term performance; significant one-time equity awards; disclosure of performance-based compensation targets; and Mr. Chen’s incentive compensation and annual guaranteed cash bonus. General governance and operating matters were also discussed, including: succession planning; Board oversight of ESG matters and cybersecurity risk; Board diversity and independence; and the performance of the Company’s Cybersecurity business.

Reflecting on the feedback received through this engagement, in March 2023 the CNG Committee and the Board:

•    Substantially revised the compensation peer group to improve alignment with the Company’s current financial and industry profile;
•    Discontinued the discretionary authority of the Executive Chair and Chief Executive Officer with respect to short-term variable compensation; and
•    Aligned targets for performance-based equity awards with the Company’s long-term financial guidance and increased the performance measurement period from one year to three years.

See “Executive Compensation – Key Fiscal 2023 Compensation Decisions” in this Management Proxy Circular for additional details. Additionally, the Company did not grant any significant one-time equity awards to its executive officers during Fiscal 2023 and does not intend to do so except in extraordinary circumstances.

In April 2023, Mr. Daniels sent a letter to the shareholders and proxy advisory firms that met with the Company to advise them of the changes described above.

The form of resolution (the “Say on Pay Resolution”) is as follows:

Resolved, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the shareholders accept the approach to executive compensation disclosed in the Company’s proxy circular delivered in advance of the 2023 annual meeting of shareholders.

The Board recommends that shareholders vote “FOR” the Say on Pay Resolution. Unless a shareholder directs that his or her Common Shares are to be voted against this resolution, the persons named in the form of proxy will vote FOR the resolution to accept the Company’s approach to executive compensation disclosed in this Management Proxy Circular.

EXECUTIVE COMPENSATION
This Compensation Discussion and Analysis (“CD&A”):
•    describes and explains the Company’s executive compensation strategy and philosophy and how compensation decisions were made by the Company during Fiscal 2023;
•    provides details on decisions made with respect to the compensation paid, and to be paid, to the Company’s Executive Chair and Chief Executive Officer (Mr. Chen) and Chief Financial Officer (Steve Rai), and to John Giamatteo, Mattias Eriksson and Phil Kurtz, the three next most highly compensated executive officers of the Company (collectively, the “NEOs”); and
•    explains the elements that are part of each NEO’s compensation.

This CD&A is comprised of the following sections:

Section	Title	Purpose	Page
A	BlackBerry Fiscal 2023 Achievements	Describes the Company’s key achievements in Fiscal 2023.	21
B	Key Fiscal 2023 Compensation Decisions	Describes the Company’s significant executive compensation decisions in Fiscal 2023.	23
C	Executive Compensation Philosophy and Elements of NEO Compensation	Describes the strategic objectives and principles underlying the Company’s compensation philosophy and outlines the elements of executive compensation, including why the Company chooses to pay each element.	24
D	Executive Compensation Decision-Making	Describes the Company’s executive compensation decision-making process and the comparator group considered to assess the competitiveness of the Company’s executive compensation and to support executive compensation decisions. Describes details of incentive and equity-based compensation for the NEOs.	26
E	Compensation Risk Management	Describes how the Company’s compensation practices take risk into account.	35
F	Executive Compensation Tables	Describes in tabular and narrative format the compensation awarded to and earned by each of the NEOs, as well as information relating to outstanding incentive compensation awards.	37
G	Employment Arrangements, Termination and Change of Control Benefits	Summarizes provisions in employment contracts and long-term incentive plans that would trigger payments to the NEOs upon termination, a change of control or retirement.	40
H	CEO Pay Ratio	Describes the ratio of total compensation of the Company’s Executive Chair and Chief Executive Officer to the total compensation of the Company’s median employee, and the method used to calculate the ratio.	43

A.     BlackBerry Fiscal 2023 Achievements
Throughout Fiscal 2023, the Company was focused on providing intelligent security software and services to enterprises and governments around the world. The Company leverages artificial intelligence and machine learning to deliver innovative solutions in the areas of cybersecurity, safety and data privacy, and is a leader in the areas of endpoint security, endpoint management, encryption, and embedded systems.

The Company continued to execute on its strategy in Fiscal 2023 and announced the following significant achievements:

Products and Innovation

•    Demonstrated BlackBerry IVY™ running on three commercially-available automotive platforms at CES 2023 and announced general availability for May 2023;
•    Launched QNX® Accelerate, making the QNX® Neutrino® real time operating system (RTOS) and QNX® OS for Safety available in the cloud and through AWS Marketplace;
•    Released QNX® Hypervisor 2.2 for Safety, the latest edition of the Company’s safety-certified, real-time embedded hypervisor product, certified to the highest level of functional safety for both automotive and medical device software;
•    Strengthened QNX® Advanced Virtualization Framework for Android Automotive OS to simplify and accelerate building IVI systems on the QNX® Hypervisor;
•    Achieved the certification of QNX® OS for Safety 2.2 to the highest integrity level of the functional safety standard for the railway industry;
•    Launched CylanceGATEWAY, BlackBerry’s Zero Trust Network Access (ZTNA) service offering;
•    Released CylanceAVERT™, a data loss detection module that provides data access and leakage visibility via CylanceGATEWAY™;
•    Released Cyber Threat Intelligence (CTI), a professional threat intelligence service to help customers prevent, detect, and effectively respond to cyberattacks;
•    Recognized as a 2023 Gartner® Peer Insights™ Customers’ Choice for Unified Endpoint Management (UEM) tools, including as the only vendor to be placed in the upper right quadrant;
•    Named as a ‘Leader’ for a third consecutive year in the IDC MarketScape: Worldwide UEM Software 2022 Vendor Assessment;
•    Announced that NATO Communications and Information Agency (NCI Agency) awarded security accreditation to SecuSUITE for Government for global use in official NATO secure communications; and
•    Awarded updated NIAP/Common Criteria and CSfC certification for BlackBerry SecuSUITE® for Government.

Customers and Partners

•    Announced an agreement to sell substantially all of BlackBerry’s non-core patent assets to Malikie Innovations Limited, a subsidiary of Key Patent Innovations Limited, for a combination of cash at closing and potential future royalties in the aggregate amount of up to $900 million;
•    Announced first BlackBerry IVY design win as Dongfeng Motor selected PATEO digital cockpit for the next-generation all-electric VOYAH Model;
•    Selected by Volkswagen Group’s software company, Cariad, for its VW.OS, part of a unified software platform to be deployed across all Volkswagen Group brands;
•    Entered into a multi-year agreement with Magna International Inc. to collaborate on next-generation Advanced Driver Assistance System (ADAS) solutions for global automakers;
•    Selected by Chongqing Yazaki to power a digital LCD cluster for the Chinese market, including deployment within next-generation vehicles from Geely Auto and Dongfeng Liuzhou Auto;
•    Selected by BDStar Intelligent & Connected Vehicle Technology Co., Ltd. (BICV) to power an intelligent digital cockpit, featuring augmented reality, artificial intelligence, and hologram functions for the new Renault Jiangling all-electric sedan;
•    Jointly developed a digital LCD instrument cluster with BiTECH for Changan’s next-generation high-end UNI-V Coupe;
•    Selected by Dayin Technology to develop acoustic solutions for Great Wall Motors’ premium, next-generation vehicles;

•    Announced that BlackBerry QNX software is embedded in over 215 million vehicles;
•    Launched the Software-Defined Vehicle Innovator Awards with MotorTrend;
•    Collaborated with LeapXpert to enable the BlackBerry® Dynamics™ platform to provide secure communications through leading messaging applications such as iMessage, WhatsApp and SMS;
•    Partnered with Midis Group to expand go-to-market activities in Eastern Europe, the Middle East, and Africa; and
•    Expanded BlackBerry SecuSUITE secure communications partner network in Asia Pacific, with the addition of NSI Global, Praesidum Group and Teletrol-One.

Environmental, Sustainability and Corporate Governance

•    Appointed Phil Kurtz as Chief Legal Officer and Corporate Secretary; and
•    Released the Company’s 2022 Environmental, Social, and Governance (ESG) report.

B.     Key Fiscal 2023 Compensation Decisions

In July 2022, the CNG Committee engaged Mercer to provide independent executive rewards advisory services and advice regarding the Company’s compensation peer group, incentive program design features, and compensation risk mitigation strategies.

With guidance from Mercer, the CNG Committee and the Board defined and adopted a set of executive compensation and governance principles for the Company’s compensation programs in Fiscal 2023 and future periods:

What the Company Does:

•    Links a significant portion of executive pay to performance through annual and long-term incentive plans
•    Compares executive compensation and company performance to relevant peer group companies
•    Targets pay at the median of its peer group for pay benchmarking
•    Allows for above-market performance to create above-market pay outcomes
•    Requires executives to meet minimum stock ownership requirements
•    Maintains a compensation clawback policy to recapture unearned incentive pay
•    Provides limited perquisites
•    Annually assesses risks in its compensation programs

What the Company Does Not Do:

•    Provide single trigger change in control provisions
•    Provide tax gross ups
•    Use an aspirational peer group of significantly larger companies
•    Provide discretionary or guaranteed incentive payouts
•    Overemphasize any single performance metric
•    Allow hedging or pledging of equity holdings

In connection with the adoption of these principles, the CNG Committee and the Board approved three significant changes to the Company’s executive compensation program in Fiscal 2023:

1.    Substantially revised the compensation peer group to improve alignment with the current financial and industry profile of the Company;
2.    The discretionary authority of the Executive Chair and Chief Executive Officer for compensation payable pursuant to the annual Variable Incentive Plan (“VIP”) was discontinued; and
3.    Targets for restricted share units (“RSUs”) subject to performance conditions (“PBRSUs”) were aligned with the Company’s publicly-disclosed long-term financial guidance and the performance measurement period for PBRSUs was increased from one year to three years.

In addition, to provide appropriate incentives to leadership to grow revenue and billings while managing profitability and to align the interests of management and shareholders, in Fiscal 2023 the CNG Committee and the Board:

•    Reviewed and adjusted the performance metrics for the annual Sales Incentive Plan (“SIP”) and VIP;
•    Granted 50% of long-term equity awards for senior leaders in the form of PBRSUs; and
•    Increased the base salary of four NEOs.

All of these strategic compensation decisions are further addressed below.
C.     Executive Compensation Philosophy and Elements of NEO Compensation
1.Objectives and General Principles
The Company aims to provide appropriate compensation for its NEOs that is internally equitable, externally competitive and reflects both Company performance and, when appropriate, individual achievements. The executive compensation strategy supported by the CNG Committee and the Board in Fiscal 2023 focused on the following strategic objectives and general principles:

Strategic Objective	General Principle
Maintain a world-class executive team
Maintain a strong executive team with the ability to implement the Company’s strategy and succeed in a fiercely competitive market. Identify and engage leaders capable of building a leading portfolio of software products and services with minimal margin for error, while growing revenues, and enhancing shareholder value.

Attract, motivate and retain exceptionally talented, high performing, entrepreneurial executives
Design a total executive compensation program that is market competitive. The Company seeks to align compensation with the NEOs’ experience, competency, contribution and growth potential in the Company.

Establish a clear performance linkage aligning compensation to business performance	The Company seeks to utilize a pay for performance philosophy. Compensation programs will be linked with measures critical to the success of the Company’s business.
Align to external market, but balance with simplicity and impact to the business
The Company utilizes a specific set of U.S. and Canadian technology comparators that are relevant to the Company to understand overall market practices. The Company’s overall NEO compensation philosophy values simplicity and measurable contributions to the Company’s success.

Align short-term compensation to the Company’s short-term objectives and outcomes	The VIP and SIP incentivize the Company’s executives to achieve the Company’s short-term objectives.
Align long-term compensation to shareholder interests	The Company’s long-term incentive programs link executive compensation to shareholder interests.
Appropriately manage risks arising from the Company’s compensation policies and practices
The Company will review annually the risk management and controls of the Company’s compensation and benefits arrangements, including the administration of the equity-based plans, with the CNG Committee. The Company will monitor market practices and trends to ensure continued effectiveness of compensation governance, including the engagement of independent third-party advisors where appropriate.

Provide benefits that are reasonably competitive to attract and retain talent	The NEOs generally participate in the same benefit plans as other employees. Some supplemental benefit programs may be offered for competitive reasons.

2.     Compensation Elements

In Fiscal 2023, NEO compensation was comprised of the following elements: base salary; annual incentive; long-term incentive; retirement savings; and other compensation. The purpose of each of these elements is as follows:

Elements	Purpose of the Compensation Elements
Base Salary (Annual Fixed)
•This element provides compensation to secure day-to-day services and reflects the NEO’s role within the Company, personal performance, experience and contribution to the business, the size and stage of development of the Company and competitive benchmarks.

Annual Incentive (Annual Variable)	•The VIP and SIP are designed to motivate and reward an NEO for contribution to the achievement of the Company goals for each fiscal year.
Long-Term Incentive (Long-Term Variable)
•This is the element by which NEOs receive compensation under the Company’s amended and restated equity incentive plan (the “Equity Incentive Plan”).
•The Equity Incentive Plan is designed to (a) advance the interests of the Company by encouraging equity participation through the acquisition of Common Shares, (b) enable the Company to attract and retain experienced and qualified executives in a highly competitive marketplace, and (c) align the interests of NEOs with the interests of shareholders by providing incentives which promote the creation and maintenance of shareholder value.

Retirement Savings (Long-Term)
•This element is designed to assist NEOs in saving for their retirement.
•The NEOs are provided the same retirement savings plans and Company matching program as the Company offers other employees of the Company with no additional pension or other retirement savings programs provided to the NEOs.

Other Compensation and Employee Benefits (Short & Long-Term)
Benefits
•These programs are designed to help ensure the health and wellness of employees and to provide coverage in case of death or disability.
•Benefits programs include health (including dental and vision care), life insurance and disability coverage.
Employee Share Purchase Plan
•All Company employees, including NEOs, are allowed to participate in the Company’s employee share purchase plan (the “ESPP”) to the extent it is offered in their country of employment. Employees may, each year, contribute between 1% and 15% of their eligible compensation up to $30,000 in any calendar year, with the Company either permitting participants to purchase Common Shares at a discount to the market price or providing a participant with cash contributions to purchase Common Shares.
Perquisites
•Perquisites are not a typical element of NEO compensation, but perquisite arrangements are established on a case-by-case basis as considered appropriate in the interests of the Company.

D.     Executive Compensation Decision-Making
1.Decision Process and Timing
The CNG Committee, the Board and the Executive Chair and Chief Executive Officer reviewed all elements of the Company’s NEO compensation for Fiscal 2023 and considered input on current trends and best practices in compensation design from the Company’s human resources organization. These trends and best practices included the use of different long-term incentive programs, competitive trends in compensation levels, mix of compensation elements and risk management for executive compensation.

In addition, the Company reviewed the provisions of potential government regulations and updated proxy advisory policies on compensation to understand emerging executive compensation issues and governance practices. The purpose of reviewing market trends and potential regulations is to ensure the Company is abreast of industry practices impacting compensation.

The Company does not place greater or lesser weight on any of these trends or practices but considers the general direction of this information in relation to the effectiveness of the Company’s plans over time. In addition, the Company considers the practices of the Company’s peer companies in addition to the trends and practices of the general marketplace for executive talent to be knowledgeable about the effectiveness of various reward vehicles.

The independent members of the Board consider and approve Executive Chair compensation, and the Executive Chair or the CNG Committee (in conjunction with the Executive Chair) reviews and approves the compensation packages for the other NEOs. These reviews and approvals for Fiscal 2023 compensation occurred as follows:

Topic	Q1 Fiscal 2023 March – May 2022	Q2 Fiscal 2023 June – August 2022	Q3 Fiscal 2023 September – November 2022	Q4 Fiscal 2023 December 2022 – February 2023
Base Salary			Base Salary Review (September)
Annual Incentive	Fiscal 2023 VIP and SIP Design and Metrics Approved (March)			Fiscal 2023 VIP Payment Approved (March 2023)
Long-Term Incentive				Fiscal 2023 Regular Annual Long-Term Incentive Awards Approved (December) and Granted (January)

A full base salary review of all NEOs was conducted in September 2022. As a result of the review, the base salary of each Messrs. Rai, Giamatteo and Eriksson was increased. See “D. Executive Compensation Decision-Making – 3. Compensation Elements and Company Goals – Base Salary” in this CD&A for more information.

2.     Comparator Group Development

Peer group data is one of a number of factors considered in determining compensation for the NEOs. Although the Company considers the compensation practices of peer companies, it does not make any determinations or changes in compensation in reaction to market data alone.

The Company periodically reviews the peer companies used for compensation benchmarking and may make changes based on consolidation within the industry, the business units which the Company operates and the relevance of peer companies to these business units, the organizations it views as labour competitors, the scale of the peer companies, and entities considered to be competing for similar stock market investors as the Company.

In March 2023, the CNG committee approved an updated peer group with which to compare the compensation of the Company’s NEOs, including representation from a broad range of publicly-traded technology companies which align to the current financial and industry profile of the Company. Most of the companies in the peer group are based in the United States. The comparator group approved in March 2023 consists of the following companies:

ACI Worldwide, Inc.	PTC Inc.
Appian Corporation	Qualys, Inc.
Blackbaud, Inc.	Rapid7, Inc.
CDK Global, Inc.	RingCentral, Inc.
Commvault Systems, Inc.	Sailpoint Technologies Holdings, Inc.
CrowdStrike Holdings, Inc.	SecureWorks Corp.
Dolby Laboratories, Inc.	SentinelOne, Inc.
HubSpot, Inc.	Tenable Holdings, Inc.
Manhattan Associates, Inc.	Teradata Corporation
Nuance Communications, Inc.	Varonis Systems, Inc.
Pegasystems Inc.	Verint Systems Inc.
Progress Software Corporation	Zscaler, Inc.

3.     Compensation Elements and Company Goals

Base Salary
The base salary for each NEO is generally reviewed annually. Base salaries are determined after considering: experience, expertise, expected future contributions, criticality to the Company, individual performance, salary history prior to joining the Company, and the need to be competitive in the labour market. Mr. Kurtz received a base salary increase of 4.75% on May 29, 2022 and another 27.1% increase as part of his promotion to Chief Legal Officer and Corporate Secretary effective July 16, 2022. Mr. Rai received a base salary increase of 11.11%, Mr. Giamatteo received a base salary increase of 4.0% and Mr. Eriksson received a base salary increase of 5.0%, each effective September 27, 2022. Mr. Chen’s base salary has remained unchanged since Fiscal 2014.

Annual Incentives

VIP Annual Incentive Plan

The VIP is an annual incentive plan designed to link a meaningful portion of the current cash compensation of each NEO, other than Mr. Chen, with the Company’s annual performance objectives by encouraging the NEOs to focus on exceeding established goals. For employees in centralized professional and administrative functions, such as finance, legal and human resources, the VIP is based solely on the achievement of performance objectives for the Company as a whole. For employees in a specific business unit, the VIP is primarily based on objectives tailored to the specific business unit results. Prior to Fiscal 2023, the Executive Chair and Chief Executive Officer held certain discretionary authority for compensation payable pursuant to the VIP; however, this discretionary authority was retracted by the Board in Fiscal 2023. The paragraphs that follow describe how the VIP is determined for each NEO other than Mr. Chen, who does not participate in the VIP.
Determining VIP Target Award Levels. Each NEO has a set target level of annual VIP incentive award as a percentage of the NEO’s base salary. For Fiscal 2023, Mr. Kurtz received a target percentage increase from 50% to 75% on July 16, 2022 as part of his promotion to Chief Legal Officer and Corporate Secretary. No other NEO received a target percentage increase in Fiscal 2023.

Name	Target % for Fiscal 2022	Target % for Fiscal 2023
Steve Rai	75%	100%
John Giamatteo	50%	50%
Mattias Eriksson	40%	40%
Phil Kurtz	50%	75%

For Messrs. Giamatteo and Eriksson, the total of the VIP target percentage and the SIP target percentage, described below, was 100% and 80% respectively for Fiscal 2023.

Design of the VIP Formula. Under the VIP, an NEO can earn annual incentive compensation that is calculated by multiplying the NEO’s base salary by the annual target percentage. This amount is further adjusted by a Performance Factor, which varies depending on the role of the NEO, the performance of the Company and the performance of the NEO’s applicable business unit, as follows:

NEO Base Salary	X	Annual Incentive Target (% of Base Salary)	X	VIP Performance Factor

Design of VIP Performance Factor Metrics and Weighting. The VIP performance factor is a function of certain metrics that were established during the first quarter of Fiscal 2023. The performance metrics in the VIP formula were structured to align NEOs’ compensation with the Company’s most critical business objectives for the year. The general corporate performance metrics applicable to Mr. Kurtz for Fiscal 2023 were:

Performance Metric	Weighting
Software and Services Billings (ACV)	50%
Software and Services Controllable Contribution Margin	10%
Corporate Earnings Per Share	30%
Corporate Diversity, Equity & Inclusion (DEI) – Gender	5%
Corporate Diversity, Equity & Inclusion (DEI) – Diversity	5%

The Software and Services billings metric consisted of billings from the Company’s Cybersecurity and IoT business units, collectively, calculated on an annual contract value (“ACV”) basis. The Corporate earnings per share metric referred to earnings per share as reported by the Company on a non-GAAP basis. The Corporate DEI – Gender metric referred to the representation of women as a percentage of the Company’s global employee base in comparison to a global software industry benchmark. The Corporate DEI – Diversity metric referred to the representation of racialized persons as a percentage of the Company’s North American employee base in comparison to North American technology industry benchmarks. The Company did not use its global employee base for this metric as the relevant information is only collected on a consistent basis with respect to employees in North America.

The VIP performance factor for Mr. Rai for Fiscal 2023 was designed to be based either on (i) the corporate performance metrics described above with respect to Mr. Kurtz, or (ii) the metrics set forth below, which included a component based on IP revenue:

Performance Metric	Weighting
IP Revenue	30%
Software and Services Billings (ACV)	33%
Software and Services Controllable Contribution Margin	7%
Corporate Earnings Per Share	20%
Corporate Diversity, Equity & Inclusion (DEI) – Gender	5%
Corporate Diversity, Equity & Inclusion (DEI) – Diversity	5%

The IP Revenue metric consisted of revenue from the Company’s patent licensing business, for which Mr. Rai’s organization is responsible. As of the start of Fiscal 2023, the Company had paused its patent licensing activities pending the completion of a sale of the Company’s portfolio of non-core patent assets. The metrics including IP Revenue were intended to apply to Mr. Rai in the event of the completion of the patent sale or the resumption of licensing activities during Fiscal 2023; otherwise, the corporate performance metrics would apply. At the end of Fiscal 2023, the patent sale remained pending and, as a result, licensing activities had not been resumed and therefore the corporate performance metrics applied to Mr. Rai.

The performance metrics applicable to Mr. Giamatteo for Fiscal 2023 were:

Performance Metric	Weighting
Cybersecurity Billings (ACV)	60%
Cybersecurity Controllable Contribution Margin	20%
Corporate Earnings Per Share	10%
Corporate Diversity, Equity & Inclusion (DEI) – Gender	5%
Corporate Diversity, Equity & Inclusion (DEI) – Diversity	5%

The performance metrics applicable to Mr. Eriksson for Fiscal 2023 were:

Performance Metric	Weighting
IoT Revenue	60%
IoT Controllable Contribution Margin	20%
Corporate Earnings Per Share	10%
Corporate Diversity, Equity & Inclusion (DEI) – Gender	5%
Corporate Diversity, Equity & Inclusion (DEI) – Diversity	5%

Determine Performance Achievement Multiple. Each performance metric was measured against a pre-determined target and a multiple was assigned for each metric based on actual performance relative to the applicable target (with the multiple determined on a pro rata basis for achievement between levels above threshold).

Software and Services Billings (ACV), IP Revenue, Cybersecurity Billings (ACV), IoT Revenue		Software and Services Controllable Contribution Margin, Cybersecurity Controllable Contribution Margin, IoT Controllable Contribution Margin
Performance vs. Target	VIP Multiple	Performance vs. Target	VIP Multiple
Below 90%	0.00	Below 100%	0.00
90%-100%	0.25-1.00	100%	1.00
100%	1.00	100%-150%	1.00-1.50
100%-125%	1.00-1.50	Above 150%	1.50
Above 125%	1.50
Corporate Earnings Per Share		Corporate DEI – Gender, Corporate DEI – Diversity
Performance vs. Target	VIP Multiple	Performance vs. Target	VIP Multiple
Below 100%	0.00	Below 100%	0.00
100%	1.00	100%	1.00
100%-133%	1.00-1.33	Above 100%	1.00
Above 133%	1.33

Performance Metric Results. At the end of Fiscal 2023, the performance metrics were reviewed to determine achievement against their respective targets. Based on the financial performance of the Company in Fiscal 2023, the following performance percentages and multiples were achieved for each of the components described above:

Performance Metric	Performance Achieved	VIP Multiple Achieved
Software and Services Billings (ACV)	90%	0.29
Software and Services Controllable Contribution Margin	96%	0.00
Cybersecurity Billings (ACV)	89%	0.00
Cybersecurity Controllable Contribution Margin	72%	0.00
IoT Revenue	98%	0.85
IoT Controllable Contribution Margin	120%	1.20
Corporate Earnings Per Share	93%	0.00
Corporate DEI – Gender	95%	0.00
Corporate DEI – Diversity	103%	1.00

For each NEO other than Mr. Chen, the VIP performance factor is the sum of the weighted multiple achieved for each performance metric applicable to the NEO.

The table below shows the amount of the annual VIP awards earned and payable to the NEOs in April 2023 in respect of Fiscal 2023 performance.

Name	VIP Amount	Weighted Performance Achieved vs. Target
John Chen[1]	$2,000,000	N/A
Steve Rai[2]	$82,916	19.26%
John Giamatteo	$13,984	5.0%
Mattias Eriksson	$163,254	79.93%
Phil Kurtz[3]	$39,598	19.26%
1 Mr. Chen does not participate in the VIP. Mr. Chen’s employment agreement provides for the payment of an annual cash bonus of not less than $2,000,000 (the “Chen Cash Bonus”).
2 Mr. Rai’s VIP cash bonus of CDN $108,911 has been converted to U.S. dollars using the Bank of Canada average rate for Fiscal 2023 of $1.00 = CDN $1.3135.
3 Mr. Kurtz’s VIP cash bonus of CDN $52,012 has been converted to U.S. dollars using the Bank of Canada average rate for Fiscal 2023 of $1.00 = CDN $1.3135.

SIP Annual Incentive Plan
The SIP is an annual incentive plan designed to link a meaningful portion of the current cash compensation of each NEO in a commissioned sales function with the Company’s annual sales-related objectives by encouraging the NEOs to focus on exceeding established targets. For Fiscal 2023, Mr. Giamatteo had a target level of annual SIP incentive award that was equal to 50% of his base salary, such that the total of his SIP target percentage and VIP target percentage was 100% of his base salary. Mr. Eriksson had a target level of annual SIP incentive award that was equal to 40% of his base salary, such that the total of his SIP target percentage and VIP target percentage was 80% of his base salary. None of the other NEOs participated in the SIP in Fiscal 2023.

Design of the SIP Formula. Under the SIP, Messrs. Giamatteo and Eriksson can earn annual incentive compensation that is calculated by multiplying their base salary by their annual target percentage. This amount is further adjusted by a SIP performance factor, which is aligned to the performance of their respective business units, as follows:

NEO Base Salary	X	Annual Incentive Target (% of Base Salary)	X	SIP Performance Factor

Design of SIP Performance Factor Metrics and Weighting.

The performance metrics applicable to Mr. Giamatteo for Fiscal 2023 were:

Performance Metric	Weighting
Cybersecurity Revenue	50%
Cybersecurity Billings (ACV)	50%

The performance metric applicable to Mr. Eriksson for Fiscal 2023 was:

Performance Metric	Weighting
BTS Revenue[1]	100%

1 BlackBerry BTS consists of BlackBerry QNX, BlackBerry Radar® and BlackBerry Certicom®.

Determination of SIP Performance Achievement Multiplier. For the performance metric, a multiplier is determined based on actual performance, expressed as a percentage of achievement relative to the applicable target, as follows:

Cybersecurity Revenue, BTS Revenue		Cybersecurity Billings (ACV)
Performance vs. Target	SIP Multiplier	Performance vs. Target	SIP Multiplier
0-100%	1.00	0-100%	1.00
Above 100%	3.00	100%-120%	2.00
		120%-165%	2.50
		Above 165%	1.00
Performance Metric Results. Based on the achievement of the SIP performance metric against target in Fiscal 2023, the following performance percentage, SIP multiplier and SIP performance factor were achieved:

Performance Metric	Performance Achieved	SIP Multiplier	SIP Performance Factor
Cybersecurity Revenue	91.01%	1.00	0.9101
Cybersecurity Billings (ACV)	88.23%	1.00	0.8823
BTS Revenue	98.68%	1.00	0.9868

The table below shows the amount of the annual SIP awards earned and payable to the NEOs for Fiscal 2023.

Name	SIP Amount	Percentage of Target Achieved
John Giamatteo	$249,924	89.36%
Mattias Eriksson	$202,361	99.08%

Long-Term Incentive Compensation
Long-term incentive compensation continues to be a significant element of total compensation for the NEOs in order to align the interests of NEOs with the achievement of the Company’s long-term business objectives and the interests of shareholders. The awards to NEOs are also granted in recognition of the importance of an NEO to the Company’s future, the desire to create retention value with each NEO and the individual performance of each NEO, in each case, at the time the equity awards were granted. The Company and the CNG Committee believe that the long-term incentive compensation element of the Company’s compensation program needs to be competitive relative to the Company’s comparator group, and that it is imperative to executing the Company’s strategy in an intensely competitive industry and to attracting and retaining key talent.

Executive Chair and Chief Executive Officer Long-Term Incentive Award

In Fiscal 2019, the Board approved an agreement to extend Mr. Chen’s leadership of the Company (the “Chen Extension”), which included changes to Mr. Chen’s compensation structure for Fiscal 2019 and subsequent fiscal years. The Chen Extension provides Mr. Chen with incentives to remain as Executive Chair until November 3, 2023 through an award of time-based RSUs (the “Extension TBRSUs”), long-term performance-based RSUs (the “Extension PBRSUs”) and a performance-based cash award (the “Extension Cash Award”). Mr. Chen’s base salary, short-term cash incentive and benefits have not changed under the Chen Extension. Since the Chen Extension, the Company has not granted any additional long-term equity or cash incentive awards to Mr. Chen, and the Company does not intend to do so prior to November 3, 2023.

Annual Awards
On an annual basis, the CNG Committee reviews the long-term incentive compensation of NEOs other than Mr. Chen. This review takes into consideration total compensation and external market factors, including comparator group information. The quantum or dollar value of options to acquire Common Shares (“Options”) or RSUs granted depends on, among other things, the position, level and performance of the individual, as well as comparator group information and the Company’s past grants to the individual.
Following a survey of long-term incentive market practices, long-term incentive awards for Fiscal 2023 were granted to Messrs. Rai, Giamatteo and Eriksson, half of which were granted as time-based RSUs (“TBRSUs”) vesting on a straight-line basis in annual installments over three years, and half of which were granted as PBRSUs which vest entirely, partially or not at all on the third anniversary of the grant date depending on the Company’s total software and services ACV billings and non-GAAP earnings per share performance, in each case for the period of three fiscal years beginning with and including the fiscal year in which the award is granted. Each PBRSU grant specifies a target award, reflecting the number of PBRSUs that will vest if 100% of the three-year targets approved by the Board are achieved, and a maximum possible award of 150% of the target award.

A percentage of the target award is eligible to vest based on the Company’s total software and services ACV billings for the period of three fiscal years beginning with and including the fiscal year in which the award is granted, excluding the benefit of billings from acquisitions not contemplated in the annual operating plan for fiscal year in which the award is granted, as follows: (i) if the Company achieves less than 90% of the applicable target, then none of the PBRSUs related to software and services ACV billings will vest; (ii) if the Company achieves between 90% and 100% of the applicable target, then between 10% and 40% of the target PBRSUs will vest on a pro rata basis to reflect the percentage of achievement (such that, for example, 90% achievement would result in 10% vesting and 100% achievement would result in 40% vesting); (iii) if the Company achieves between 100% and 125% of the applicable target, then between 40% and 65% of the target PBRSUs will vest on a pro rata basis to reflect the percentage of achievement (such that, for example, 100% achievement would result in 40% vesting and 125% achievement would result in 65% vesting); and (iv) if the Company achieves more than 125% of the applicable target, then 65% of the target PBRSUs will vest.

An additional percentage of the target award is eligible to vest based on non-GAAP earnings per share for the period of three fiscal years beginning with and including the fiscal year in which the award is granted, excluding the impact of acquisitions not contemplated in the annual operating plan for fiscal year in which the award is granted as follows: (i) if the Company achieves less than 100% of the applicable target, then none of the PBRSUs related to earnings per share will vest; (ii) if the Company achieves between 100% and 125% of the target, then between 40% and 65% of the target PBRSUs will vest on a pro rata basis to reflect the percentage of achievement (such that, for example, 100% achievement would result in 40% vesting and 125% achievement would result in 65% vesting); and (iii) if the Company achieves more than 125% of the applicable target, then 65% of the target PBRSUs will vest.

If the Company achieves at least 90% of the three-year target for software and services ACV billings and at least 100% of the three year target for non-GAAP earnings, then an additional 20% of the target PBRSUs will also vest.

Interim Awards

In addition to the annual long-term incentive awards, the Company also makes long-term incentive awards on an interim basis in accordance with the policy on granting equity awards that has been adopted by the Board. Awards are generally made in connection with new hires, promotions, acquisitions and in some cases as special incentives, including in recognition of special contributions or for retention purposes. In Fiscal 2023, the only interim awards to an NEO were made to Mr. Kurtz, who was granted a time-based retention equity award with a grant date fair value of $200,000 on June 24, 2022 vesting on the third anniversary of the grant date and a promotion equity award with a grant date fair value of $800,000 on September 28, 2022 in recognition of his appointment as Chief Legal Officer and Corporate Secretary. Half of the promotion equity award was granted in the form of TBRSUs vesting on a straight-line basis in annual installments over three years. The other half of the promotion equity award was granted in the form of PBRSUs which vest entirely, partially or not at all on the third anniversary of the grant date depending on the achievement of the Company’s annual operating plan (“AOP”) target for total software and services ACV billings (excluding the benefit of billings from acquisitions not contemplated in the AOP) and the achievement of the Company’s AOP non-GAAP earnings per share (excluding the impact of acquisitions not contemplated in the AOP) for Fiscal 2024. The PBRSU grant specifies a target award, reflecting the number of PBRSUs that will vest if 100% of the AOP targets are achieved, and a maximum possible award of 150% of the target award.

A percentage of the target PBRSUs is eligible to vest based on software and services ACV billings for Fiscal 2024, as follows: (i) if the Company achieves less than 90% of the applicable AOP target, then none of the PBRSUs related to software and services ACV billings will vest; (ii) if the Company achieves between 90% and 125% of the applicable AOP target, then between 10% and 65% of the target PBRSUs will vest on a pro rata basis to reflect the percentage of achievement (such that, for example, 90% achievement would result in 10% vesting and 125% achievement would result in 65% vesting); and (iii) if the Company achieves more than 125% of the applicable AOP target, then 65% of the target PBRSUs will vest.

An additional percentage of the target PBRSUs is eligible to vest based on non-GAAP earnings per share for Fiscal 2024, as follows: (i) if the Company achieves less than 100% of the applicable AOP target, then none of the PBRSUs related to earnings per share will vest; (ii) if the Company achieves between 100% and 125% of the AOP target, then between 40% and 65% of the target PBRSUs will vest on a pro rata basis to reflect the percentage of achievement (such that, for example, 100% achievement would result in 40% vesting and 125% achievement would result in 65% vesting); and (iii) if the Company achieves more than 125% of the applicable AOP target, then 65% of the target PBRSUs will vest.

If the Company achieves at least 90% of the AOP target for software and services ACV billings for Fiscal 2024 and at least 100% of the AOP target for non-GAAP earnings per share for Fiscal 2024, then an additional 20% of the target PBRSUs will also vest.

Retirement Savings

The Company offers all Canadian-based and U.S.-based NEOs from time to time the opportunity to participate in the group retirement savings plan that is made available to all other Canadian-based and U.S.-based employees. In Fiscal 2023, the Company matched each Canadian-based employee’s contribution to the group registered retirement savings plan (the “Group RRSP”) and each U.S.-based employee’s contribution to the U.S. 401(k) Plan dollar for dollar up to 5% of the employee’s base salary, subject to the Canada Revenue Agency’s current year contribution limit for Canada and the IRS limit in the case of each U.S. employee. Messrs. Rai and Kurtz are the only Canadian-based NEOs. Consistent with the Company’s philosophy, no additional forms of pension plan are offered to the NEOs.

Other Compensation (Benefits & Perquisites)
The NEOs are offered similar benefits to all other employees. In addition, the Company has agreed to provide Mr. Chen, his spouse and eligible dependents with health coverage following the termination of Mr. Chen’s employment without cause or his resignation for good reason until the later of his death or the death of his spouse. The Company will provide Mr. Chen with a gross-up for any taxes on such post-employment health benefits. The Company has also agreed to provide Mr. Chen with post-employment office space and administrative support. No change has been made to Mr. Chen’s post-employment benefits since Fiscal 2017.

4.     Clawback of Incentive and Equity-Based Compensation
The Company maintains a policy with respect to the reimbursement of incentive and equity-based compensation. Under the policy, subject to any available exemptions under applicable law or regulation, the Company shall require reimbursement (on a pre-tax basis) of an NEO’s annual bonus, equity incentive and/or other performance-based compensation in respect of the Company’s most recent three fiscal years if: (i) the Company is required to restate its financial statements to correct a material error due to material non-compliance with applicable financial reporting requirements, and (ii) such compensation exceeded the amount which ought to have been awarded or earned based on the restatement, to the extent of such excess. In such circumstances, wrongdoing on the part of the NEO is not required in order for reimbursement to be triggered. In addition, subject to any available exemptions under applicable law or regulation, the Company shall require reimbursement of an NEO’s annual bonus and/or equity incentive compensation in respect of the immediately preceding one-year period if the Company becomes aware of Misconduct (as defined in the policy).

5.     NEO Share Ownership Guidelines
The Company maintains share ownership guidelines of at least four times base salary for the Chief Executive Officer and of at least two times base salary for each other NEO. Under the guidelines, all unvested equity awards and owned shares are counted toward the target. The NEOs have five years from first becoming subject to the guidelines to attain the requisite share ownership levels. If they do not meet the guidelines within such period, they are required to hold at least 50% of their Common Shares obtained (on an after-tax basis) from the settlement of equity awards until such time as the guidelines are satisfied. The share ownership guideline has been met by all of the NEOs.
E.     Compensation Risk Management
The mandate of the CNG Committee requires the CNG Committee to review annually the risk management and controls of the Company’s compensation and benefit arrangements, including the administration of the Company’s equity-based plans.

In February 2023, the Company engaged Manatt, Phelps & Phillips, LLP (“Manatt”) to assist with a risk assessment of compensation programs and polices related to the NEOs. The compensation risk assessment included interviews with senior management representatives to: (a) identify significant risks, if any; (b) understand the role of compensation in supporting appropriate risk taking; and (c) understand how risk is governed and managed at the Company. Manatt also reviewed documentation relating to the Company’s existing risk management processes, Board and committee mandates, plan documentation for the Company’s annual and long-term incentive programs, and severance provisions and other contractual arrangements for the NEOs. In addition, Manatt conducted a compensation risk audit of the Company’s compensation policies and programs using its risk scorecard to identify any risk exposures.

Manatt’s compensation risk review indicated that the Company’s current compensation programs and practices appear reasonably aligned with its current strategy and are not likely to encourage excessively risky behaviour.
The Company’s compensation programs are designed to align with the Company’s business strategy, product life cycle and risk profile. Manatt identified the following key risk-mitigating features in the Company’s compensation governance processes and compensation structure:

•    Appropriate linkage between pay and business risks. The compensation program is structured to provide both fixed and variable compensation. Salary provides a competitive “base” level of income so that NEOs do not feel pressured to focus exclusively on short term goals or stock price, while variable compensation provides the potential for a strong pay-for-performance link. A significant portion of target direct total compensation for NEOs is delivered through variable compensation.
•    Linkage with shareholders. Compensation is weighted toward variable compensation with a significant performance-based component. Most senior management equity awards are split equally between TBRSUs vesting in a straight line over three years, and PBRSUs, which cliff vest at the end of three years, if at all, based on achievement of specified performance goals.
•    Leveraged upside and downside. Annual incentive payouts and PBRSUs are subject to minimum levels of performance and the potential exists for above-target payouts based on above-target performance up to a specified maximum payout.
•    Annual comparison with market peers. On a periodic basis, the Company conducts a complete review of its compensation strategy, including the pay philosophy and program design, in light of business requirements, market practice, proxy advisory guidelines and governance considerations. In Fiscal 2023, the compensation peer group was updated to better match companies in size and industry and to more closely align to externally-recommended peers.
•    Cash bonus plan maximum payout. For NEOs other than the Executive Chair and Chief Executive Officer, the VIP had a maximum payout multiplier of 1.42x target and, although the SIP does not have a maximum payout, it is limited by the performance of the Company.
•    Balance of performance metrics. In Fiscal 2023, the financial metrics in the VIP program and the business units’ respective targets for billings or revenue in the SIP program provided a balanced approach that focused executives on the Company’s overall strategic plan rather than only focusing on revenue without regard to cost structure and the quality and timing of performance.
•    Alignment with annual budget. The Company develops the annual compensation programs in alignment with the AOP and regularly tracks the cost of the compensation programs as compared to the AOP.
•    Established definition for each metric at beginning of performance cycle. The performance goals for cash incentives are approved by the Executive Chair and Chief Executive Officer and provided to the CNG Committee for review at the beginning of the performance cycle. Each financial and non-financial metric is clearly defined and communicated to the applicable business unit leader.
•    Audit process for performance results. The Company regularly reviews, tracks and reports to the CNG Committee on performance against established metrics and on potential compensation payouts to effectively identify any misalignment and manage any inherent risks.
•    Validation of payout calculations. Payout calculations are audited and provided to the CNG Committee for review.
•    Policy for timing of equity grants. The Board has adopted a policy on granting equity awards with guidelines governing the timing of equity grants and has adhered to such policy.
•    Independent advisor. The CNG Committee uses an independent advisor on an as-needed basis to provide an external perspective on market changes and best practices related to compensation design, governance and compensation risk management. In addition, in Fiscal 2023 the CNG Committee engaged Mercer to provide executive compensation advisory services including reviews of the peer group, key risks and mitigation alternatives.
•    Clawback policy. The Company’s policy covers recoupment of incentive and equity-based compensation in certain circumstances in connection with financial restatements and misconduct.
•    Anti-hedging policy. The Company’s Insider Trading Policy prohibits any officer or director from engaging in any kind of hedging or equity monetization strategy that could reduce or limit his or her economic risk with respect to his or her holdings, ownership or interest in or to Company securities. The policy specifies that hedging transactions include trades in derivative securities that are designed to hedge or offset a decrease in the market value of Company securities. The Company is not aware of any of its current NEOs or directors engaging in any hedging activities or share pledging.

•    Share ownership guidelines. The Chief Executive Officer is required to maintain at least four times his salary in Company equity (at least two times salary for other NEOs) to help align his interests with shareholders and the longer-term performance of the Company.
•    Non-binding shareholder Advisory Vote on Executive Compensation. The Company has an annual Advisory Vote on Executive Compensation which allows for shareholders to express approval or disapproval of the approach to executive compensation. See “Business to be Transacted at the Meeting – 4. Advisory Vote on Executive Compensation” in this Management Proxy Circular.
F.     Executive Compensation Tables
Summary Compensation Table

The following table provides a summary of the total compensation awarded to, earned by, paid to, or payable to, each NEO of the Company for Fiscal 2023, Fiscal 2022 and Fiscal 2021.

Summary Compensation Table[1]
Name and Principal Position	Year[2]	Salary ($)	Bonus[3] ($)	Equity Awards[4] ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation[9] ($)	Total ($)
John Chen Executive Chair and Chief Executive Officer	2023	1,000,000	2,000,000	–	–	15,850	3,015,850
	2022	1,000,000	2,000,000	–	–	17,877	3,017,877
	2021	1,000,000	2,000,000	–	–	6,608	3,006,608
Steve Rai Chief Financial Officer	2023	430,510	–	767,266	82,916	11,470	1,292,162
	2022	413,107	170,682	705,358	14,181	14,423	1,317,750
	2021	365,717	–	481,672	117,884	4,804	970,078
John Giamatteo President, Cybersecurity	2023	559,342	–	1,499,999	263,908[5]	7,573	2,330,822
	2022	223,014	229,166[6]	5,205,964	–	1,421	5,659,565
Mattias Eriksson President, IoT	2023	510,616	–	799,997	365,615[7]	15,442	1,691,671
	2022	413,699	38,888	3,780,874	135,507[8]	4,808	4,373,775
Phil Kurtz Chief Legal Officer and Corporate Secretary	2023	306,231	–	1,032,027	39,598	13,940	1,391,796
	2022	264,645	33,081	96,975	6,616	12,113	413,430
	2021	248,459	–	72,249	55,854	3,345	379,906
1 Other than as noted below, all compensation paid in Canadian dollars to Messrs. Rai and Kurtz was converted to U.S. dollars using the Bank of Canada average rate of $1.00 = CDN $1.3344 for Fiscal 2021, $1.00 = CDN $1.2528 for Fiscal 2022 and $1.00 = CDN $1.3135 for Fiscal 2023.
2 Fiscal 2021 covers the period from March 1, 2020 to February 28, 2021, inclusive, Fiscal 2022 covers the period from March 1, 2021 to February 28, 2022, inclusive and Fiscal 2023 covers the period from March 1, 2022 to February 28, 2023, inclusive.
3 Amounts in this column paid or made payable in respect of Fiscal 2021, Fiscal 2022 and Fiscal 2023 include the Chen Cash Bonus, the discretionary portion of VIP awards for Messrs. Rai, Eriksson and Kurtz in respect of Fiscal 2022, guaranteed VIP and SIP awards in respect of Fiscal 2022 for Mr. Giamatteo pursuant to his employment agreement and a merit lump sum payment for Mr. Kurtz in respect of Fiscal 2022.
4 TBRSU awards granted in Fiscal 2023 were valued using the fair market value of Common Shares on the NYSE of $5.75 on June 24, 2022, $4.99 on September 28, 2022 and $3.52 on January 6, 2023, as applicable. The calculated fair value of the PBRSUs granted in Fiscal 2023 was assumed to be, and accounted for, at market price at the date of grant. These values were determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. This column reflects the value of the target award granted in respect of the PBRSUs based on the determination that performance at target would be the probable outcome of the performance condition. The grant date fair value calculated based on performance at the maximum award level for the PBRSUs granted in Fiscal 2023 would be $959,079 for Mr. Rai, $1,874,991 for Mr. Giamatteo, $999,993 for Mr. Eriksson and $1,241,046 for Mr. Kurtz.
5 Amount includes both Fiscal 2023 VIP of $13,984 and Fiscal 2023 SIP of $249,924 for Mr. Giamatteo.
6 Amount includes both Fiscal 2022 VIP of $114,583 and Fiscal 2022 SIP of $114,583 for Mr. Giamatteo.
7 Amount includes both Fiscal 2023 VIP of $163,254 and Fiscal 2023 SIP of $202,361 for Mr. Eriksson.
8 Amount includes both Fiscal 2022 VIP of $2,482 and Fiscal 2022 SIP of $133,025 for Mr. Eriksson.
9 Amounts in this column include Company contributions to retirement savings plans for each NEO during Fiscal 2021, Fiscal 2022 and Fiscal 2023 in connection with the NEO's participation in the Group RRSP or 401(k) Plan, in addition to wellness reimbursements and Bring-Your-Own-Phone (BYOP) device reimbursements for each of these respective years.

Grants of Plan-Based Awards Table
The following table provides information on VIP, SIP and equity awards granted in Fiscal 2023 to each NEO:

Name	Grant Date in Fiscal 2023	Approval Date in Fiscal 2023	Description	Estimated Future Payouts under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steve Rai			FY2023 VIP	21,526	430,510	602,283	–	–	–	–	–
	January 6	December 20	TBRSUs	–	–	–	–	–	–	106,534	383,633
	January 6	December 20	PBRSUs	–	–	–	4,261	106,534	159,800	–	383,633
John Giamatteo			FY2023 VIP	13,984	279,671	391,540	–	–	–	–	–
			FY2023 SIP	0	279,671	N/A3	–	–	–	–	–
	January 6	December 20	TBRSUs	–	–	–	–	–	–	213,068	749,999
	January 6	December 20	PBRSUs	–	–	–	8,522	213,068	319,600	–	749,999
Mattias Eriksson			FY2023 VIP	10,206	204,123	285,773	–	–	–	–	–
			FY2023 SIP	0	204,123	N/A3
	January 6	December 20	TBRSUs	–	–	–	–	–	–	113,636	399,999
	January 6	December 20	PBRSUs	–	–	–	4,545	113,636	170,453	–	399,999
Phil Kurtz			FY2023 VIP	10,280	205,594	287,626	–	–	–	–	–
	June 24	June 23	TBRSUs	–	–	–	–	–	–	34,782	195,953
	September 28	September 27	TBRSUs	–	–	–	–	–	–	80,160	418,037
	September 28	September 27	PBRSUs	–	–	–	3,206	80,160	120,240	–	418,037
1 Non-equity incentive plan awards are short-term incentives that may be earned under the Fiscal 2023 VIP and SIP.
2 For PBRSUs granted in Fiscal 2023, NEOs may earn 10% of the target award upon attainment of threshold performance and up to 150% of the target award upon attainment of maximum performance.
3 There was no payout maximum for the Fiscal 2023 SIP for Messrs. Giamatteo and Eriksson, although the payout was limited by the performance of the Company.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides a summary of the outstanding equity awards for each of the NEOs and the amounts reflected were valued using the NYSE closing price of the Common Shares as of February 28, 2023 of $3.88:

Name	Grant Date	Number of Shares or Units of Shares That Have Not Vested (#)[1]	Market Value of Shares or Units of Shares That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[2]	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John Chen	April 10, 2018	1,000,000	3,880,000	2,000,000	7,760,000
Steve Rai	January 6, 2023	106,534	413,352	106,534	413,352
	February 1, 2022	28,459	110,421	4,871	18,899
	December 21, 2020	11,720	45,474	10,549	40,930
John Giamatteo	January 6, 2023	213,068	826,704	213,068	826,704
	February 1, 2022	213,446	828,170	-	-
Mattias Eriksson	January 6, 2023	113,636	440,908	113,636	440,908
	February 1, 2022	32,016	124,222	5,479	21,259
	June 28, 2021	78,124	303,121	128,905	500,151
Phil Kurtz	September 28, 2022	80,160	311,021	80,160	311,021
	June 24, 2022	34,782	134,954	-	-
	February 1, 2022	3,912	15,179	670	2,600
	December 21, 2020	1,758	6,821	1,583	6,142

1 The following table provides the vesting schedules, as of February 28, 2023, for TBRSUs and for PBRSUs in respect of which the performance period is complete but the units remain unvested:

Grant Date	Outstanding Vesting Dates
January 6, 2023	TBRSUs vesting 1/3 January 3, 2024, 1/3 January 3, 2025 and 1/3 January 3, 2026
September 28, 2022	TBRSUs vesting 1/3 September 28, 2023, 1/3 September 28, 2024 and 1/3 September 28, 2025
June 24, 2022	TBRSUs vesting June 24, 2025
February 1, 2022	TBRSUs vesting 1/2 January 3, 2024 and 1/2 January 3, 2025; PBRSUs vesting January 3, 2025
June 28, 2021	TBRSUs vesting 1/2 June 28, 2023 and 1/2 June 28, 2024; PBRSUs vesting June 28, 2024
December 21, 2020	TBRSUs and PBRSUs vesting December 21, 2023
April 10, 2018	TBRSUs and PBRSUs vesting November 3, 2023

During Fiscal 2023, the performance period ended with respect to PBRSUs granted in Fiscal 2022. PBRSUs granted to Mr. Eriksson on June 28, 2021 achieved 110% of target, PBRSUs granted to Messrs. Rai, Eriksson and Kurtz on February 1, 2022 achieved 11% of target and PBRSUs granted to Mr. Giamatteo on February 1, 2022 achieved 0% of target. A portion of the PBRSUs granted in Fiscal 2022 reflecting this achievement have been earned but not vested, and the balance of such PBRSUs have been forfeited.

2 Unearned PBRSUs are based on target achievement. The following table provides the vesting schedules for unearned PBRSUs with outstanding vesting dates as of February 28, 2023:

Grant Date	Outstanding Vesting Dates
January 6, 2023	Vesting January 6, 2026
September 28, 2022	Vesting September 28, 2025
April 10, 2018	Vesting annually through to November 3, 2023

Options Exercised and Stock Vested during Fiscal 2023
The following table provides a summary of the value of RSUs that vested during Fiscal 2023. None of the NEOs held Company stock options during Fiscal 2023.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
John Chen	1,000,000	4,270,000
Steve Rai	54,958	241,932
John Giamatteo	106,724	353,256
Mattias Eriksson	55,072	277,211
Phil Kurtz	6,767	28,588
1    RSUs were valued using the fair market value of Common Shares on the vesting date. RSUs held by Messrs. Chen, Giamatteo and Eriksson were valued using the fair market value on the NYSE while RSUs held by Messrs. Rai and Kurtz were valued using the fair market value on the TSX and converted to U.S. dollars using the Bank of Canada closing rate on the day of vest (April 1, 2022 of $1.00 = CDN $1.2512, September 25, 2022 of $1.00 = CDN $1.3570, December 21, 2022 of $1.00 = CDN $1.3612 and January 3, 2023 of $1.00 = CDN $1.3658).
During Fiscal 2023, the three-year performance period expired with respect to PBRSUs that were granted to Messrs. Rai and Kurtz during Fiscal 2020. Based on the achievement of the Company for the performance period, none of such PBRSUs held by Messrs. Rai and Kurtz vested and all such PBRSUs were forfeited.

G.     Employment Arrangements, Termination and Change of Control Benefits
This section summarizes details of provisions in employment contracts and long-term incentive plans that would trigger payments by, or confer benefits from, the Company to the NEOs upon termination, a change of control or retirement. The Company has change of control and severance guidelines that cover the NEOs and certain other senior executives. These guidelines are designed to retain key members of management for the benefit of the Company and its shareholders by providing the executives with base line protection in the event of a termination of their employment without cause, including in connection with a change of control.

1.Employment Arrangements
Executive Chair and Chief Executive Officer
Mr. Chen is employed under a written employment contract that was entered into on November 3, 2013, as amended on October 8, 2015 and as supplemented by the Chen Extension on March 14, 2018, which provides for the following:

Termination without Cause or for Good Reason – General
•Company will pay the difference between base salary earned prior to the date of termination and any additional base salary he would have been entitled to had he remained employed for the entire year in which he was terminated.
•In addition, the Company shall provide:
•lump sum payment of two times base salary at time of termination;
•lump sum payment of two times the full amount of bonus entitled to at the conclusion of the fiscal year in which terminated;
•lifetime medical, dental, and health and welfare coverage for Mr. Chen, his spouse and eligible dependents until the later of his death or the death of his spouse and continuation of all other benefits entitlements for 18 months following termination; and
•accelerated vesting of unvested RSUs, including the Extension TBRSUs and Extension PBRSUs, and of the Extension Cash Award.

Termination without Cause or for Good Reason – Change of Control
•Termination for “good reason” includes a change of control. If within 24 months after a change of control the Company terminates Mr. Chen, or Mr. Chen terminates the agreement, he shall be entitled to the same benefit package he would have received had the Company terminated him without cause.

Termination with Cause	•Company will pay any unpaid base salary earned to the date of termination.

With respect to Mr. Chen, “good reason” means any of the following, if uncured by the Company within 30 days: (i) a breach of Mr. Chen’s employment contract by the Company; (ii) a reduction in Mr. Chen’s base compensation or bonus; (iii) a reduction in Mr. Chen’s authority, duties or responsibilities, or the assignment to him of substantial duties inconsistent with his position; (iv) a requirement by the Company, without Mr. Chen’s consent, that he relocate to a location greater than 50 miles from his place of residence; (v) the occurrence of a material change in the Company’s business plan or strategy not supported by Mr. Chen or the establishment of a business plan or strategy that is inconsistent with that established by him; or (vi) a change of control followed by termination by the Company or Mr. Chen within 24 months.

With respect to each NEO other than Mr. Chen, “good reason” means any of the following: (i) a material and detrimental alteration of the NEO’s position, duties or responsibilities with the Company; (ii) a reduction in the NEO’s base salary of at least 10%, except where such reduction is part of a general reduction in the base salary of all members of the executive officers of the Company which does not occur following a change of control and affects the NEO in substantially the same manner as the other executive officers of the Company; (iii) the failure to continue the NEO’s participation in any share option, share purchase, profit sharing, bonus or other incentive compensation plan unless the Company provides replacement arrangements which are comparable in the aggregate; (iv) a material breach of the NEO’s employment contract by the Company which is not cured by the Company within 15 days; (v) the Company relocating the NEO’s principal office to a location more than 50 kilometers or 50 miles, as applicable, from its location as of the date of the employment contract, except in the case of Messrs. Giamatteo and Eriksson, in respect of whom this clause (v) does not apply.

For all of the NEOs, no entitlements arise solely if a change of control occurs without termination either during negotiation with the eventual acquiror or within 24 months of the change of control.

All Other NEOs

Mr. Rai is employed as Chief Financial Officer under a written employment contract that was entered into on September 23, 2019, as amended on February 3, 2020, May 28, 2020, March 30, 2021 and June 27, 2022. Mr. Giamatteo is employed as President, Cybersecurity under a written employment contract that was entered into on August 4, 2021. Mr. Eriksson is employed as President, IoT under a written employment contract that was entered into on April 14, 2021. Mr. Kurtz is employed as Chief Legal Officer and Corporate Secretary under a written employment contract that was entered into on June 27, 2022. Their respective employment agreements provide for the following:

Termination without Cause or for Good Reason – General
•Company will provide:
•current base salary for 12 months, plus one month of base salary per completed year of service, to a maximum of 24 months from the date of termination (the “Severance Period”);
•regular contributions to continue all health benefits for the duration of the Severance Period (to the extent permitted);
•all outstanding entitlements pursuant to any Company equity-based plans continue to vest during the Severance Period, and any vested Options will be exercisable in accordance with the terms of the governing plan or grant agreement; and
•VIP and (in the cases of Messrs. Giamatteo and Eriksson) SIP payment for the fiscal year in which termination occurs, prorated for the period up to the date of termination.

Termination without Cause or for Good Reason – during negotiation of or within 24 months following a Change of Control
•Company will make a lump sum payment equal to two times base salary.
•Company will continue to make regular contributions to continue all health benefits for 24 months (to the extent permitted).
•In lieu of any bonus or incentive compensation, Company will pay an amount equal to base salary as of the date of termination, multiplied by the then current applicable VIP and (in the cases of Messrs. Giamatteo and Eriksson) SIP target percentage, and then multiplied by two.
•All outstanding equity will immediately and automatically become fully vested at the target award and any vested Options will be exercisable for the applicable period of time under the governing plan or grant agreement.

Voluntary resignation or Termination for Cause	•No entitlement to compensation except for unpaid base salary, vacation earned to date of termination and reasonable unpaid expenses. All benefits cease on date of termination.

If the termination clauses under the respective employment contracts of the NEOs had been triggered on the last day of Fiscal 2023, the value of their entitlements would have been as follows:

	Base Salary	Bonus[1]	Benefits[2]	Retirement Savings[3]	Long-Term Incentive Awards[4]	Total
Termination – Without Cause or for Good Reason
John Chen	$2,000,000	$4,000,000	$1,624,387	$24,750	$101,640,000	$109,289,137
Steve Rai[5]	$761,319	$82,916	$11,637	–	$279,403	$1,135,275
John Giamatteo	$619,667	$263,908	$25,289	–	$689,654	$1,598,518
Mattias Eriksson	$568,750	$365,615	$25,221	–	$360,642	$1,320,228
Phil Kurtz[5]	$672,092	$39,598	$12,607	–	$238,088	$962,385
Termination – Change of Control[6]
John Chen	$2,000,000	$4,000,000	$1,624,387	$24,750	$101,640,000	$109,289,137
Steve Rai[5]	$913,582	$913,582	$13,965	–	$1,042,428	$2,883,557
John Giamatteo	$1,144,000	$1,144,000	$46,687	–	$2,481,578	$4,816,265
Mattias Eriksson	$1,050,000	$840,000	$46,562	–	$1,830,568	$3,767,131
Phil Kurtz[5]	$672,092	$504,069	$12,608	–	$787,737	$1,976,505

1    In the case of termination (including if in connection with a change of control), Mr. Chen is entitled to two times the Chen Cash Bonus. In the case of termination absent a change of control, the NEOs other than Mr. Chen are entitled to their VIP payout and, in the case of Messrs. Giamatteo and Eriksson, their SIP payouts for the year in which termination occurs. The amounts noted are based on the most recent VIP and SIP payouts received by Messrs. Giamatteo and Eriksson and on the most recent VIP payouts for Messrs. Rai and Kurtz.
2    Mr. Chen’s post-employment benefit entitlements are described above in this Management Proxy Circular under “Compensation Elements and Company Goals – Other Compensation (Benefits & Perquisites)”. For the NEOs other than Mr. Chen, benefit entitlements are based upon each individual’s ending Fiscal 2023 supplemental health and insurance benefit costs prorated for their respective entitlement periods.
3    Retirement savings entitlements are based upon the maximum annual employer contributions for 2023 and prorated for each NEO’s respective entitlement period.
4    For Mr. Chen, in the case of a termination without cause or for good reason (including if in connection with a change of control), the Extension TBRSUs, Extension PBRSUs and Extension Cash Award all automatically vest. In the case of a termination without cause or for good reason, absent a change of control for the NEOs other than Mr. Chen, the equity awards do not accelerate and will continue to vest for a period of 13 months after termination in the case of Messrs. Giamatteo and Eriksson, 20 months after termination in the case of Mr. Rai and 24 months after termination in the case of Mr. Kurtz. This column reflects numbers and values if the PBRSUs were to vest, based on the achievement where known and the target awards for all others, and if all of the Extension PBRSUs granted to Mr. Chen were to vest. For those PBRSUs that were granted in Fiscal 2021, the PBRSU achievement was 30% of the target award; for those PBRSUs that were granted to Mr. Eriksson on June 28, 2021, the PBRSU achievement was 110% of the target award; for those PBRSUs that were granted to Mr. Giamatteo on February 1, 2022, the PBRSU achievement was 0% of the target award; and, for the remainder of the PBRSUs that were granted in Fiscal 2022, the PBRSU achievement was 11% of the target award. In the event of the death of Mr. Chen, the Extension TBRSUs and Extension PBRSUs will automatically vest. In the event of the death of an NEO other than Mr. Chen, all of the NEO’s TBRSUs will automatically vest and all of the NEO’s PBRSUs will automatically vest at the target award amount. Share-based amounts in this column were valued using the NYSE closing price of the Common Shares as of February 28, 2023 of $3.88.
5    All compensation paid in Canadian dollars has been converted to U.S. dollars using the Bank of Canada average rate for Fiscal 2023 of $1.00 = CDN $1.3135.
6    The amounts under the heading “Termination – Change of Control” are in respect of a termination without cause or for good reason within 24 months following a change of control or, except in the case of Mr. Chen, during negotiations with the eventual acquiror in the change of control.

2.     Long-Term Incentive Plans
The Equity Incentive Plan includes provisions relating to a change of control of the Company and termination of employment. See “Securities Authorized for Issuance Under Equity Compensation Plans – Equity Incentive Plan – Termination Entitlements” in this Management Proxy Circular for more information.

H.    CEO Pay Ratio

For Fiscal 2023, the annual total compensation of the Company’s Executive Chair and Chief Executive Officer, Mr. Chen, was $3,015,850 and the total compensation of the Company’s median employee was $104,174, and the ratio of these amounts is approximately 29:1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the U.S. Exchange Act.

To determine median employee compensation, the Company analyzed all of its employees using base salary, bonuses, commissions and the grant date fair value of equity awards in Fiscal 2023. The Company applied this measure to the Company’s global employee population as of February 28, 2023, the last day of Fiscal 2023, and annualized compensation for regular employees that did not work for the full year. After identifying the median employee, the Company calculated annual total compensation for the median employee according to the methodology used to report the annual compensation of our NEOs in the Summary Compensation Table on page 37. Compensation amounts were determined from the Company’s human resources and payroll systems of record. Payments not made in U.S. dollars were converted to U.S. dollars using applicable exchange rates as of February 28, 2023.

Compensation, Nomination and Governance Committee Report

The CNG Committee reviewed and discussed this Compensation Discussion and Analysis with management of the Company. Based on the review and discussions noted above, the CNG Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Management Proxy Circular.

Members of the Compensation, Nomination and Governance Committee

Mike Daniels (Chair), Richard Lynch and V. Prem Watsa

PAY FOR PERFORMANCE

Pursuant to recently-adopted SEC rules, the Company is providing the following information about the relationship between compensation actually paid to the Company’s Principal Executive Officer (the “PEO”), Mr. Chen, and other Named Executive Officers (collectively, the “non-PEO NEOs”) and certain financial performance metrics of the Company.

Fiscal Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total for Non-PEO NEOs[3,4]	Average Compensation Actually Paid to Non PEO NEOs[2,3]	Value of Initial Fixed $100 Investment Based On:		Net Income[7] (Millions)	Compensation Selected Measure (Revenue)[7] (Millions)
					Total Shareholder Return[5]	Peer Group Total Shareholder Return[6]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$3,015,850	($15,424,150)	$1,676,613	$1,108,219	$75.05	$124.34	($734)	$656
2022	$3,017,877	($43,182,123)	$3,128,467	$3,572,235	$132.88	$129.90	$12	$718
2021	$3,006,608	$36,376,608	$3,146,625	$11,502,635	$194.39	$111.05	($1,104)	$893
1 The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Chen for each corresponding fiscal year in the “Total” column of the Summary Compensation Table (the “SCT”).
2 The amounts shown in the table below were deducted from or added to the SCT total compensation, as applicable, in accordance with the SEC-mandated adjustments to calculate Compensation Actually Paid (“CAP”) to the PEO and the average CAP to the non-PEO NEOs.
3 The non-PEO NEOs reflected in columns (d) and (e) include the following individuals: Steve Rai (2021-2023); John Giamatteo (2022-2023); Mattias Eriksson (2022-2023); Phil Kurtz (2023); Sai Yuen (Billy) Ho (2021-2022); Tom Eacobacci (2021); and Marjorie Dickman (2021).
4 The dollar amounts reported in column (d) reflect the average amounts of total compensation reported for non-PEO NEOs for each corresponding fiscal year in the “Total” column of the SCT.
5 Cumulative total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and at the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The Company did not pay any dividends during the last three fiscal years.
6 Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group for which the TSR is provided in column (g) is the Standard and Poor’s TSX Capped Composite Index.
7 As reported in the Company’s 10-K report for the respective fiscal year.
Reconciliation of Summary Compensation Table Totals to Compensation Actually Paid

In accordance with SEC rules, the following adjustments were made to the Summary Compensation Table total compensation to determine the Compensation Actually Paid for the PEO and average non-PEO NEO for each year:

	Chen FY2023	Chen FY2022	Chen FY2021	Non-PEO NEO Average FY2023	Non-PEO NEO Average FY2022	Non-PEO NEO Average FY2021
Summary Compensation Table Total Compensation	$3,015,850	$3,017,877	$3,006,608	$1,676,613	$3,128,467	$3,146,625
(Minus) total reported fair value of all equity awards granted in year	$0	$0	$0	($1,024,822)	($2,536,926)	($2,532,909)
Plus fair value as of year-end of equity awards granted in year and outstanding and unvested as of year-end	$0	$0	$0	$1,029,731	$1,910,152	$5,382,283
Plus or (Minus) year-over-year change, as of year-end, in fair value of awards granted in prior years and outstanding and unvested as of year-end	($15,840,000)	($52,920,000)	$33,870,000	($420,544)	$1,074,076	$5,522,024
Plus or (Minus) year-over-year change, as of year-end, in fair value of awards that vested in the year	($2,600,000)	$6,720,000	($500,000)	($152,758)	($3,534)	($15,388)
Total Compensation Actually Paid	($15,424,150)	($43,182,123)	$36,376,608	$1,108,219	$3,572,235	$11,502,635

All fair values were determined using the closing price of the Common Shares on the NYSE as of the date of grant or vesting, as applicable.

CAP vs. TSR

The chart below illustrates the relationship between the CAP amounts of the PEO and other NEOs and the Company’s TSR over the past three fiscal years. The TSR trend line represents the value of a $100 investment made on February 29, 2020.

CAP vs. Revenue

The chart below illustrates the relationship between the CAP amounts of the PEO and other NEOs and the Company’s revenue over the past three fiscal years.

CAP vs. Net Income

The chart below illustrates the relationship between the CAP amounts of the PEO and other NEOs and the Company’s net income over the past three fiscal years.

Company TSR vs. Peer Group TSR

The chart below compares the Company’s TSR and the performance of the Standard and Poor’s TSX Capped Composite Index over the past three fiscal years. The graph represents the values of $100 investments made on February 29, 2020.

Most Important Financial Performance Measures

The financial performance metrics used to determine the Fiscal 2023 CAP for the PEO were Software and Services Billings (ACV), Software and Services Controllable Contribution Margin, Non-GAAP Earnings Per Share and the market price of the Common Shares.

The financial performance metrics used to determine the Fiscal 2023 CAP for the non-PEO NEOs were Software and Services Billings (ACV), Software and Services Controllable Contribution Margin, Non-GAAP Earnings Per Share, Cybersecurity Billings (ACV), Cybersecurity Controllable Contribution Margin, IoT Revenue and IoT Controllable Contribution Margin.

See “D. Executive Compensation Decision-Making – 3. Compensation Elements and Company Goals – Annual Incentives” in the CD&A section of this Management Proxy Circular for information on these metrics.

DIRECTOR COMPENSATION
Director Fee Schedule

Directors who are also officers of the Company receive no additional remuneration for acting as directors. Mr. Chen is the only director who is also an officer of the Company.

Director compensation is as outlined in the below chart:

Compensation[1]	Fiscal 2023	Fiscal 2022
Initial retainer	$150,000	$150,000
Annual Board retainer	$270,000	$270,000
Additional annual retainer for Board Chair[2]	$75,000	$75,000
Additional annual retainer for Audit and Risk Management Committee Chair	$25,000	$25,000
Additional annual retainer for CNG Committee Chair	$20,000	$20,000
1 All amounts are in CDN dollars.
2 Mr. Chen is an officer of the Company and therefore does not receive additional remuneration for his service as Executive Chair of the Board.

Mr. Watsa has declined any additional remuneration for his service as Lead Director of the Company.

Directors who are not officers of the Company are also reimbursed for out-of-pocket expenses for attending all Board and committee meetings.

Initial Board Retainer

An initial one-time Board retainer is paid to each new director who is not a Company officer upon becoming a member of the Board. The initial retainer is payable as an award of DSUs and a director is required to retain all such DSUs until he or she ceases to be a member of the Board.

Annual Board Retainer

Since July 1, 2017, 100% of the annual Board retainer has been payable in DSUs. The committee chair retainers are also 100% payable in DSUs. A director is required to retain all DSUs until he or she ceases to be a member of the Board.

Share Ownership Guidelines

In Fiscal 2012, the Board adopted a guideline that each director who is not an officer of the Company should hold Common Shares and/or DSUs with an aggregate value of not less than four times the annual retainer paid to each director. A director’s compliance with these guidelines is assessed based on the greater of the purchase price, grant price or market value of the Common Shares and/or DSUs held by that director. Directors are expected to reach the guideline ownership level within five years of joining the Board, and the DSUs awarded to directors over four years will satisfy the shareholding guideline. The shareholding guideline has been satisfied by each of the non-officer directors of the Company except for Ms. Disbrow, who joined the Board less than four years ago.

Director Compensation Table

Set out below are amounts earned by the non-officer directors in respect of membership on the Board and its committees in Fiscal 2023, 100% of which were paid in DSUs. No other compensation is payable to such directors, other than the reimbursement of expenses.

Name	Total Fees Earned[1]
Michael Daniels[2]	$220,784
Timothy Dattels	$205,558
Lisa Disbrow[3]	$224,591
Richard Lynch	$205,558
Laurie Smaldone Alsup	$205,558
Barbara Stymiest[4]	$63,678
V. Prem Watsa	$205,558
Wayne Wouters	$205,558
1 Director fees are earned in Canadian dollars and have been converted to U.S. dollars using the Bank of Canada average rate of $1 = CDN $1.3135 for Fiscal 2023.
2 Mr. Daniels’ “Total Fees Earned” includes $15,226 on account of his position as Chair of the CNG Committee.
3 Ms. Disbrow’s “Total Fees Earned” includes $19,033 on account of her position as Chair of the Audit and Risk Management Committee.
4 Ms. Stymiest ceased to be a director as of the Company’s June 23, 2022 annual and special meeting.

Outstanding DSU Awards

Set out below is a summary of the outstanding DSU awards for each of the non-officer directors of the Company as at February 28, 2023, including DSUs credited to each director before Fiscal 2023.

Name	Number of DSUs Credited	Market Value of DSUs [1,2]
Michael Daniels	234,853	$911,230
Timothy Dattels	284,755	$1,104,849
Lisa Disbrow	139,411	$540,915
Richard Lynch	260,852	$1,012,106
Laurie Smaldone Alsup	219,637	$852,192
V. Prem Watsa	249,931	$969,732
Wayne Wouters	212,504	$824,516
1 DSU awards do not have vesting conditions/requirements and are redeemable by directors upon ceasing to be a member of the Board.
2 DSU awards were valued using the NYSE closing price of Common Shares on February 28, 2023 of $3.88.

See “Securities Authorized for Issuance Under Equity Compensation Plans – DSU Plan” in this Management Proxy

Circular for an overview and summary of the key provisions of the DSU Plan.

As of February 28, 2023, 1,601,943 DSUs were outstanding under the DSU Plan, representing approximately 0.28% of the Company’s total outstanding Common Shares. Accordingly, as of February 28, 2023, 4,219,629 Common Shares, representing approximately 0.72% of the Company’s issued and outstanding Common Shares (on a non-diluted basis), were available for issuance under the DSU Plan.

INDEBTEDNESS OF DIRECTORS AND OFFICERS
As at the Record Date, there was no indebtedness owing to the Company or any of its subsidiaries by any directors, executive officers, employees or former directors, executive officers or employees of the Company or any of its subsidiaries. In addition, no director or executive officer, proposed nominee for election as a director of the Company, or any associate of any director, executive officer or proposed nominee was indebted to the Company in Fiscal 2023.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE
The Company maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers. The total amount of insurance coverage as at the end of Fiscal 2023 for the directors and officers as a group is $100 million. The annual premium payable by the Company in respect of such insurance is approximately $2.9 million. The directors and officers are not required to pay any premium in respect of this insurance. The policy contains standard industry exclusions and no claims have been made thereunder to date.

INDEMNIFICATION
Under the Business Corporations Act (Ontario), the Company may indemnify a director or officer of the Company against all costs, charges and expenses reasonably incurred by him or her in respect of any civil, criminal or administrative action where he or she has acted honestly and in good faith with a view to the best interests of the Company and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. Further, pursuant to the Company’s by-laws, the Company is required to indemnify its directors and officers if they satisfy the above-described conditions.

As is customary for many public corporations, the Company entered into indemnity agreements (the “Indemnity Agreements”) with its directors and executive officers whereby the Company agreed, subject to applicable law, to indemnify those persons against all costs, charges and expenses which they may sustain or incur in third party actions if such director or officer complied with his or her fiduciary duties and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. The Indemnity Agreements further require the Company to pay interim costs and expenses of the director or officer subject to the requirement that the director or officer must repay such costs and expenses if the outcome of any litigation or proceeding establishes that the director or officer was not entitled to indemnification.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
No person who has been a director or executive officer of the Company at any time since the beginning of the Company’s last completed fiscal year, no proposed nominee for election as a director, nor any associate or any affiliate of any such person or nominee, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting, except as disclosed in this Management Proxy Circular. Furthermore, no “informed person” of the Company (as such term is defined under applicable Canadian securities laws), proposed nominee for election as a director of the Company and no associate or affiliate of any such informed person or proposed nominee has or had a material interest, direct or indirect, in any transaction since the beginning of the Company’s most recently completed fiscal year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries or affiliates, other than Mr. Watsa, the Chairman and Chief Executive Officer, and a significant shareholder, of Fairfax, which directly or indirectly owns an aggregate of approximately 46.7 million Common Shares and $330 million principal amount of the outstanding 1.75% unsecured subordinated debentures of the Company due November 2023 (the “1.75% Debentures”). See also Mr. Watsa’s biography under “Business to be Transacted at the Meeting – 2. Election of Directors” in this Management Proxy Circular for a description of Fairfax’s ownership of Common Shares and 1.75% Debentures.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets out, as at February 28, 2023: (i) the number of Common Shares to be issued upon (a) the exercise of Options granted under the Equity Incentive Plan, (b) the vesting and settlement of RSUs granted under the Equity Incentive Plan, and (c) the redemption of outstanding DSUs; (ii) the weighted average exercise price of such Options; and (iii) the number of Common Shares remaining available for future issuance under the Equity Incentive Plan, the DSU Plan, and the Employee Stock Purchase Plan (“ESPP”).

Plan Category	Number of Common Shares to be issued upon exercise of Options, vesting of RSUs, and redemption of outstanding DSUs	Weighted-average exercise price of outstanding Options	Number of Common Shares remaining available for future issuance under the equity compensation plans
Equity compensation plans approved by shareholders	20,947,143 (Equity Incentive Plan) 1,601,943 (DSU Plan)	–	11,305,434 (Equity Incentive Plan) 4,219,629 (DSU Plan) 4,382,359 (ESPP)
Total[1]	22,549,086	–	19,907,422
1 The foregoing table excludes 9,144,176 Common Shares issued or issuable under the BlackBerry-Cylance Plan and 800,425 Common Shares issuable in connection with the Giamatteo Inducement Award, each as described below. See “Securities Authorized for Issuance Under Equity Compensation Plans – BlackBerry-Cylance Stock Plan” and “– Inducement Award”. The weighted-average exercise price of the options granted under the BlackBerry-Cylance Plan as of their grant date was US$3.93. No additional Common Shares are available for future issuance under the BlackBerry-Cylance Plan or in respect of the Giamatteo Inducement Award.

As of February 28, 2023, no Options were outstanding under the Equity Incentive Plan and the number of Common Shares allocated to RSUs was 20,947,143, representing approximately 3.60% of the Company’s issued and outstanding Common Shares. As of February 28, 2023, 11,305,434 Common Shares, representing approximately 1.92% of the Company’s issued and outstanding Common Shares (on a non-diluted basis), were available for issuance under the Equity Incentive Plan (assuming full deduction of equivalent Common Shares against the share limit for grants under that plan).

The following table shows the Company’s burn rate with respect to the issuance of TBRSUs, PBRSUs, Options and DSUs over the past three fiscal years, expressed as a percentage of the weighted average number of outstanding Common Shares for the applicable fiscal year. The table shows gross burn rates without deduction for any awards that were forfeited or that expired prior to vesting during any year.

Award Type[1]	Fiscal 2023	Fiscal 2022	Fiscal 2021
TBRSUs	1.56%	0.77%	0.92%
PBRSUs	0.49%	0.20%	0.32%
Options	0.00%	0.00%	0.00%
DSUs	0.05%	0.03%	0.05%
1 The foregoing table excludes options and RSUs granted under the BlackBerry-Cylance Plan, as well as the Giamatteo Inducement Award.

Each grant of PBRSUs specifies a target award, which reflects the number of PBRSUs that will vest if 100% of the applicable target performance is achieved, and a maximum possible award of 150% of the target award. The PBRSU burn rates shown in the table above reflect the target award.

Equity Incentive Plan

The Equity Incentive Plan was originally approved by the shareholders of the Company at the Company’s annual and special meeting on July 9, 2013. Amendments to the Equity Incentive Plan were approved by the shareholders of the Company at the Company’s annual and special meetings held on June 23, 2015, June 21, 2017 and June 23, 2020.

Overview
The objectives of the Equity Incentive Plan are to assist the Company and its affiliates to attract, retain and motivate executive officers and employees through equity-based awards.
RSUs are notional securities that rise and fall in value based on the value of the Common Shares and are redeemed for Common Shares issued by the Company or for the cash equivalent on vesting dates established at the time of grant, in the sole discretion of the Company. The CNG Committee believes that RSU awards promote the mid-term and long-term success of the Company by providing additional flexibility in recruiting, motivating and retaining employees based on their current and potential ability to contribute to the success of the Company.
Each awarded Option provides for the issuance of one Common Share by the Company upon the payment of a pre-determined exercise price. Options are granted subject to specified time-based or other vesting conditions and remain exercisable until a defined expiry date. The CNG Committee believes that Option awards assist in the attraction and retention of employees and provide a strong incentive for employees to put forth maximum effort for the continued success and growth of the Company.
Other than RSUs and Options, no forms of equity incentive are contemplated by the Equity Incentive Plan.
Subject to certain adjustments as described below, the total number of Common Shares available for grant under the Equity Incentive Plan is 45,875,000, representing approximately 7.88% of the Company’s issued and outstanding Common Shares as of February 28, 2023. The Equity Incentive Plan incorporates what is referred to as a “fungible plan design”, meaning that each RSU granted counts against the number of Common Share available for issuance under the Equity Incentive Plan at a greater rate than does each Option granted (Options and RSUs are referred to herein as “Awards”). Each Option granted under the Equity Incentive Plan is counted as 0.625 shares against the Common Share reserve, and each RSU granted under the Equity Incentive Plan is counted as one share against the Common Share reserve.
Three Year Approval of Equity Incentive Plan
The Equity Incentive Plan is considered an “evergreen” plan because: (i) Common Shares that are withheld to satisfy applicable income tax obligations upon the settlement of RSUs are available for subsequent grants under the Equity Incentive Plan, (ii) Options only count against the Common Share reserve as 0.625 Common Shares, and (iii) Common Shares available for issuance pursuant to awards granted under the Equity Incentive Plan that are forfeited, cancelled or settled for cash are available for subsequent grants under the Equity Incentive Plan. As such, the TSX requires that the Equity Incentive Plan be submitted to shareholders of the Company to approve unallocated entitlements within three years after institution and within every three years thereafter. Unallocated entitlements under the Equity Incentive Plan were most recently approved by the shareholders of the Company at the Company’s annual and special meeting on June 23, 2022.
Summary of Key Provisions
The following is a summary of the principal provisions of the Equity Incentive Plan:
Administration: The Equity Incentive Plan is administered by the Board, which delegates its authority to the CNG Committee or the Executive Chair of the Company, as contemplated by the Equity Incentive Plan and the Company’s policy on granting equity awards.
Participation: Participation in the Equity Incentive Plan is open to employees of the Company and any of its affiliates that are designated by the Board. Participation in the Equity Incentive Plan is voluntary.
Participation Limits: The number of the Company’s Common Shares (i) issued to insiders of the Company within any one year period, and (ii) issuable to insiders of the Company, at any time, under the Equity Incentive Plan, or when combined with all of the Company’s security-based compensation arrangements, cannot exceed 10% of the Company’s total outstanding Common Shares, respectively. No more than 5% of the Company’s outstanding Common Shares may be issued to any one participant under the Equity Incentive Plan or any other security-based compensation arrangement. No more than 10% of the Company’s outstanding Common Shares may be issued under the Equity Incentive Plan or any other security-based compensation arrangement in any one-year period.

Award Agreements: Awards will be documented by written Award agreements, which will reflect the specific terms of a particular grant of Options or RSUs. The Board has the discretion to permit the exercise of Awards on other terms as it may determine, provided that no Award may be extended past the prescribed expiry date.
Shares Available and Share Counting: Subject to certain equitable adjustments as provided in the Equity Incentive Plan and described below, a total of 45,875,000 Common Shares are authorized for Awards granted under the Equity Incentive Plan. As of February 28, 2023, 11,305,434 Common Shares remained available for issuance under the Equity Incentive Plan.
Common Shares subject to Cancellation Additions and Withholding Additions will be added to the Common Shares available for Awards under the Equity Incentive Plan. Any Common Shares that again become available for Awards through a Cancellation Addition or a Withholding Addition will be added as (i) one Common Share for every RSU, and (ii) 0.625 Common Share for every Option. Due to Withholding Additions, it is possible that the Equity Incentive Plan may permit the issuance of more than 45,875,000 Common Shares. For greater certainty, the following shares will not be added to the Common Shares available for Awards under the Equity Incentive Plan: (i) shares tendered or withheld in payment of the purchase price of an Option; (ii) shares tendered or withheld to satisfy any tax withholding obligation with respect to Options; and (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

Substitute Awards: Substitute Awards (as defined below) will not reduce the shares authorized for grant under the Equity Incentive Plan, nor will shares subject to a Substitute Award be added to the shares available for Awards under the Equity Incentive Plan as provided above. Additionally, in the event that a company acquired by the Company or any subsidiary of the Company or with which the Company or any subsidiary of the Company combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or arrangement, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or arrangement to determine the consideration payable to the holders of common shares of the entities party to such acquisition or arrangement) may be used for Awards under the Equity Incentive Plan and will not reduce the shares authorized for grant (and shares subject to such awards will not be added to the shares available for Awards); provided that Awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or arrangement, and will only be made to individuals who were not employees or directors of the granting company prior to such acquisition or arrangement.
For purposes of the Equity Incentive Plan, “Substitute Awards” means Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any subsidiary of the Company or with which the Company or any subsidiary of the Company amalgamates.
Pricing: Options must have an exercise price of not less than the closing trading price of the Common Shares on the NYSE on the grant date or, if there is no closing trading price on that date, on the last preceding trading day. RSU Awards may either be expressed as a number of RSUs or be based on an aggregate dollar value of the Award to be granted and divided by the closing trading price of the Common Shares on the NYSE on the grant date.
Shareholder approval is expressly required to:
(a)    reduce the exercise price of an Option after it is granted;
(b)    cancel an Option when the exercise price per share exceeds the then current market value in exchange for cash or another Award (other than in connection with a Change of Control (as defined below)); or
(c)    take any other action that would be treated as a repricing under TSX or NYSE rules.

Restrictions on Dividends: No dividends or dividend equivalents may be granted, and none are payable, in connection with an Option or an RSU.
Restrictions on Transfer: Except as required by law, the rights of a participant under the Equity Incentive Plan are not capable of being anticipated, assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the participant. Awards may be exercised during the life of the participant only by the participant or the participant’s guardian or legal representative.
Terms and Expiry: Options may be granted having a term not to exceed five years. The term and vesting of Options is at the discretion of the CNG Committee or the Executive Chair and will be reflected in an Award agreement. Except as provided in the applicable Award agreement, RSUs have a term that expires not later than December 31 of the third calendar year after the applicable Award date. The term and specific vesting conditions for an RSU Award is at the discretion of the CNG Committee or the Executive Chair and will be reflected in an Award agreement. If an Option would otherwise expire during a trading blackout period, the term of such Option shall automatically be extended until ten (10) business days after the end of the blackout period.
Termination Entitlements: Upon termination of employment for reasons other than death, all unvested Awards are forfeited (subject to the provisions below relating to a Change of Control, and to the provisions of any Award agreement made at the discretion of the Board). Options that are vested on the termination date may be exercised until the earlier of their stated expiry date and 90 days after the termination date. Upon the death of a participant, all unvested Awards will immediately vest. The vested Options may be exercised by the participant’s estate until the earlier of their stated expiry date and six months after the date of the participant’s death, and the vested RSUs will be settled by a cash payment to the participant’s estate.
If, on or following a Change of Control, (A) a participant’s employment is terminated other than for cause during the Change of Control Period (as defined below), or (B) the Company or a successor issuer in the Change of Control has not assumed or replaced on substantially similar terms the participant’s existing Awards, then (i) all Awards will immediately vest, (ii) all restrictions on such Awards will lapse and (iii) all vested Options may be exercised until the earlier of their stated expiry date and one year after the termination date or the effective date of the Change of Control, as applicable, after which time all Options will expire and all vested RSUs will be settled by a cash payment to the participant.
For purposes of the Equity Incentive Plan, a “Change of Control” is defined as of any of the following events:
(a)    an amalgamation, merger, consolidation, arrangement or other reorganization as a result of which the holders of the Company’s Common Shares immediately prior to the completion of that transaction hold less than a majority of the shares after completion of that transaction;
(b)    any individual, entity or group of persons acting jointly or in concert, acquires or becomes the beneficial owner of, directly or indirectly, more than 50% of the Company’s Common Shares, or any other transaction of similar effect;
(c)    the Company sells or otherwise transfers all or substantially all of its assets (other than a disposition or transfer of assets to an affiliate of the Company as part of a reorganization), where the holders of the Company’s Common Shares immediately prior to the completion of that transaction hold less than a majority of the Common Shares of the acquiring person immediately after the completion of such transaction; or
(d)    as a result of or in connection with the contested election of directors, the nominees named for election in the Company’s most recent management information circular do not constitute a majority of the Board.
The “Change of Control Period” is the shorter of (i) 24 months following a Change of Control, and (ii) the period of time following a Change of Control that is specified in a participant’s employment agreement.

Change of Control: In the event of a Change of Control, the Board shall have the authority to take all necessary steps so as to ensure the preservation of the economic interests of the participants in, and to prevent the dilution or enlargement of, any Options or RSUs, which unless otherwise provided in an Award agreement shall include ensuring that the Company or any entity which is or would be the successor to the Company or which may issue securities in exchange for shares upon the Change of Control becoming effective will assume each outstanding Award, or will provide each participant with new or replacement or amended Options or RSUs which will continue to vest following the Change of Control on similar terms and conditions as provided in the Equity Incentive Plan.
Amendments: The Board has the authority, in the case of specified capital reorganizations affecting the Company, to amend or adjust outstanding Awards including changes to adjust (i) the number of Common Shares that may be acquired on the exercise of outstanding Options, (ii) the exercise price of outstanding Options, or (iii) the number of RSUs credited to a participant, in order to preserve proportionately the rights and obligations of participants.
The Board also reserves the right to amend, suspend or terminate the Equity Incentive Plan, in whole or in part, at any time, subject to applicable laws and requirements of any stock exchange or governmental or regulatory body (including any requirement for shareholder approval). The Board may make amendments to the Equity Incentive Plan or outstanding Awards without shareholder approval, except for the following amendments:
•    increasing the number of Common Shares reserved for issuance under the Equity Incentive Plan or other plan limits;
•    changing the definition of those participants who are eligible to participate in the Equity Incentive Plan;
•    reducing the exercise price of an Option (other than in connection with a capital reorganization) or any cancellation and reissuance of an Option;
•    extending the expiry date of an Award other than as contemplated by the Equity Incentive Plan;
•    permitting Awards to be transferred other than upon death;
•    permitting the addition or modification of a cashless exercise feature, payable in cash or shares, unless it provides for a full deduction of the number of underlying shares from the Equity Incentive Plan share reserve;
•    changing the amendment provisions of the Equity Incentive Plan; or
•    other amendments that require shareholder approval under applicable law or stock exchange rules.
Examples of amendments that the Board may make without shareholder approval include, without limitation, (i) housekeeping amendments, (ii) amendments to comply with tax laws, (iii) amendments to reduce or restrict participation, and (iv) amendments to accelerate vesting.

On December 19, 2013, the Equity Incentive Plan was amended by the Board to provide for (a) the cashless exercise of Options by the participant making an election for the receipt of either (i) an amount in cash per Option, or (ii) a net number of Common Shares (in each case, net of any applicable withholding taxes or deductions) equal to the difference between the exercise price of the Option and the price at which a securities dealer designated by the Company is able to sell the Common Shares in the capital markets on the trading day that the exercise notice is given by the participant (with a full deduction of the underlying Common Shares from the plan reserve), and (b) the automatic extension of the vesting period of Awards for certain approved leaves. Shareholder approval of such amendments was not required as the amendments were covered under the general amendment provisions of the Equity Incentive Plan.

On May 2, 2018, the Equity Incentive Plan was amended by the Board to change the definition of “Market Value” to refer to the NYSE instead of to the Nasdaq Stock Market. Shareholder approval of such amendment was not required pursuant to the general amendment provisions of the Equity Incentive Plan.

On May 7, 2020, the Board unanimously approved an amendment to the Equity Incentive Plan under which the maximum number of Common Shares authorized for issuance thereunder was increased to 45,875,000 Common Shares, which amendment was subsequently approved by the shareholders of the Company at the annual and special meeting held on June 23, 2020. No subsequent amendments have been made to the Equity Incentive Plan.

U.S. Federal Income Tax Consequences

The following is a general summary under current law of certain United States federal income tax consequences to the Company and Participants who are citizens or individual residents of the United States relating to awards granted under the Equity Incentive Plan. This summary addresses the general tax principles that apply to such awards and is provided only for general information. Certain kinds of taxes, such as foreign state and local income taxes and payroll taxes, are not discussed. This summary is not tax advice and it does not discuss all aspects of federal taxation that may be relevant to the Company and Participants. Accordingly, the Company urges Participants to consult their own tax advisors as to the specific tax consequences of participation in the Equity Incentive Plan under applicable laws.

Options: Options granted under the Equity Incentive Plan are non-qualified stock options, meaning that they are not intended to qualify as incentive stock options that meet the requirements of Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”). A Participant generally will not recognize taxable income when granted an Option. When the Participant exercises the Option, he or she generally will recognize taxable ordinary income equal to the excess of the fair market value of the Common Shares received on the exercise date over the aggregate exercise price of the Option. The Participant’s tax basis in the Common Shares acquired on exercise of the Option will be increased by the amount of such taxable income. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the Participant recognizes. When the Participant sells the Common Shares acquired on exercise, the Participant generally will realize long-term or short-term capital gain or loss, depending on whether the Participant holds the Common Shares for more than one year before selling them.

RSUs: A Participant generally will not recognize income at the time an RSU is granted. When the RSU vests and is settled for Common Shares or cash, the Participant generally will recognize as income an amount equal to the fair market value of the Common Shares or the amount of cash on the date of settlement, and the Company generally will be allowed a corresponding federal income tax deduction at that time. When the Participant sells any Common Shares acquired on settlement, the Participant generally will realize long-term or short-term capital gain or loss, depending on whether the Participant holds the Common Shares for more than one year before selling them.

DSU Plan

Overview

The DSU Plan was created to align director and shareholder interests, in that the value of DSUs is tied directly to the value of Common Shares. The DSU Plan also facilitates directors’ effective investment in Common Shares pursuant to the Company’s share ownership guidelines, as described under “Director Compensation – Share Ownership Guidelines”.

Under the DSU Plan, each director who is not an officer of the Company is credited with DSUs in satisfaction of 100% of his or her initial and annual retainers. Under the DSU Plan, DSUs are granted and allocated to a notional account on a quarterly basis (with the exception of DSUs granted in respect of the initial Board retainer, which are granted in their entirety on the first award date after the director joins the Board). Additional DSUs would be granted in relation to any dividends paid during the time that DSUs are credited to the director, on a per equivalent Common Share basis. Each DSU has an initial value equal to the market value of a Common Share at the time the DSU is granted. A director cannot redeem DSUs until the director ceases to be a member of the Board or a director of an affiliate of the Company (or if he or she continues to be employed by the Company or an affiliate, following termination of his or her service). The DSUs will be redeemed no later than December 15 of the calendar year commencing immediately after the calendar year in which the director ceases to be a member of the Board or an employee of the Company or an affiliate, applicable. DSUs may, at the option of the Company, be redeemed for cash with the redemption value of each DSU equal to the weighted average trading price of the Common Shares over the five trading days preceding the redemption date. Alternatively, the redemption value may be satisfied by the delivery of Common Shares equal to the number of DSUs credited to the participant, either issued from treasury or purchased on behalf of the participant in the secondary market.

Three Year Approval of DSU Plan
The DSU Plan is considered an “evergreen” plan because the maximum number of Common Shares issuable from treasury upon redemption of DSUs is expressed as a percentage of the number of Common Shares issued and outstanding from time to time. As such, the TSX requires that the DSU Plan be submitted to shareholders of the Company to approve unallocated entitlements within three years after the initial approval of the DSU Plan by shareholders, and within every three years thereafter. The Company’s shareholders initially approved the DSU Plan on June 19, 2014 and most recently approved all unallocated entitlements under the DSU Plan at the Company’s annual and special meeting held on June 23, 2020. Shareholders are being asked to approve all unallocated entitlements under the DSU Plan at the Meeting. See “Business to be Transacted at the Meeting – 4. Approval of Unallocated Entitlements Under the DSU Plan” in this Management Proxy Circular.
Summary of Key Provisions

The following is a summary of the principal provisions of the DSU Plan:
Administration: The DSU Plan is administered by the CNG Committee, which may delegate any administrative responsibilities to an officer of the Company.
Participation: Participation in the DSU Plan is open to non-executive directors of the Company. Participation in the DSU Plan is mandatory in connection with a director’s initial retainer and annual retainer, as described above.
Insider Limits: As under the Company’s other security-based compensation arrangements, no more than 10% of the Company’s outstanding Common Shares may be issued to insiders of the Company in any one-year period pursuant to the DSU Plan or any other security-based compensation arrangements, and no more than 10% of the Company’s outstanding Common Shares may be issuable at any time pursuant to the DSU Plan or any other security-based compensation arrangement in the aggregate.
Plan Maximum: The total number of Common Shares issuable from treasury under the DSU Plan is 1% of the issued and outstanding Common Shares from time to time. There is no restriction on the redemption of DSUs for cash, or in consideration for Common Shares purchased in secondary market transactions.
Participation and Elections: Accounts are maintained for each participating director, to which DSUs granted under the DSU Plan are credited.
Account and Pricing: DSUs granted to a director are credited to his or her account on the first business day of a fiscal quarter (or for a departing director, on the last business day on which he or she serves as a director) (an “Award Date”). DSUs granted in connection with a director’s initial retainer are credited in full on the first Award Date after joining the Board. Subsequent grants in respect of the annual retainer are made in quarterly instalments, prorated for the period of service, as applicable. DSUs are fully vested when granted.
The number of DSUs to be granted from time to time is determined by dividing the amount of the retainer or other fees otherwise payable on the Award Date by the closing trading price of the Common Shares on that date on the TSX.
Dividends: As of any dividend payment date, a participating director’s account will be credited with additional DSUs, determined by dividing (a) the product of the per share dividend and the number of DSUs credited in the account on the dividend record date, by (b) the closing trading price of a Common Share on the applicable date on the TSX (for Canadian participants) or NYSE (for U.S. participants).
Redemption and Payout: DSUs may not be redeemed while a participant continues to serve as a director of the Company or of an affiliate (provided that the redemption may be deferred if the person continues to be employed by the Company or an affiliate).
Following a specified period after the end of the participant’s service (or after the end of a blackout period in effect at that time, or such later date as may be agreed by the participant and the Company, subject to certain limitations), the DSUs credited to the participant will be redeemed. On redemption, the Company may elect to:
•    pay a cash amount equal to the product of the number of DSUs credited to the account and the five-day weighted average trading price of the Common Shares on the TSX (for Canadian participants) or NYSE (for U.S. participants);
•    cause a broker to acquire in the secondary market on behalf of the participant a number of Common Shares equal to the number of whole DSUs credited to the account; or

•    issue from treasury a number of Common Shares equal to the number of whole DSUs credited to the account;
in each case, less applicable withholding taxes, and with a cash payment calculated as described above in respect of any fractional DSUs.
Restrictions on Transfer: DSUs are non-transferable but may be redeemed following the incapacity or death of a director, with the proceeds disbursed to a director’s guardian or legal representative.
Amendments: The Board has the authority, in the case of specified capital reorganizations affecting the Company, to amend or adjust DSUs credited to an account including changes to adjust the number of DSUs credited to a participant in order to preserve proportionately the rights and obligations of participants.
The Board also reserves the right to amend, suspend or terminate the DSU Plan, in whole or in part, at any time, subject to applicable laws and requirements of any stock exchange or governmental or regulatory body (including any requirement for shareholder approval). However, the DSU Plan may not be amended, suspended or terminated in a way that would result in certain adverse tax consequences under U.S. or Canadian federal income tax laws. The Board may make amendments to the DSU Plan or outstanding DSUs without shareholder approval, including the following types of amendments:
•    amendments of a “housekeeping” or administrative nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the DSU Plan or to correct or supplement any provision of the DSU Plan that is inconsistent with any other provision of the DSU Plan;
•    amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the TSX and NYSE and certain tax laws);
•    amendments respecting administration of the DSU Plan;
•    any amendment to add or modify the vesting or redemption provisions of the DSU Plan or any DSU;
•    any amendment to the definition of “participant” or otherwise relating to the eligibility of any participant;
•    any amendment to facilitate the participation in the DSU Plan by, and the granting of DSUs to, directors who are subject to the laws of countries other than those of Canada, which grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the DSU Plan for the purpose of complying with foreign laws;
•    amendments necessary to suspend or terminate the DSU Plan; and
•    any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, the rules, regulations and policies of the TSX and NYSE).

Shareholder approval will be required for the following amendments:

•    amendments to the number of Common Shares issuable from treasury under the DSU Plan, including an increase to a fixed number of Common Shares or a change from a fixed maximum number of Common Shares to a fixed maximum percentage;
•    amendments which would permit discretionary grants of DSUs to directors;
•    amendments to remove or exceed the insider participation limits;
•    amendments to the amendment provision; and
•    amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations, and policies of the TSX and NYSE).
On May 2, 2018, the DSU Plan was amended by the Board to change references to the Nasdaq Stock Market to the NYSE. Shareholder approval of such amendment was not required pursuant to the general amendment provisions of the DSU Plan. No subsequent amendments have been made to the DSU Plan.

Employee Share Purchase Plan

The ESPP was introduced in 2015 to enable eligible employees to acquire Common Shares in a convenient and systematic manner through payroll deductions, in order to encourage a proprietary interest in the operation, growth and development of the Company. The ESPP was approved by the shareholders of the Company at the Company’s annual and special meeting held on June 23, 2015 and an amendment to the ESPP was approved by the shareholders of the Company at the Company’s annual and special meeting held on June 23, 2020.

Administration: The ESPP is administered by the Board, which may delegate its authority to the CNG Committee as contemplated by the ESPP.

Eligibility; Participation: Unless otherwise determined by the Board, participation in the ESPP is open to employees of the Company and any of its affiliates that are designated by the Board who are customarily employed for at least 20 hours per week and more than five months in any calendar year. Participation in the ESPP is voluntary. To participate in the ESPP, an eligible employee authorizes payroll deductions in an amount between 1% to 15% of his or her eligible compensation to be contributed to the ESPP, provided that a participant’s payroll deductions may not exceed $30,000 in any calendar year. Such contributions are used to purchase Common Shares at the end of each offering period. Each offering period is six months in duration, commencing on October 1 and April 1 of each year.

Eligible employees may elect to increase or decrease payroll deductions for the current offering period not later than five business days following the first day of such offering period or may elect to withdraw from the ESPP at least 30 business days before the last trading day of an offering period, provided that individuals subject to a trading blackout may not enroll or withdraw from the ESPP or make changes to payroll deductions during a blackout period.

Purchase Price: The purchase price for the Common Shares purchased under the ESPP is determined by the Board and will not be less than 85% of the closing price of the Common Shares on the TSX (for participants paid in Canadian dollars) or NYSE (for participants paid in U.S. dollars) on the last trading day of each offering period. As an alternative to permitting participants to purchase Common Shares at a discount, with the approval of the Board, the Company or any of its designated affiliates may provide a participant with cash contributions to purchase Common Shares in an amount not exceeding 15% of the participant’s accumulated payroll deductions during each offering period.

Participation Limits: The number of Common Shares (i) issued to insiders of the Company within any one year period, and (ii) issuable to insiders of the Company, at any time, under the ESPP, or when combined with all of the Company’s security-based compensation arrangements, cannot exceed 10% of the Company’s total outstanding Common Shares, respectively. No more than 5% of the Company’s outstanding Common Shares may be issued to any one participant under the ESPP or any other security-based compensation arrangement. No more than 10% of the Company’s outstanding Common Shares may be issued under the ESPP or any other security-based compensation arrangement in any one-year period.

Shares Available: The total number of Common Shares available for issuance under the ESPP is 10,000,000, representing approximately 1.72% of the issued and outstanding Common Shares as of February 28, 2023. As of February 28, 2023, the number of Common Shares remaining available for future issuance under the ESPP was 4,382,359, representing approximately 0.75% of the then issued and outstanding Common Shares. Common Shares purchased under the ESPP may be issued from treasury or acquired on the open market.

Restrictions on Transfer: The rights of a participant under the ESPP are not capable of being assigned, transferred, pledged or otherwise disposed of in any way by the participant (other than by will, the laws of descent and distribution or to a designated beneficiary upon death, as provided in the ESPP).

Termination Entitlements: Upon termination of employment, a participant is no longer an eligible employee under the ESPP and the participant will be withdrawn from the ESPP. Upon withdrawal from the ESPP, all payroll deductions from the ESPP that have not been used to purchase Common Shares will be returned to the participant and all Common Shares held in the participant’s ESPP account must be withdrawn within 90 days of the participant’s withdrawal from the ESPP.

Amendments: The Board has the authority, in the case of specified capital reorganizations affecting the Company, to determine appropriate equitable adjustments, if any, to be made under the ESPP, including adjustments to the number of Common Shares which have been authorized for issuance under the ESPP, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP. The Board also reserves the right to amend, suspend or terminate the ESPP, in whole or in part, at any time, subject to applicable laws and requirements of any stock exchange or governmental or regulatory body (including any requirement for shareholder approval). The Board may make amendments to the ESPP without shareholder approval, except for the following amendments:

•    increasing the number of Common Shares reserved for issuance under the ESPP;
•    removing or exceeding the insider participation limits;
•    reducing the purchase price payable for Common Shares under the ESPP;
•    increasing the maximum amount of employer contributions permitted under the ESPP;
•    changing the amendment provisions of the ESPP;
•    extending eligibility to participate in the ESPP to non-employees; or
•    other amendments that require shareholder approval under applicable law or stock exchange rules.
Examples of amendments that the Board may make without shareholder approval include, without limitation, (i) changes of a housekeeping nature, (ii) changes to the offering periods, (iii) changes to enrollment procedures, and (iv) changes to the entitlements upon termination of employment.

On May 2, 2018, the ESPP was amended by the Board to change references to the Nasdaq Stock Market to the NYSE. Shareholder approval of such amendment was not required pursuant to the general amendment provisions of the ESPP.

On May 7, 2020, the Board unanimously approved an amendment to the ESPP under which the maximum number of Common Shares authorized for issuance thereunder was increased to 10,000,000 Common Shares, which amendment was subsequently approved by the shareholders of the Company at the annual and special meeting held on June 23, 2020. No subsequent amendments have been made to the ESPP.

U.S. Federal Income Tax Consequences

The following is a general summary under current law of certain United States federal income tax consequences to the Company and employees who are citizens or individual residents of the United States relating to purchases of Common Shares under ESPP offerings that are intended to comply with Section 423 of the Code. This summary addresses the general tax principles that apply to such purchases and is provided only for general information. Certain kinds of taxes, such as foreign, state and local income taxes and payroll taxes, are not discussed. This summary is not tax advice and it does not discuss all aspects of federal taxation that may be relevant to the Company and employees. Accordingly, the Company urges employees to consult their own tax advisors as to the specific tax consequences of participation in the ESPP under applicable laws.

An employee’s federal income tax liability will depend on whether the employee makes a qualifying or disqualifying disposition of the Common Shares purchased under the ESPP. A qualifying disposition will occur if the sale or other disposition of the shares is made after the employee has held the shares for both of the following holding period periods: more than two years after the start date of the offering period in which the shares were purchased, and more than one year after the purchase date. A disqualifying disposition is any sale or other disposition that is made before either of these minimum holding periods are met.

In the case of a qualifying disposition, an employee generally will recognize ordinary income in the year of the qualifying disposition equal to the lower of the actual gain and the purchase price discount. The actual gain is equal to the fair market value of the shares on the date of the qualifying disposition, minus the purchase price for the shares. The purchase price discount is equal to the fair market value of the shares on the start date of the offering period, minus the purchase price for the shares. This amount of ordinary income is added to the employee’s basis in the shares, and any additional gain recognized on the qualifying disposition is long-term capital gain. If the fair market value of the shares on the date of the qualifying disposition is less than the purchase price, there is no ordinary income, and any loss recognized is a long-term capital loss. If shares purchased by an employee under the ESPP are disposed of in a qualifying disposition, the Company does not receive a deduction in connection with the purchase, holding or disposition of the shares by the employee.

In the case of a disqualifying disposition, an employee generally recognizes ordinary income in the year of the disqualifying disposition in an amount equal to the fair market value of the shares on the purchase date, minus the purchase price paid for the shares. The amount of this ordinary income is then added to the employee’s basis in the shares, and any resulting gain or loss recognized on the disposition is a capital gain or loss. The gain or loss will be long-term if the shares are held for more than one year. The Company generally will be entitled to a deduction in the year of the disqualifying disposition equal to the amount of ordinary income that the participant recognized on the disposition.

BlackBerry-Cylance Stock Plan

Overview

On February 21, 2019, the Company completed its acquisition of Cylance. In connection with the acquisition, the Company agreed to assume the unvested Cylance stock options and restricted stock units that were outstanding at closing under Cylance’s Amended and Restated 2012 Stock Plan (the “Cylance Awards”). The Company established the BlackBerry-Cylance Stock Plan (the “BlackBerry-Cylance Plan”) to give effect to the assumption of these incentives. The Company replaced each unvested Cylance stock option and restricted stock unit with a Company stock option (each, a “Replacement Option”) or restricted share unit (each, a “Replacement RSU”), as applicable, granted under the BlackBerry-Cylance Plan having the same material terms and conditions as the former Cylance Awards. The assumed incentives and their exercise price, as applicable, were adjusted in accordance with the per share consideration paid for Cylance by the Company.

The total number of Common Shares that were available for grant under the BlackBerry-Cylance Plan is 9,144,176 (consisting of 8,320,130 Common Shares in respect of Replacement Options and 824,046 Common Shares in respect of Replacement RSUs), representing approximately 1.57% of the Company’s issued and outstanding Common Shares as of February 28, 2023. Under the BlackBerry-Cylance Plan, 488,765 Replacement Options and no Replacement RSUs remained outstanding as of February 28, 2023. No new awards may be granted under the BlackBerry-Cylance Plan.

Summary of Key Provisions

The following is a summary of the principal provisions of the BlackBerry-Cylance Plan:

Participation Limits: The number of the Company’s Common Shares (i) issued to insiders of the Company within any one-year period, and (ii) issuable to insiders of the Company, at any time, under the BlackBerry-Cylance Plan, or when combined with all of the Company’s security based compensation arrangements, cannot exceed 10% of the Company’s total outstanding Common Shares, respectively. No more than 10% of the Company’s outstanding Common Shares may be issued under the BlackBerry-Cylance Plan or any other security-based compensation arrangement in any one-year period.

Shareholder approval is required to:

(a)    reduce the exercise price of a Replacement Option after it is granted;

(b)    cancel a Replacement Option when the exercise price per share exceeds the then-current market value in exchange for cash or another award (other than in connection with a change of control of the Company; or

(c)    take any other action that would be treated as a repricing under TSX or NYSE rules.

Restrictions on Transfer: Unless determined otherwise by the Board, awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent and distribution.

Term and Expiry: Replacement Options have a term not to exceed ten years. The term and vesting conditions of Replacement Options and Replacement RSUs are based on the terms and conditions of the prior Cylance Awards and are reflected in an award agreement. If a Replacement Option would otherwise expire during a trading blackout period, the term of such Replacement Option shall automatically be extended until ten (10) business days after the end of the blackout period.

Termination Entitlements: Upon termination of employment for reasons other than disability, all unvested Replacement Options are forfeited (subject to the provisions of any award agreement made at the discretion of the Board, and subject further to the Board’s discretion in the case of termination of employment due to disability). Replacement Options that are vested on the termination date may be exercised until the earlier of their stated expiry date and 90 days after the termination date. Replacement Options that are vested at the date of termination of employment due to disability may be exercised until the earlier of their stated expiry date and 12 months after the termination date. Upon the death of a participant, the vested Replacement Options may be exercised by the participant’s estate until the earlier of their stated expiry date and 12 months after the date of the participant’s death.

Change of Control: In the event of a change of control of the Company, the Board may in its discretion (i) provide for the assumption or substitution of, or adjustment to, an outstanding award by the successor corporation, (ii) terminate an outstanding award (whether or not fully vested) for a cash payment determined in accordance with the BlackBerry-Cylance Plan, (iii) provide for termination of an award on such terms and conditions as the Board deems appropriate, or (iv) accelerate the vesting or settlement of an outstanding award in whole or in part.

Amendments: The Board reserves the right to amend, suspend or terminate the BlackBerry-Cylance Plan, in whole or in part, at any time, subject to applicable laws and requirements of any stock exchange or governmental or regulatory body (including any requirement for shareholder approval). The Board may make amendments to the BlackBerry-Cylance Plan or outstanding awards without shareholder approval, except for the following amendments:

•    increasing the number of Common Shares reserved for issuance under the BlackBerry-Cylance Plan or other plan limits;

•    reducing the exercise price of a Replacement Option (other than in connection with a capital reorganization) or any cancellation and reissuance of a Replacement Option;

•    extending the expiry date of a Replacement Option other than as contemplated by the BlackBerry-Cylance Plan;

•    permitting awards to be transferred other than upon death; or

•    other amendments that require shareholder approval under applicable law or stock exchange rules.

Examples of amendments that the Board may make without shareholder approval include, without limitation, (i) housekeeping amendments, (ii) amendments to comply with tax laws, and (iii) amendments to accelerate vesting.
Inducement Award

In Fiscal 2021, the Company made an inducement award grant to John Giamatteo, who joined the Company as President, Cybersecurity. The inducement award grant consisted of 320,170 time-based restricted share units and 480,255 performance-based restricted share units (collectively, the “Giamatteo Inducement Award”). Each restricted share unit subject to the award represents a right to receive one Common Share. The PBRSUs granted as part of the Giamatteo Inducement Award achieved 0% of their applicable target performance objectives and have been forfeited.

The Giamatteo Inducement Award was not subject to approval by the Company’s shareholders under applicable TSX and NYSE rules.
Company’s Policy on Granting Equity Awards

The Board has adopted a policy on granting equity awards (the “Awards Policy”), which is summarized below.

Under the Awards Policy, only the CNG Committee and the Executive Chair may grant equity awards pursuant to the authority delegated to each of them by the Board in accordance with the terms of the Equity Incentive Plan and the Awards Policy. There is no further delegation of the authority of the CNG Committee or the Executive Chair to grant equity awards to any other member of the Board or to any other officer or employee of the Company.

Except as provided below, all equity award grants, including periodic grants, promotional grants and new hire grants, are made only on a quarterly basis during the two-week period beginning on the day immediately preceding the date on which the Company publicly releases its quarterly or annual earnings results (the “Grant Window”); provided that a Special Trading Blackout (as defined in the Company’s Insider Trading Policy) is not then in effect (and is not expected to be in effect when the Regular Trading Blackout (as defined in the Company’s Insider Trading Policy) terminates following the public release of the Company’s results). The award shall be made as of the later of (i) the end of the first trading day following the Company’s public release of its results, in order to permit the pricing of the award to reflect one full day of trading in the Common Shares following the release of the results, and (ii) the date during the Grant Window on which the CNG Committee or the Executive Chair approves the award grants, in each case unless a Special Trading Blackout is then in effect, in which event the award date shall be made as of the end of the first full trading day following the termination of the Special Trading Blackout. Except as provided below, no grant may be made with any other award date, including for greater certainty, any earlier date. In accordance with the Equity Incentive Plan, the exercise price with respect to an option may not be less than the closing price of the Common Shares on the TSX or NYSE on the award date.

If a Special Trading Blackout is in effect at the time the CNG Committee or Executive Chair would otherwise approve quarterly grants (or is expected to be in effect when the Regular Trading Blackout terminates following the release of the Company’s results), equity award grants may be made by the CNG Committee or the Executive Chair during the ten-day period beginning at the end of the first full trading day following the termination of the Special Trading Blackout.

Under exceptional and limited circumstances, equity awards may be granted by the CNG Committee at any time other than during a trading blackout, so long as the grant is approved by the CNG Committee at a duly convened meeting of the CNG Committee held for that purpose. In connection with the hiring of a new employee pursuant to this exception, the award date will be the date the new employee commences employment with the Company, which is the date the individual is placed on the Company’s payroll at his or her full-time salary amount. No grant may be made with an award date prior to the date the CNG Committee approves the grant of the equity award.

At least annually, the CNG Committee will approve ranges for the number of equity awards to be granted (or the aggregate dollar value of each such equity award) for periodic grants, promotional grants and new hire grants, which ranges will be used as a guideline by management in proposing grants of equity awards. On a quarterly basis (or as appropriate in the case of a proposed equity award grant pursuant to the “exceptional and limited circumstances” exception described above), management of the Company through the Equity Award Administrator will prepare a list of equity award grants (or a recommendation for a grant pursuant to the “exceptional and limited circumstances” exception described above) to be considered by the CNG Committee or by the Executive Chair (with respect to a list but not to a recommendation), which list (or recommendation) will include certain specified information. Notwithstanding any other provision of the Awards Policy, only the CNG Committee is authorized to (i) grant equity awards to the Executive Chair, or (ii) grant an equity award more than 10% above the applicable range previously approved by the CNG Committee and in effect from time to time, unless the value of such equity award has been determined in consultation with the Board.

The list (or recommendation) prepared by management through the Equity Award Administrator will be reviewed by the Company's Chief Financial Officer before approval by the CNG Committee or Executive Chair.

All grants will be made pursuant to a standard form of equity award agreement previously approved by the CNG Committee unless the CNG Committee or the Executive Chair determines otherwise.

Grants of equity awards to employees in France must also comply with additional requirements set forth in the Company’s Guidelines for Issuance of Options to Employees in France, as amended from time to time.

CORPORATE GOVERNANCE
The Company is subject to the requirements of the U.S. Sarbanes-Oxley Act of 2002 and comparable requirements under Canadian provincial securities legislation, and to the requirements of the SEC, NYSE and TSX, including those relating to the certification of financial and other information by the Company’s Chief Executive Officer and Chief Financial Officer; oversight of the Company’s external auditors; enhanced independence criteria for audit committee members; the pre-approval of permissible non-audit services to be performed by the Company’s external auditors; and the establishment of procedures for the anonymous submission of employee’s complaints regarding the Company’s accounting practices (commonly known as whistle-blower procedures).

Set out below is a description of the corporate governance practices of the Company, including a description of the Company’s committees, and disclosure as required pursuant to National Instrument 58-101 – Disclosure of Corporate Governance Practices.

1.    Board of Directors
Independence
National Policy 58-201 – Corporate Governance Guidelines of the Canadian Securities Administrators recommends, and NYSE listing standards require, that boards of directors of reporting issuers be composed of a majority of independent directors. A director is considered independent only where the board determines that the director has no material relationship with the Company. Director independence of each of the current directors is determined by the Board with reference to the requirements as set forth by Canadian securities regulators in National Instrument 52-110 – Audit Committees, the rules of the NYSE and SEC rules and regulations (collectively, the “Rules and Regulations”).

All but one of the current Board members are independent directors within the meaning of the Rules and Regulations: Messrs. Daniels, Dattels, Lynch, Watsa and Wouters, Dr. Smaldone Alsup and Ms. Disbrow. All of the independent directors are nominees for election as directors at the Meeting. Mr. Chen, who is also a nominee for election as a director at the Meeting, does not qualify as an independent director since he is currently the Executive Chair and Chief Executive Officer of the Company. The chairs of both committees of the Board, namely the CNG Committee and the Audit and Risk Management Committee, are currently independent directors within the meaning of the respective Rules and Regulations applicable to each committee.

The Company has taken steps to ensure that adequate structures and processes are in place to permit the Board to function independently of management. The independent directors met regularly without non-independent directors and members of management present during Fiscal 2023 via in-camera sessions at meeting of the Board. The independent directors of the Audit and Risk Management Committee and the CNG Committee also met in-camera at regularly scheduled quarterly meetings of each respective committee.

The Board combines the role of Chairman and Chief Executive Officer. The Board considers the combined role to be appropriate as it promotes unified leadership, fosters strategic development and execution, and optimizes information flow between management and the Board. As Executive Chair and Chief Executive Officer, Mr. Chen can communicate a clear, unified vision of the Company’s strategy to customers and investors. In addition, because the Executive Chair is not an independent director, the Company has an independent Lead Director of the Board, Mr. Watsa. The Lead Director is responsible for facilitating the effective functioning of the Board independently of management and serves as the principal liaison between the independent directors and Mr. Chen.

On an annual basis, the Lead Director administers a Board effectiveness questionnaire and a director self-evaluation form through which each director assesses the operation and performance of the Board, its committees and the committee chairs, as well as his or her own contributions as a member of the Board. The completed questionnaires and forms are reviewed by the Lead Director, who subsequently discusses with each director their respective responses and reports to the Executive Chair and to the Board on the results of the evaluation process.

Attendance at Board and Committee Meetings

The attendance record of each director for all Board and standing committee meetings held since the beginning of the Company’s most recently completed financial year is set forth under each director’s biography under “Business to be Transacted at the Meeting – Election of Directors”.

Board members are expected, to the best of their abilities, to attend all Board meetings and meetings of committees on which they serve. In Fiscal 2023, all of the current members of the Board attended 80% or more of the total meetings of the Board and their respective committees.

Attendance at the Annual and Special Meeting of Shareholders

Board members are expected, to the best of their abilities, to attend the Meeting. All directors serving at that time attended the Company’s 2022 virtual annual meeting of shareholders.

Other Director Commitments

All current directorships with other public entities for each of the Board members, as well as directorships held in the past five years, are set forth under “Business to be Transacted at the Meeting – Election of Directors.”

Mandate
The Board is ultimately responsible for supervising the management of the business and affairs of the Company and, in doing so, is required to act in the best interests of the Company. The Board discharges its responsibility directly and, in part, through the Audit and Risk Management Committee and the CNG Committee. The written mandate of the Board, which represents the Company’s corporate governance guidelines for the purposes of NYSE listing standards, is attached as Schedule A to this Management Proxy Circular and is available on the Company’s website at www.blackberry.com/us/en/company/investors/corporate-governance-global.

The Board meets regularly to review the business operations and financial results of the Company. Meetings of the Board include regular meetings with management to review and discuss specific aspects of the operations of the Company, and the independent directors of the Company meet regularly without management or management directors present.

Specific responsibilities of the Board include:

1)    promoting a culture of integrity throughout the organization;
2)    overseeing and approving the Company’s strategic initiatives and the implementation of such initiatives;
3)    overseeing the risk identification, assessment, management, monitoring and reporting activities of management to ensure the effective implementation of the Corporation’s risk management framework;
4)    overseeing the Company’s compliance activities, including in the areas of legal/regulatory compliance and corporate policies within the purview of the Board;
5)    reviewing the Company’s organizational structure and succession planning;
6)    at any time that the Board Chair is an officer or employee of the Company, monitoring the executive performance of the Board Chair and approving his or her compensation;
7)    monitoring the Chief Executive Officer’s performance (including his or her monitoring of other executive management), approving his or her compensation and reviewing the Company’s overall compensation policy for executive managers;
8)    adopting and monitoring a disclosure policy for the Company;
9)    monitoring the integrity of internal control and management information systems; and
10)    developing the Company’s approach to corporate governance.

The Board mandate also sets out other responsibilities of the Executive Chair and the Lead Director. In May 2014, the Board adopted a written position description for the Chief Executive Officer.

Risk Oversight

The Board is ultimately responsible for overseeing the Company’s risk identification, assessment, management, monitoring and reporting activities. The Board receives regular reports from the Chief Risk Officer, sets the Company’s risk appetite and evaluates the risks inherent in significant transactions. The Audit and Risk Management Committee assists the Board with risk assessment and risk management, including the Company’s policies and procedures relating to accounting, financial reporting and tax matters, and considers areas of major financial risk. The CNG Committee reviews and assesses risk arising from the Company’s compensation programs and corporate governance policies. Other information related to the oversight on risk management provided by the Board can be found under the heading “Enterprise Risk Management – Risk Governance and Oversight” in the Company’s Fiscal 2023 Annual Report on Form 10-K (“10-K”), which can be accessed at www.sec.gov and www.sedar.com.

Since June 2015, the Chief Information Officer or Chief Information Security Officer of the Company has provided regular updates to the Board on the advancing maturity of the Company’s cybersecurity program, including reports on threat monitoring, penetration testing, vulnerability remediation, encryption efforts and compliance activities. The updates also include reports on the Company’s third-party cybersecurity accreditations and certifications, including the Company’s progress toward achieving SOC 2 certification, and on the advancement of the Company’s security posture. The Company is executing on a multi-year cybersecurity resiliency improvement plan to improve processes, technology and governance to mitigate threats.

Succession Planning and Director Term Limits

The Board oversees succession planning activities that are primarily focused on the Executive Officers of the Company and addresses, among other things, position descriptions, potential internal successors and the state of readiness of such successors. The succession plan also reviews executive turnover and open or pending executive requisitions. The Board, including its CNG Committee, periodically reviews the succession plan and requires it to be updated as appropriate.

The Company has not adopted term limits for its directors or other mechanisms of Board renewal, in part because Board renewal has not been a challenge for the Company in recent years. The average tenure of the directors of the Company who are standing for re-election at the meeting is approximately 8 years and 2 months. The Board believes that the Company’s director nomination and voting process will only produce directors who are able to make a meaningful contribution.

Orientation and Continuing Education

All new directors of the Company receive a comprehensive orientation. The orientation includes: meeting the Chair of the CNG Committee, the Chair of the Board and other independent directors as part of the selection process; receiving briefing materials relating to the Company’s operations and the operations of the Board and its committees, including the Company’s Business Standards and Principles, Board mandate and committee charters; advice from the Company’s legal counsel on their legal duties, corporate and securities obligations and the Company’s corporate governance procedures and policies; and meeting with Executive Officers as appropriate in order to understand the Company’s products, operations and key functions. The orientation process will be reviewed from time to time in connection with new appointments to the Board.

Orientation also occurs as part of the regular business of the Board and its committees. A Board dinner also typically occurs on the evening preceding each quarterly Board meeting and provides the Board an opportunity to discuss the Company’s business privately (or with management invitees) in a more informal setting.

The CNG Committee’s charter formally sets out the role of the committee, including responsibility for the development and review of director orientation and continuing education programs. Education occurs as part of the regular business of the Board and its committees. See “Corporate Governance Practices – 3. CNG Committee – Nomination and Assessment of Directors” in this Management Proxy Circular for further information.

In Fiscal 2023, members of the Board or its committees received briefings on various topics, including cybersecurity, diversity, corporate governance, in-depth reviews of the industry and markets in which the Company operates, U.S. and Canadian securities law developments, and topics addressed in quarterly materials from PwC, including the Company’s implementation of new accounting standards.

2.    Audit and Risk Management Committee Report
The Audit and Risk Management Committee is comprised of Lisa Disbrow (Chair), Laurie Smaldone Alsup and Wayne Wouters, all of whom are independent within the meaning of NYSE, SEC and TSX rules and applicable Canadian securities laws. The Board has determined that Ms. Disbrow is an audit committee financial expert within the meaning of applicable SEC rules.

The Audit and Risk Management Committee met four times during Fiscal 2023, including to review the Company’s interim and annual consolidated financial statements, notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) and to make other recommendations to the Board. The Audit and Risk Management Committee has full and unrestricted access to the Company’s internal finance department to review issues as appropriate and meets independently with the external auditors of the Company on a regular basis. The Company’s internal audit function also functionally reports directly to the Audit and Risk Management Committee and administratively to the Chief Risk Officer. The Audit and Risk Management Committee also makes recommendations as to the implementation and operation of internal accounting controls and financial reporting practices and procedures.

The Board-approved charter of the Audit and Risk Management Committee is available on the Company’s website at www.blackberry.com/us/en/company/investors/corporate-governance-global. The Board has developed a written mandate for the chair of the Audit and Risk Management Committee, as set out in such committee’s charter. Other information related to the composition of the Audit and Risk Management Committee can also be found under the heading “Audit and Risk Management Committee” in the Company’s Fiscal 2023 10-K.

Pursuant to its charter, the Audit and Risk Management Committee provides assistance to the Board with respect to the oversight of (i) the integrity of the financial statements of the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditors, (iv) the compliance by the Company with legal and regulatory requirements, and (v) enterprise risk management, including risk compliance and the controls, processes and policies used by management to effectively manage the Company’s risks. The Chief Risk Officer provides regular reporting to the Board and the Audit and Risk Management Committee. Other information related to the oversight on risk management provided by the Audit and Risk Management Committee can be found under the heading “Enterprise Risk Management – Risk Governance and Oversight” in the Company’s Fiscal 2022 10-K.

Management is responsible for the Company’s financial reporting process, including its internal control over financial reporting, and for the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing opinions on the consolidated financial statements and internal control over financial reporting. The Audit and Risk Management Committee’s responsibility is to monitor and review these processes and act in an oversight capacity. The Audit and Risk Management Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit and Risk Management Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.

The Audit and Risk Management Committee discussed with PwC, the Company’s independent registered public accounting firm for Fiscal 2023, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit and Risk Management Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC communications with the Audit and Risk Management Committee concerning independence and has discussed with PwC its independence. The Audit and Risk Management Committee reviewed and discussed the audited financial statements of the Company for Fiscal 2023 with management and PwC. Based on the review and discussions noted above, the Audit and Risk Management Committee recommended to the Board that the audited financial statements of the Company be included in the Company’s Fiscal 2023 10-K.

Members of the Audit and Risk Management Committee

Lisa Disbrow (Chair), Laurie Smaldone Alsup and Wayne Wouters

3.    CNG Committee
The CNG Committee is comprised of Michael Daniels (Chair), Richard Lynch and V. Prem Watsa, all of whom are independent within the meaning of NYSE and TSX rules and applicable Canadian securities laws. The charter of the CNG Committee is approved by the Board and is available on the Company’s website at www.blackberry.com/us/en/company/investors/corporate-governance-global. The Board has developed a written mandate for the chair of the CNG Committee, as set out in such committee’s charter. The CNG Committee met four times during Fiscal 2023 and meets without management present at each of its quarterly meetings.

Mr. Daniels has served as Chair of the CNG Committee since September 2021. None of the members of the CNG Committee has ever been an officer or employee of the Company or any of its subsidiaries or indebted to the Company. No executive officer of the Company has served on the board of directors or the compensation committee of any other entity that has had any executive officers of such entity serve as a member the Board or the CNG Committee.

The Board believes that the members of the CNG Committee are qualified to fulfill the duties of the CNG Committee due to their experience and direct involvement in executive compensation decision making as outlined in the below chart, which references all current members of the CNG Committee who are standing for re-election at the Meeting. Each has an understanding of executive compensation decision making, including the underlying policies and principles and relevant market practices, as a result of their experience as senior executives at significant companies, including in many cases having ultimate responsibility for human resources and compensation. This understanding has also been garnered through their service on the CNG Committee of the Company and the compensation/pension committees at other public companies.

Member	Experience
Michael Daniels (Chair)
•Current Chairman of the board, chair of the Compensation Committee and member of the Nominating and Governance Committee of CACI International Inc
•Former member of the Human Capital and Compensation Committee and of the Nominating and Governance Committee of Mercury Systems, Inc.
•Former Chairman of the board of GlobalLogic Inc.
•Former Chairman of the board of Invincea, Inc.
•Former Chairman of the board and CEO of Mobile 365, Inc.
•Former Chairman of the board and CEO of Network Solutions, Inc.
•Former director of Sybase Inc.

Richard Lynch
•Former Executive Vice-President and Chief Technology Officer of Verizon Communications
•Former Chairman of the board and member of the Nominating and Corporate Governance Committee of Ribbon Communications
•Former Chair of the Nominating and Corporate Governance Committee and Member of the Compensation Committee of Ruckus Wireless Inc.
•Former Chairman of the board and a former member of the Executive Committee and the Nomination and Corporate Governance Committee of TranSwitch

V. Prem Watsa	•Current Chairman and Chief Executive Officer of Fairfax •Current Vice Chairman of Hamblin Watsa Investment Counsel Ltd. •Current Chairman of Fairfax India Holdings Corporation

Compensation Matters

In relation to its duties and responsibilities concerning compensation matters pursuant to its charter, the CNG Committee is primarily responsible for administering the Company’s equity-based compensation plans and reviewing, and in certain circumstances, approving and recommending for approval, the compensation packages for the Executive Officers.

The CNG Committee meets regularly each year for the purpose of reviewing the overall compensation policy for Executive Officers, as well as relevant competitive compensation data and practices. At least annually, (i) the CNG Committee shall make recommendations on Executive Chair compensation to the entire Board for its consideration and approval; (ii) the Executive Chair or the CNG Committee (in conjunction with the Executive Chair, if the Chief Executive Officer is not also the Executive Chair) shall make recommendations on Chief Executive Officer compensation to the entire Board for its consideration and approval; and (iii) the Executive Chair or the CNG Committee (in conjunction with the Executive Chair) shall review and approve the compensation packages for the direct reports to the Chief Executive Officer. The CNG Committee also evaluates the performance of the Executive Chair, and the Executive Chair or the CNG Committee shall evaluate the performance of the Chief Executive Officer (if the Chief Executive Officer is not also the Executive Chair) each year using both financial and non-financial measurements. Recommendations made by the CNG Committee on the Executive Chair’s compensation are reviewed and discussed by the independent members of the Board before final approval.

The CNG Committee has sole authority to retain independent compensation consultants to provide the committee with advice on the Company’s compensation practices as necessary or desirable. It also has the authority to approve the fees payable to any independent compensation advisor that it retains. Decisions made by the CNG Committee generally reflect factors and considerations in addition to any information and advice provided to it by any independent compensation consultant. In Fiscal 2023, the CNG Committee engaged Mercer (US) Inc. See “Executive Compensation – Key Fiscal 2023 Compensation Decisions” in this Management Proxy Circular.

Nomination of Directors

The CNG Committee is also responsible for: (i) the selection and recommendation for appointment to the Board of qualified, effective directors, (ii) the review of individual directors’ qualifications and (iii) orientation and education of new directors. The CNG Committee has the responsibility for nominating new directors. Potential nominees are identified by the CNG Committee through independent recruiting firms or by individual referrals. The selection criteria include the specific skill set and experience required on the Board at a given time, taking into account the skill sets of the other Board members, and personal characteristics, including integrity and high ethical standards, among other considerations.

The CNG Committee also assists the Lead Director in monitoring the effectiveness of the relationship between management and the Board, the effectiveness of the operation of the Board, Board committees and individual directors, and for recommending improvements to each of the above.

4.    Board Diversity
The Board recognizes the value and importance of the Board being comprised of highly talented and experienced individuals whose diverse backgrounds reflect the Company’s stakeholders, including its customers and employees and the ever-changing communities and markets in which the Corporation operates. In March 2015, the Board adopted a written Board diversity policy (the “Board Diversity Policy”) pursuant to which the Company will strive for a diverse Board and will take into account the benefits of diversity as part of its mandate to ensure an appropriate balance of necessary skills, background, experience and knowledge on the Board.

In accordance with the Board Diversity Policy, the Company will strive for a diverse Board and the CNG Committee and Executive Chair will take into account the benefits of diversity as part of its mandate to ensure an appropriate balance of necessary skills, background, experience and knowledge on the Board. When identifying candidates to recommend for appointment or election to the Board, the CNG Committee and Executive Chair will:

•    consider only individuals who are highly qualified, based on their experience, functional expertise, skills and character; and
•    take into account criteria that promote diversity, including gender, race, religion, ethnicity, sexual orientation, physical ability, geographic representation, age, and other personal characteristics as the Board may determine from time to time.

The Board Diversity Policy provides that the CNG Committee is responsible for implementing the policy and monitoring progress towards the achievement of its objectives. The CNG Committee will also review the Board Diversity Policy from time to time and may recommend changes to the policy or additional objectives, as appropriate.

The Company is mindful of the benefits of striving for a diverse Board, which include accessing a broader pool of high-quality candidates, gaining exposure to a greater variety of perspectives and ideas, promoting better corporate governance and maximizing opportunities for innovation in conducting the Company’s business. Consideration of the level of representation of women on the Board is one factor among many that plays a role in the CNG Committee’s and Executive Chair’s decision-making process. The Company is committed to diversity in the workplace and considers a multitude of factors when making executive officer appointments, including, primarily, the available talent in the industry, as well as the level of representation of women. The Company has not adopted targets regarding women on the Board or in executive officer positions. The Board believes that the combination of qualities desirable in the Company’s directors and executive officers severely restricts the availability of suitable individuals, and therefore targets have not been adopted.

Currently, two of the Board’s eight members (and two of the nominees for election at the Meeting), or 25%, are women, and two directors (and two Board nominees), or 25%, are members of visible minorities. In addition, two of the Company’s eight current executive officers, or 25%, are women and three executive officers, or 38%, are members of visible minorities.

5.    Majority Vote Policy
In March 2011, the Board adopted a Majority Vote Policy and, in December 2014, the Board approved technical amendments to the policy to conform to new provisions of the TSX Company Manual regarding majority voting. The Majority Vote Policy only applies to an “uncontested election” of Board nominees, which for the purposes of the policy means an election where the number of nominees for members of the Board is equal to the number of members to be elected. If, with respect to any Board nominee, the number of votes withheld exceeds the number of votes in favour of the nominee, then such nominee must promptly submit to the Board his or her resignation specifying that the resignation is to take effect at the time of its acceptance by the Board. The Company will disclose voting results as part of its report on voting results for the meeting.

Following the receipt of a resignation pursuant to the policy, the Board must determine as soon as possible, and in any event no later than ninety days following receipt of the resignation, whether to accept or refuse the resignation. Except in special or extenuating circumstances that would warrant the continued service of the applicable director, the Board shall accept the resignation. In considering whether to accept or refuse the resignation, the Board will consider all factors deemed relevant by members of the Board including, without limitation, any reasons stated by shareholders for withholding votes from the election of the nominee. Any nominee who tenders his or her resignation pursuant to the policy may not participate in the deliberations of the Board or any of its committees regarding his or her resignation. The Board will publish its decision regarding the resignation as soon as possible and if it refuses the resignation, it will provide the reasons for its decision.

6.    Ethical Business Conduct and Code of Business Standards and Principles
The Company maintains and follows a written code of business standards and principles (the “Code”) that applies to, and is acknowledged annually by, all of the directors, officers and employees of the Company. The Code is a statement of principles designed to promote a culture of integrity and to help ensure that the Company operates its business in an ethical and legally-compliant manner. The Code incorporates by reference a number of policies and guidelines, including the Company’s Prevention of Improper Payments Policy and Insider Trading Policy, that provide guidance to employees concerning business choices, decisions and behaviours. The Code expressly provides that acknowledgment of the Code is a condition of employment, as is completion of all assigned training related to the Code and related policies and guidelines.

The Board, through the Audit and Risk Management Committee and CNG Committee, receives reports on compliance with the Code, including regarding the Company’s annual program to have employees acknowledge that they have read, understand and will comply with the Code. The Company maintains a whistleblower program and makes whistleblower reporting available to employees and external parties via a web and telephone hotline-based system supplied and operated by a third party that specializes in such reporting systems. The system allows individuals to make whistleblower reports, including anonymously, to the Company or directly to the Chair of the Audit and Risk Management Committee via the BlackBerry EthicsLink system and enables the Company or the Chair of the Audit and Risk Management Committee, as appropriate, to follow up directly with the reporter while maintaining his or her anonymity. Employees are advised of the whistleblower program as part of the Company’s annual Code acknowledgement program. Management reports on the status of whistleblower reports to the Audit and Risk Management Committee at its quarterly meetings. The Company has not filed any material change report since the beginning of Fiscal 2023 that pertains to any conduct of a director or executive officer that constitutes a departure from the Code.

In addition, the Board is responsible for overseeing, directly and through its committees, an appropriate compliance program for the Company. The Company’s Risk Management and Compliance Council (the “RMCC”), a council of internal senior leaders which supports the Company’s enterprise risk management activities, and the Company’s Security Risk and Compliance Committee oversee and assist management in maintaining the Company’s compliance program and policies. The RMCC reports to the Chief Executive Officer and meets at least quarterly with the Chief Risk Officer serving as the Chair. The Chair of the RMCC also makes a report to the Audit and Risk Management Committee, at least quarterly, on its activities. Phil Kurtz, the Company’s Chief Legal Officer, serves as the Chief Risk Officer of the Company.

The Code is available on the Company’s website at www.blackberry.com/us/en/company/investors/corporate-governance-global, or upon request to the Corporate Secretary of the Company at its executive office, 2200 University Avenue East, Waterloo, Ontario, N2K 0A7.

7.    Environmental, Social and Governance (ESG)
The Company strives to take meaningful action to ensure that its business practices and technology platform enable a more sustainable and equitable world. The Company integrates environmental, social and governance concerns into the decisions made across its business with a view to enhancing sustainability, advancing employee equity and wellness, and supporting the communities in which it operates. The Company also works to maintain BlackBerry as a trusted brand by implementing robust compliance and integrity programs and continuing to refine its corporate governance to promote accountability, transparency and effective management. The CNG Committee is responsible for the oversight of the Company’s ESG strategy, including its relevant programs, policies and reporting.
ESG Strategy

The Company has identified climate change, water security and equality as priorities for its ESG strategy. The Company has selected the United Nations Global Compact (“UNGC”) as the core framework for its program and has committed to the ten principles of the UNGC and to advancing the United Nations Sustainable Development Goals (SDGs).

Greenhouse Gas Emissions and Waste

The Company participates in the CDP (formerly known as the Carbon Disclosure Project) and has disclosed information about its greenhouse gas emissions for over a decade.

In Fiscal 2022, the Company achieved carbon neutrality across Scope 1, Scope 2 and material Scope 3 greenhouse gas emissions, as certified by Carbonzero, and the Company maintained its carbon neutral status through Fiscal 2023. Since 2013, the Company has reduced its direct and indirect emissions by over 88%, primarily by rationalizing its office facilities and data center footprint during the Company’s transformation from being principally a smartphone vendor into a software and services company. The Company has also reduced emissions by leveraging smart building technologies, moving company and customer computing workloads to the cloud, reducing business travel, and implementing waste management solutions such as recycling stations and employee e-waste collection.

The Company has offset its remaining carbon emissions through investments in water sanitation, water access, reforestation and other projects to promote sustainability. The Company’s investments in initiatives designed to reduce or offset emissions have not, individually or in the aggregate, had a material impact on the Company’s business, results of operations or financial condition.

In recognition of its environmental programs, the Company has been selected by Mediacorp Canada as one of Canada’s Greenest Employers each year since 2016.

Community Engagement

The Company is proud to make a positive difference in the communities that it serves and demonstrates its civic commitment by partnering with universities, charitable groups and community organizations, such as the Girl Guides of Canada, to provide resources at a grassroots level.

For example, in 2021, the Company partnered with the University of Windsor to develop a first-of-its-kind flood risk and clean water monitoring solution. Based on the BlackBerry® AtHoc® critical event management platform, the solution collects and processes large amounts of sensor data and generates alerts based on the data insights. Also in 2021, the Company launched a scholarship program for Indigenous undergraduate students at the University of Waterloo.

Additionally, the Company’s employees are encouraged to be active in a wide range of local initiatives, including by volunteering with and generously donating to food banks and charities that are providing humanitarian aid to Ukraine.

Commitment to Diversity, Inclusion and Development

The Company aims to recruit, develop and retain world-class talent from a diversity of backgrounds and strives to provide a respectful and inclusive work environment where people are valued and have a sense of belonging. The Company is committed to maintaining a work environment that is free from discrimination and harassment, and support this through mandatory management training on bias, discrimination and inclusive behaviours and through development opportunities such the Company’s Women in Science, Technology, Engineering, and Mathematics (STEM) and Indigenous student awards programs. The Company does not tolerate, condone, or ignore workplace discrimination or harassment or any unlawful behavior and investigates all complaints regarding such conduct in a timely manner.

The Company respects the rights and dignity of all people and maintains a Human Rights Policy that is consistent with core tenets of the International Labour Organization's Declaration on Fundamental Principles and Rights at Work and the United Nations Universal Declaration of Human Rights. The Human Rights Policy provides the Company’s employees with consistent principles to help them assure freely chosen employment, prohibit child labor and anti-discrimination and promote freedom of association and collective bargaining in the operation of the Company’s business.

The Company encourages opportunities for its employees to broaden their scope and understanding of the business, and to build additional skills to attain their career aspirations. The Company offers career development and growth in many forms such as job shadowing, job rotation, stretch assignments, enhanced scope or responsibility, networking, lateral movement, promotions, and volunteering. Employees are supported in their growth and development through the Company’s tuition and educational reimbursement programs, subsidies for professional association memberships, global mentorship program, career planning services, and internal training programs.

Since Fiscal 2022, performance metrics based on employee diversity and representation have been included in the “Corporate Objectives” component of the Company’s short-term Variable Incentive Plan. See “Executive Compensation – Executive Compensation Decision-Making – Compensation Elements and Company Goals – Annual Incentives – VIP Annual Incentive Plan” in this Management Proxy Circular.

Working with Responsible Partners and Vendors

To reach customers across the globe with a diverse set of products and services, the Company relies on a network of distribution partners and third-party vendors. The Company’s criteria for selecting new partners include their commitment to ethical business practices, and the Company evaluates potential partners for compliance and ethics risks, including risks related to corruption, bribery, privacy and cybersecurity.

The Company has developed a Supplier Code of Conduct (the “Supplier Code”) to codify the standards that the Company expects its vendors to comply with in terms of labor, ethics, health and safety and the environment. All vendors must commit to follow the requirements of the Supplier Code when signing new or updated contracts, and the Company expects its vendors to adopt similar standards within their own supply chains with the intent of achieving a consistent approach to the management of social and environmental performance.

In addition, the Company maintains a Supplier Diversity Policy with a view to providing opportunities to diverse suppliers who satisfy the Company’s purchasing and contractual standards. Diverse suppliers include small businesses, businesses owned by veterans, minorities, or women and those in historically underutilized business zones.

The Company supplements the Supplier Code with its Responsible Minerals Policy, which requires suppliers to prohibit use of any minerals or derived metals that are illegally mined, transported or traded, and that may have contributed to armed conflict, extortion, human rights abuses or any other violation of the Supplier Code. In its procurement activities, the Company engages with its suppliers to conduct due diligence into the source of these so-called “conflict minerals” to the extent that they are necessary to the functionality or production of hardware products for the BlackBerry Radar® business.

Privacy, Data Protection and Cybersecurity

The Company integrates data privacy and security into its products, services and operations. The Company is committed to processing personal data responsibly and in compliance with applicable data protection laws in all countries in which it operates. The commitment to privacy is a core value of the Company, measured not only by compliance with both established and evolving regulatory frameworks but also in the Company’s adherence to best practices with respect to the collection, use and disclosure of personal information. The Company’s Privacy Policy is available at www.blackberry.com/us/en/legal/privacy-notice.
The Company is committed to protecting its business, customers, partners and suppliers from cyberattacks and employs its own technologies, as well as third-party solutions, to mitigate risk as threats grow in volume and evolve in sophistication. The Company’s products are certified by governments and industry experts around the world against rigorous cybersecurity requirements and are hardened against bad actors.
8.    Related Party Transactions
Directors, officers and employees are required to report any related party transactions to comply with the Code. Any director who has a material interest in a transaction or an agreement involving the Company must disclose the interest to the Board immediately and does not participate in any discussions or votes on the matter. The Audit and Risk Management Committee reviews and, as appropriate, approves any related party transactions as required by the Code.
In Fiscal 2023, there were no transactions between the Company and a related person as described in Item 404 of Regulation S-K, which defines a “related person” as: (i) a director, nominated director or executive officer of the Company, (ii) an immediate family member of a director, nominated director or executive officer, or (iii) a person who beneficially owns more than 5% of the Common Shares or a member of their immediate family.
9.    Advisory Vote on Executive Compensation
In March 2012 the Board adopted the Say on Pay Policy, a copy of which is available on the Company’s website at www.blackberry.com/us/en/company/investors/corporate-governance-global. The Say on Pay Policy is consistent with the model say on pay policy of the Canadian Coalition for Good Governance and establishes a framework for the Company to conduct an annual non-binding advisory vote by common shareholders.

Consistent with the Say on Pay Policy, the annual vote is an advisory vote only and is not binding on the Board which remains responsible for its compensation decisions and is not relieved of these responsibilities irrespective of the results of the vote. However, the Board will take the results of the vote into account, as appropriate, when considering future compensation policies, procedures and decisions and in determining whether there is a need to significantly increase their engagement with shareholders on compensation and related matters. The Company will also disclose the results of this vote as part of its report on voting results for this Meeting. See “Business to be Transacted at the Meeting – 5. Advisory Vote on Executive Compensation” in this Management Proxy Circular for additional discussion regarding the Company’s responsiveness to the Say on Pay Vote at the Company’s 2022 annual and special meeting of shareholders.

10.    Shareholder Engagement
The Company is committed to active engagement with investors and other interested parties to address shareholder-related concerns and provide public information about the Company. The Chief Financial Officer and the Vice President of Investor Relations meet regularly with investment analysts and institutional investors in Canada, the United States and internationally. Shareholders and other interested parties may provide feedback to the Company through a number of avenues, including by e-mail to investorrelations@blackberry.com and at events such as the annual shareholders’ meeting and quarterly earnings conference calls. Correspondence may also be directed to members of the Board c/o Corporate Secretary’s Office, BlackBerry Limited, 2200 University Avenue East, Waterloo, Ontario N2K 0A7 or via e-mail to corporatesecretary@blackberry.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company concerning Common Shares beneficially owned as of the Record Date by (i) each director of the Company; (ii) each named executive officer of the Company; and (iii) all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Direct[1]	Indirect[2]	Right to Acquire[3]	Total	Percentage of Class
John Chen	6,447,738	3,000,000	–	9,447,738	1.62%
Michael Daniels	26,077	–	234,853	234,853	*
Timothy Dattels	–	–	284,755	284,755	*
Lisa Disbrow	–	–	139,411	139,411	*
Richard Lynch	–	–	260,852	260,852	*
Laurie Smaldone Alsup	–	–	219,637	219,637	*
V. Prem Watsa[4]	129,000	–	249,931	378,931	*
Wayne Wouters	–	–	212,504	212,504	*
Steve Rai	52,506	–	–	52,506	*
John Giamatteo	76,485	–	–	–	*
Mattias Eriksson	36,785	–	39,063	75,848	*
Phil Kurtz	5,343	–	–		*
Directors and executive officers as a group	6,773,934	3,000,000	1,641,006	11,307,035	1.94%
* Indicates ownership of less than 1% of the outstanding Common Shares. Each of the Company’s directors and executive officers may be contacted at 2200 University Avenue East, Waterloo, Ontario, N2K 0A7.
1 Common Shares held individually or jointly with others, or in the name of a bank, broker or nominee for the individual’s account.
2 Common Shares over which directors, nominees and executive officers may be deemed to have or share voting or investment power, including shares owned by trusts and certain relatives.
3 Common Shares which directors and executive officers had a right to acquire beneficial ownership of within 60 days from the Record Date, through the conversion of stock units held under the Company’s equity-based compensation plans.
4 In addition, as of the Record Date, Fairfax and certain of its controlled subsidiaries and group companies beneficially owned approximately 46.7 million Common Shares representing approximately 8.01% of the issued and outstanding Common Shares, or approximately 101.7 million Common Shares representing approximately 15.93% of the issued and outstanding Common Shares assuming conversion of all of its 1.75% Debentures and after giving effect to the conversion. This also includes 6,791,844 shares subject to the Asset Value Loan Note, as described in Item 6 of the Form 13D/A filed by Fairfax with the SEC with respect to the Company on August 23, 2021. Mr. Watsa is the Chairman and Chief Executive Officer of Fairfax and beneficially owns shares carrying approximately 43.8% of the votes attached to all outstanding shares of Fairfax.
The following table shows ownership information for any person or company known to the directors and executive officers of the Company to beneficially own, or control or direct, directly or indirectly, 5% or more of the Common Shares as of the Record Date:

Name of Beneficial Owner	Common Shares Beneficially Owned	Percentage of Common Shares Outstanding
FIFTHDELTA LTD[1]	57,923,581	9.93%
Fairfax Financial Holdings Limited[2]	46,724,700	8.01%
PRIMECAP Management Company[3]	35,976,322	6.17%
1 Represents Common Shares beneficially owned as of December 31, 2022, based on a Schedule 13G/A filing made with the SEC on February 13, 2023. In such filing, FIFTHDELTA LTD lists its address as 15 Sackville Street., 1st Floor, London, United Kingdom W1S 3DJ, and indicates that it has shared voting and dispositive power with FIFTHDELTA Master Fund Limited with respect to 57,923,581 Common Shares.
2 Represents Common Shares beneficially owned as of the Record Date based on information Fairfax has provided to the Company. Fairfax and certain of its affiliates have shared voting and dispositive power with respect to all of the Common Shares. Fairfax’s address is 95 Wellington Street West, Suite 800, Toronto, Ontario, M5J 2N7. This also includes 906,844 shares subject to the Asset Value Loan Note, as defined and described in Item 6 of the Form 13D/A filed by Fairfax with the SEC with respect to the Company on August 23, 2021.
3 Represents Common Shares beneficially owned as of December 31, 2022, based on a Schedule 13G/A filed with the SEC on February 9, 2023. In such filing, PRIMECAP Management Company lists its address as 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105, and indicates that it has sole voting power with respect to 35,524,972 Common Shares and sole dispositive power with respect to 35,976,322 Common Shares.

ADDITIONAL INFORMATION
Copies of the following documents are available upon written request to the Corporate Secretary of the Company at 2200 University Avenue East, Waterloo, Ontario, N2K 0A7:

(i)    the Annual Report on Form 10-K containing the audited consolidated financial statements for Fiscal 2023, together with the accompanying Auditor’s Report, and the Fiscal 2021 annual MD&A; and

(ii)    this Management Proxy Circular.

Additional information relating to the Company can be found on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Financial information of the Company is provided in the Company’s audited consolidated financial statements and MD&A for the Company’s most recently completed financial year.

APPROVAL
The undersigned hereby certifies that the contents and the distribution of this Management Proxy Circular have been approved by the Board on May 5, 2023. A copy of this Management Proxy Circular has been sent to each director of the Company, each shareholder entitled to notice of the Meeting and to the auditors of the Company.

DATED at Waterloo, Ontario, the 5th day of May, 2023.

BY ORDER OF THE BOARD

(signed)    John Chen, Executive Chair

Schedule A
MANDATE OF THE BOARD OF DIRECTORS OF BLACKBERRY LIMITED

The Board of Directors (the “Board”) of BlackBerry Limited (the “Corporation”) is responsible for supervising the management of the Corporation’s business and affairs. The Board makes major policy decisions, delegates to management the authority and responsibility for the day-to-day affairs of the Corporation and reviews management’s performance and effectiveness on an ongoing basis.

From time to time, the Board may delegate certain duties and responsibilities to committees comprised of its member directors (“Directors”). The Board has formed two standing committees, an Audit & Risk Management Committee and a Compensation, Nomination & Governance Committee, to perform certain delegated duties and responsibilities in accordance with their respective charters. From time to time, the Board may also establish special committees to review and make recommendations on specific matters. Any delegation to a standing or special committee does not relieve the Board of its overall responsibilities.

The Board may engage the services of independent advisors to assist the Board in fulfilling its duties and responsibilities. Committees of the Board also may engage the services of independent advisors in accordance with their respective charters.

Meetings of the Board will be held at least quarterly and as otherwise required.

1.     RESPONSIBILITIES OF THE BOARD

In its supervision and management of the Corporation’s business and affairs, the Board has the following responsibilities:

1)    promoting a culture of integrity throughout the organization;
2)    overseeing and approving the Corporation’s strategic initiatives and the implementation of such initiatives;
3)    overseeing the risk identification, assessment, management, monitoring and reporting activities of management to ensure the effective implementation of the Corporation’s risk management framework;
4)    overseeing the Corporation’s compliance activities, including in the areas of legal/regulatory compliance and corporate policies within the purview of the Board;
5)    reviewing the Corporation’s organizational structure and succession planning;
6)    at any time that the Board Chair is an officer or employee of the Corporation, monitoring the executive performance of the Board Chair and approving his or her compensation;
7)    monitoring the Chief Executive Officer’s performance (including his or her monitoring of other executive management), approving his or her compensation and reviewing the Corporation’s overall compensation policy for executive managers;
8)    adopting and monitoring a disclosure policy for the Corporation;
9)    monitoring the integrity of internal control and management information systems; and
10)    developing the Corporation’s approach to corporate governance.

2.    BOARD CHAIR AND RESPONSIBILITIES

The Directors will elect one of the Directors to be the Board Chair. The Chair will facilitate the effective functioning of the Board and will provide leadership to the Board. The responsibilities of the Chair will include, among other things, the following:

1)    Assume primary responsibility for the effective operation of the Board;
2)    Act as liaison between the Board and the Chief Executive Officer and facilitate the proper flow of information to the Board from management;
3)    In consultation with the Chief Executive Officer, take appropriate steps to foster an effective relationship between executive management personnel and the Board;
4)    Lead the Board in monitoring and influencing strategic management;
5)    Ensure that the responsibilities of the Board are well understood by both the Board and management;
6)    Together with the other members of the Board, develop and maintain appropriate processes for the evaluation of the Chief Executive Officer and other executive management;

7)    Lead and oversee compliance with the governance policies of the Board;
8)    Together with the other members of the Board, develop and maintain procedures to regularly assess the effectiveness of the Board, its committees and individual Directors;
9)    Consult with the Board, the Lead Director (if any), the Chief Executive Officer and the Corporate Secretary to set Board agendas that are based on the responsibilities of the Board and reflect current priorities and require that materials and any information sent to the Board are appropriate and timely;
10)    Convene and chair meetings of the Board in a manner that facilitates debate and encourages Director participation;
11)    Attend committee meetings as appropriate;
12)    Communicate with Directors between meetings as appropriate;
13)    Be available for consultation and direct communication with shareholders and other stakeholders, as considered appropriate;
14)    Chair annual and special meetings of the shareholders of the Corporation; and
15)    Perform such other duties and responsibilities as may be determined by the Board from time to time.

In the event of a temporary absence of the Chair, the Lead Director or, in the absence of a Lead Director, another Director chosen by the Directors will perform the responsibilities of the Chair.

3.    LEAD DIRECTOR AND RESPONSIBILITIES

At any time that the Corporation has a Chair who is not “independent” within the meaning of applicable securities laws and stock exchange rules, the independent Directors will elect one of the independent Directors to be the Lead Director with the intent that the Lead Director will provide independent leadership to the Board. The responsibilities of the Lead Director will include, among other things, the following:
1)    Assume primary responsibility for the independence of the Board from management, and ensure that the boundaries between the Board and management are clearly understood and respected;
2)    Convene and chair sessions of the Board, including at each quarterly scheduled meeting, consisting exclusively of independent directors in a manner that facilitates debate and encourages Director participation, and consult with the Chair on any matters arising out of such sessions;
3)    Communicate with independent Directors and the Chief Executive Officer between meetings as appropriate, including with respect to Board agendas;
4)    In consultation with the Compensation, Nominating and Governance Committee and the independent Directors, develop and review the Chair’s position description and the position description of the Chief Executive Officer and lead the Board’s review and discussion of their performance; and
5)    Ensure that the Board has sufficient resources to conduct its business independently in accordance with the principles set out in this Mandate and applicable law.

In the event of a temporary absence of the Lead Director, one of the other independent Directors, as determined by a majority of the independent Directors, will perform the responsibilities of the Lead Director.

4.    INDIVIDUAL MEMBER RESPONSIBILITIES

In order to facilitate the Board fulfilling its role, each Director of the Board will:
1)    Time and Attention: Attend, to the best of their ability, all Board and committee meetings, review materials in advance of those meetings and take an active part in Board discussions.
2)    Best Practices: Strive to perform his or her duties in keeping with current and emerging corporate governance practices for directors of publicly traded corporations and the policies of the Corporation.
3)    Continuing Education: Seek to participate in at least one director education program every twenty-four (24) months to remain current in, or expand upon, areas relevant to the duties of a Director. The frequency of Director education should be reviewed from time to time to address changing standards in good corporate governance relating to continuing director education.
4)    Change of Employment Notification: Promptly notify the Board of any change in the Director’s employer or employment status to ensure that the impact on the Board, if any, and its ability to fulfill its role, can be evaluated by the Board.

5)    Limit on Board Service: Without the prior consideration and approval of the Board, refrain from serving concurrently on more than five public company boards of directors or, in the case of any Director who is an executive officer of a public company, more than two public company boards of directors other than the board of the public company of which the Director is an executive officer.
6)    Conflicts of Interest: Advise the Board of any conflicts, or potential conflicts, of interest in accordance with the Corporation’s Code of Business Standards and Principles.

5.    CONTACTING THE BOARD

Members of the Board can be contacted through the Corporate Secretary of the Corporation who may be contacted through the Corporation’s head office at:

2200 University Avenue East
Waterloo, Ontario
Canada N2K 0A7
Tel: (519) 888-7465

6.    ANNUAL REVIEW OF BOARD MANDATE

This Mandate of the Board will be reviewed annually and updated as the Board deems appropriate.

BlackBerry

Computershare

8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

Security Class

Holder Account Number

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Form of Proxy - Annual General and Special Meeting to be held on June 27, 2023

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. **Every holder of common shares of the Company ("Common Shares") has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**
2. If the Common Shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management of the Company to the holder.
5. **The Common Shares represented by this proxy will be voted or withheld from voting as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted FOR the matters listed in items 1-4.**
6. The Common Shares represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the Common Shares will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.
8. This proxy should be read in conjunction with the accompanying Notice of Meeting and Management Proxy Circular of the Company.

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Proxies submitted must be received by 2:00 p.m., Eastern Time, on June 23, 2023.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- **Smartphone?** Scan the QR code to vote now.

To Receive Documents Electronically

- You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com.

To Virtually Attend the Meeting

- You can attend the meeting virtually by visiting the URL provided on the back of this document.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

01WZZA

Appointment of Proxyholder

I/We being holder(s) of securities of BlackBerry Limited (the "Company") hereby appoint: John Chen, Executive Chair and Chief Executive Officer of the Company, or failing this person, V. Prem Watsa, Lead Director of the Board of Directors of the Company (the "Management Nominees")

OR

Print the name of the person you are appointing if this person is someone other than John Chen or V. Prem Watsa.

Note: If completing the appointment box above YOU MUST go to https://www.computershare.com/blackberry and provide Computershare with the name and email address of the person you are appointing. Computershare will use this information ONLY to provide the appointee with a user name to gain entry to the online meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, FOR the matters listed in items 1-4) and on all other matters that may properly come before the Annual General and Special Meeting of shareholders (the "Meeting") of the Company to be held online at https://web.lumiagm.com/403247511, on June 27, 2023 at 1:00 p.m. (Eastern Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01. John Chen	☐	☐	02. Michael A. Daniels	☐	☐	03. Timothy Dattels	☐	☐
04. Lisa Disbrow	☐	☐	05. Richard Lynch	☐	☐	06. Laurie Smaldone Alsup	☐	☐
07. V. Prem Watsa	☐	☐	08. Wayne Wouters	☐	☐			

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	For	Withhold
2. Re-appointment of Auditors Resolution approving the re-appointment of PricewaterhouseCoopers LLP as auditors of the Company and authorizing the Board of Directors to fix their remuneration.	☐	☐

	For	Against	Abstain
3. Approval of Unallocated Entitlements under the DSU Plan Resolution approving the unallocated entitlements under the Company's Deferred Share Unit Plan for directors as disclosed in the Management Proxy Circular for the Meeting.	☐	☐	☐

	For	Against	Abstain
4. Advisory Vote on Executive Compensation Non-binding advisory resolution that the shareholders accept the Company's approach to executive compensation as disclosed in the Management Proxy Circular for the Meeting.	☐	☐	☐

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Signature of Proxyholder

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management.**

Signature(s)

Date

MM / DD / YY

Interim Financial Statements – Mark this box if you would like to receive Interim Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Financial Statements – Mark this box if you would like to receive the Annual Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

RIMQ 351772 AR1

01X00B